                                  EXHIBIT 99.1
                      BRISTOL HOTEL MANAGEMENT CORPORATION
                                   401(k) PLAN

                            Effective January 1, 1998

                BRISTOL HOTEL MANAGEMENT CORPORATION 401(k) PLAN

                                TABLE OF CONTENTS

ARTICLE                                                                             PAGE
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
ARTICLE I      DEFINITIONS                                                            1

     1.1       Definitions                                                            1

ARTICLE II     ELIGIBILITY                                                           19

     2.1       Initial Eligibility Requirements                                      19
     2.2       Treatment of Interruptions of Service                                 19
     2.3       Change in Employee Status                                             20
     2.4       Other Change in Status                                                21

ARTICLE III    CONTRIBUTIONS                                                         22

     3.1       Before-Tax Contributions                                              22
     3.2       Deferral Elections                                                    23
     3.3       Matching Contributions                                                24
     3.4       Supplemental Contributions                                            24
     3.5       Form of Contributions                                                 24
     3.6       Timing of Contributions                                               25
     3.7       Contingent Nature of Company Contributions                            25
     3.8       Restoration Contributions                                             25

ARTICLE IV     ROLLOVERS AND TRANSFERS BETWEEN PLANS                                 26

     4.1       Rollover Contributions                                                26
     4.2       Transfer Contributions                                                26
     4.3       Mergers and Spin-offs to Other Plans                                  27

ARTICLE V      PARTICIPANTS' ACCOUNTS; CREDITING
                 AND ALLOCATIONS                                                     28

     5.1       Establishment of Participants' Accounts                               28
     5.2       Allocation and Crediting of Before-Tax, Matching,
                 Discretionary Matching Rollover and
                 Transfer Contributions                                              28
     5.3       Allocation and Crediting of Supplemental Contributions                28
     5.4       Allocation of Forfeitures                                             30


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                BRISTOL HOTEL MANAGEMENT CORPORATION 401(k) PLAN

                         TABLE OF CONTENTS (CONTINUED)


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ARTICLE                                                                             PAGE
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
     5.5       Allocation and Crediting of Investment Experience                     30
     5.6       Notice to Participants of Account Balances                            31
     5.7       Good Faith Valuation Binding                                          31
     5.8       Errors and Omissions in Accounts                                      31

ARTICLE VI     CONTRIBUTION AND SECTION 415 LIMITATIONS AND
                 NONDISCRIMINATION REQUIREMENTS                                      32

     6.1       Deductibility Limitations                                             32
     6.2       Maximum Limitation on Elective Deferrals                              32
     6.3       Nondiscrimination Requirements for Before-Tax Contributions           33
     6.4       Nondiscrimination Requirements for Matching Contributions
                 and Discretionary Matching Contributions                            35
     6.5       Multiple Use of Tests                                                 37
     6.6       Order of Application                                                  38
     6.7       Code Section 415 Limitations on Maximum Contributions                 39
     6.8       Construction of Limitations and Requirements                          43

ARTICLE VII    INVESTMENTS                                                           44

     7.1       Establishment of Trust Account                                        44
     7.2       Investment Funds                                                      44
     7.3       Participant Direction of Investments                                  45
     7.4       Valuation                                                             47
     7.5       Bristol Stock                                                         47
     7.6       Purchase of Life Insurance                                            48
     7.7       Voting and Tender Offer Rights with Respect to Investment Funds       48
     7.8       Fiduciary Responsibilities for Investment Directions                  48

ARTICLE VIII   VESTING IN ACCOUNTS                                                   49

     8.1       Immediate 100% Vesting for Certain Accounts                           49
     8.2       Matching Contribution Accounts                                        49
     8.3       Timing of Forfeitures and Vesting after Restoration Contributions     50
     8.4       Amendment to Vesting Schedule                                         51




                BRISTOL HOTEL MANAGEMENT CORPORATION 401(k) PLAN

                         TABLE OF CONTENTS (CONTINUED)

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ARTICLE                                                                             PAGE
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
ARTICLE IX     BENEFIT PAYMENTS UPON SEPARATION FROM
                SERVICE FOR REASONS OTHER THAN DEATH                                 52

     9.1       Benefits Payable Upon Separation From Service                         52
     9.2       Distributions From Accounts Other Than Prior Pension
                Plan Account                                                         55
     9.3       Distributions From Prior Pension Plan Account
                For Reasons Other Than Death                                         57
     9.4       Cash-Out Payment of Benefits                                          60
     9.5       Assets Distributed; Effect of Outstanding Loans                       60
     9.6       Qualified Domestic Relations Orders                                   60
     9.7       Unclaimed Benefits                                                    61
     9.8       Claims                                                                61
     9.9       Explanation of Rollover Distributions                                 62

ARTICLE X      DEATH BENEFITS                                                        63

    10.1       Determination of Death Benefits                                       63
    10.2       Non-Annuity Form of Distribution                                      63
    10.3       Payment of Survivor Benefits From Prior Pension Plan Account          64
    10.4       Election of Optional Payment Form From Prior Pension
                Plan Account                                                         64
    10.5       Commencement of Survivor Benefits                                     65
    10.6       Cash-Out Payment of Survivor Benefits                                 65
    10.7       Death During Suspension of Benefits                                   65
    10.8       Joint Annuitant and Beneficiary Designation                           65
    10.9       Survivor Benefit Notice                                               66

ARTICLE XI     WITHDRAWALS AND LOANS                                                 67

    11.1       Withdrawals After Age 59-1/2                                          67
    11.2       Hardship Withdrawals                                                  67
    11.3       Withdrawals Before Age 59-1/2 Not on Account of Hardship              68
    11.4       Post-Termination Withdrawals                                          69


                                      iii
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                BRISTOL HOTEL MANAGEMENT CORPORATION 401(k) PLAN

                         TABLE OF CONTENTS (CONTINUED)

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ARTICLE                                                                             PAGE
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
    11.5       Order of Withdrawals                                                  69
    11.6       Election to Withdraw                                                  69
    11.7       Payment of Withdrawals                                                69
    11.8       Effect of Outstanding Loans                                           70
    11.9       Loans to Participants                                                 70

ARTICLE XII    ADMINISTRATION                                                        74

    12.1       Administrative Committee; Appointment and Term of Office              74
    12.2       Organization of Administrative Committee                              74
    12.3       Powers and Responsibility                                             74
    12.4       Records of Administrative Committee                                   75
    12.5       Reporting and Disclosure                                              76
    12.6       Construction of the Plan                                              76
    12.7       Assistants and Advisors                                               76
    12.8       Investment Committee                                                  77
    12.9       Direction of Trustee                                                  78
    12.10      Bonding                                                               78
    12.11      Indemnification                                                       78

ARTICLE XIII   ALLOCATION OF AUTHORITY AND RESPONSIBILITIES                          79

    13.1       Controlling Company and Board                                         79
    13.2       Administrative Committee                                              80
    13.3       Investment Committee                                                  80
    13.4       Trustee                                                               80
    13.5       Limitations on Obligations of Fiduciaries                             80
    13.6       Delegation                                                            80
    13.7       Multiple Fiduciary Roles                                              80

ARTICLE XIV    AMENDMENT, TERMINATION AND ADOPTION                                   81

    14.1       Amendment                                                             81
    14.2       Termination                                                           81
    14.3       Adoption of the Plan by a Participating Company                       82
    14.4       Merger, Consolidation and Transfer of Assets or Liabilities           84


                                       iv
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                BRISTOL HOTEL MANAGEMENT CORPORATION 401(k) PLAN

                         TABLE OF CONTENTS (CONTINUED)

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ARTICLE                                                                             PAGE
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
ARTICLE XV     TOP-HEAVY PROVISIONS                                                  85

    15.1       Top-Heavy Plan Years                                                  85
    15.2       Determination of Top-Heavy Status                                     85
    15.3       Top-Heavy Minimum Contribution                                        88
    15.4       Top-Heavy Minimum Vesting                                             90
    15.5       Adjustments in Code Section 415 Limitations for Top-Heavy Plans       90
    15.6       Special Effective Date                                                90
    15.7       Construction of Limitations and Requirements                          91

ARTICLE XVI    MISCELLANEOUS                                                         92

    16.1       Nonalienation of Benefits and Spendthrift Clause                      92
    16.2       Headings                                                              93
    16.3       Construction, Controlling Law                                         93
    16.4       No Contract of Employment                                             93
    16.5       Legally Incompetent                                                   93
    16.6       Heirs, Assigns and Personal Representatives                           93
    16.7       Title to Assets, Benefits Supported Only By Trust Fund                93
    16.8       Legal Action                                                          94
    16.9       No Discrimination                                                     94
    16.10      Severability                                                          94
    16.11      Exclusive Benefit; Refund of Contributions                            94
    16.12      Special Effective Dates                                               95
    16.13      Predecessor Service                                                   95
    16.14      Plan Expenses                                                         95

SIGNATURES                                                                           96

SCHEDULE A                                                                            A

SCHEDULE B                                                                            B

SCHEDULE C                                                                            C

                BRISTOL HOTEL MANAGEMENT CORPORATION 401(k) PLAN

         Effective as of 12 midnight on the 1st day of January, 1998, Bristol Hotel Management Corporation (the "Controlling Company"), hereby merges the Bristol Hotel Management Corporation Profit Sharing Plan (the "Bristol Plan") and the Bristol Hotel Management Corporation Profit Sharing Plan for Former Employees of Holiday Inn and renames the merged plan as the Bristol Hotel Management Corporation 401(k) Plan (the "Plan").

                              STATEMENT OF PURPOSE

         A. The merged Plan is being amended and restated effective as of January 1, 1998, and is intended to cover eligible employees of Bristol Hotel Management Corporation.

         B. The primary purpose of the Plan is to recognize the contributions made to the Controlling Company and any Participating Company by eligible employees and to reward those contributions by providing eligible employees with an opportunity to accumulate savings for their future security.

         C. The Controlling Company intends that the Plan be a profit sharing plan qualified under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended.

                             STATEMENT OF AGREEMENT

         To amend and restate the Plan with the purposes and goals as hereinabove described, the Controlling Company hereby sets forth the terms and provisions as follows:

                                    ARTICLE I

                                   DEFINITIONS


SECTION 1.1       DEFINITIONS.

For purposes of the Plan, the following terms, when used with an initial capital letter, shall have the meanings set forth below unless a different meaning plainly is required by the context.

         (a) Account shall mean, with respect to a Participant, Joint Annuitant or Beneficiary, the amount of money or other property in the Trust Fund, as is evidenced by the last balance posted in accordance with the terms of the Plan to the account record established for such Participant, Joint Annuitant or Beneficiary. The Administrative Committee, as required by the terms of the Plan and otherwise as it deems necessary or desirable in its sole discretion, may establish and maintain separate subaccounts for each Participant, Joint Annuitant and Beneficiary, provided allocations are made to such subaccounts in the manner described in Article V of the Plan. "Account" shall refer to the aggregate of all separate subaccounts or to individual, separate subaccounts, as may be appropriate in context.

         (b) ACP or Average Contribution Percentage shall mean, with respect to a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group and rounded to the nearest 1/100th of a percent) of (i) the total of the amount of Matching Contributions and Discretionary Matching Contributions and, to the extent designated by the Administrative Committee, the Before-Tax and/or Supplemental Contributions (excluding Before-Tax and Supplemental Contributions counted for purposes of Section 6.3 and any Contributions returned to a Participant or otherwise removed from his Account to correct excess Annual Additions) actually paid to the Trustee on behalf of each such Participant for a specified Plan Year, to (ii) such Participant's Compensation for such specified Plan Year. If a Highly Compensated Employee participates in the Plan and one or more other plans of any Affiliates to which matching contributions are made (other than a plan for which aggregation with the Plan is not permitted), the matching contributions made with respect to such Highly Compensated Employee shall be aggregated for purposes of determining his ACP. The ACP shall be rounded to the nearest 1/100th of a percent and shall be calculated in a manner consistent with the terms of Code Section 401(m) and the regulations promulgated thereunder. If a Participant is eligible to participate in the Plan for all or a portion of a Plan Year by reason of satisfying the eligibility requirements of Article II, but makes no Before-Tax Contributions which are taken into account (as described above) for purposes of calculating his ACP, and if he receives no allocations of Matching Contributions, Discretionary Matching Contributions or Supplemental Contributions which are taken into account (as described above) for purposes of calculating his ACP, such Participant's ACP for such Plan Year shall be zero. Notwithstanding anything to the contrary contained herein, for purposes of determining the ACP for the first Plan Year for the Active Participants who are not Highly Compensated Employees, rules similar to the rules of Code Section 401(k)(3)(E) shall apply (see Section 1.1 (f) of this Plan).

         (c)      ACP Tests shall mean the nondiscrimination tests described in
                  Section 6.4.

         (d) Active Participant shall mean, for any Plan Year (or any portion thereof), any Covered Employee who, pursuant to the terms of Article II, has been admitted to, and not removed from, active participation in the Plan since the last date his employment commenced or recommenced.

         (e) Administrative Committee shall mean the committee which shall act on behalf of the Controlling Company to administer the Plan as provided in Article XII. The Administrative Committee shall be the plan administrator, as that term is defined in Code Section 414(g); provided, the Controlling Company may act in lieu of the Administrative Committee as it deems appropriate or desirable.

         (f) ADP or Actual Deferral Percentage shall mean, with respect to a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group and rounded to the nearest 1/100th of a percent) of
                  (i) the total of the amount of Before-Tax Contributions (excluding Before-Tax Contributions, if any, designated by the Administrative Committee to be taken into account under
                  Section 6.4(c)(1) to help satisfy the ACP Tests, or returned to a Participant to correct excess Annual Additions) and, to the extent designated by the Administrative Committee, the Supplemental Contributions [excluding Supplemental Contributions counted for purposes of Section 6.4(c)] actually paid to the Trustee on behalf of each such Participant for a specified Plan Year, to (ii) such Participant's Compensation for such specified Plan Year. If a Highly Compensated Employee participates in the Plan and one or more other plans of any Affiliates to which before-tax contributions are made (other than a plan for which aggregation with the Plan is not permitted), the before-tax contributions made with respect to such Highly Compensated Employee shall be aggregated for purposes of determining his ADP. The ADP shall be rounded to the nearest 1/100th of a percent and shall be calculated in a manner consistent with the terms of Code Section 401(k) and the regulations promulgated thereunder. If a Participant is eligible to participate in the Plan for all or a portion of a Plan Year by reason of satisfying the eligibility requirements of Article II but makes no Before-Tax Contributions and receives no allocation of Supplemental Contributions, which the Administrative Committee takes into account for purposes of the ADP Tests, such Participant's ADP for such Plan Year shall be zero percent. Notwithstanding anything herein to the contrary, if the Plan is determined not to be "successor plan" within the meaning of Code Section 401(k)(3)(E), in the case of the first Plan Year, the amount taken into account as the ADP for the Active Participants who are not Highly Compensated Employees for the proceeding Plan Year shall be: (i)

                  3 percent or (ii) if the Controlling Company makes an election under Code Section 401(k)(3)(E)(ii), the ADP for the Active Participants who are not Highly Compensated Employees determined for such first Plan Year.

         (g)      ADP Tests shall mean the nondiscrimination tests described in
                  Section 6.3.

         (h) Affiliate shall mean, as of any date, (i) a Participating Company, and (ii) any company, person or organization which, on such date, (A) is a member of the same controlled group of corporations [within the meaning of Code Section 414(b)] as is a Participating Company; (B) is a trade or business (whether or not incorporated) which controls, is controlled by or is under common control [within the meaning of Code Section 414(c)] with a Participating Company; (C) is a member of an affiliated service group [as defined in Code Section 414(m)] which includes a Participating Company; or (D) is required to be aggregated with a Participating Company pursuant to regulations promulgated under Code Section 414(o); provided, solely for purposes of Section 6.7, the term "Affiliate" as defined in this Section shall be deemed to include corporations that would be Affiliates if the phrase "more than 50 percent" were substituted for the phrase "at least 80 percent" in each place the latter phrase appears in Code
                  Section 1563(a)(1).

         (i) After-Tax Contributions Account shall mean the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to his after-tax contributions made to the Holiday Inn Plan.

         (j)      Annual Addition shall mean the sum of the amounts described in
                  Section 6.7(d)(1).

         (k) Basic Before-Tax Contributions shall mean the amounts paid by each Participating Company to the Trust Fund at the election of Participants, all pursuant to the terms of Section 3.1(a).

         (l) Before-Tax Account shall mean the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to his Basic and Supplemental Before-Tax Contributions.

         (m) Before-Tax Contributions shall mean the Basic and Supplemental Before-Tax Contributions made by each Participating Company to the Trust Fund at the election of Participants, all pursuant to the terms of Section 3.1(a).

         (n) Beneficiary shall mean the person(s) designated in accordance with Section 10.8 to receive any death benefits that may be payable under the Plan upon the death of a Participant.

         (o) Benefit Commencement Date shall mean the date benefits are scheduled to commence as described in Section 9.1(b)(1) or
                  Section 9.1(b)(2), as applicable.

         (p) Board shall mean board of directors of the Controlling Company. A reference to the board of directors of any other Participating Company shall specify it as such.

         (q) Break in Service shall mean, with respect to an Employee, any year during which such Employee fails to complete more than 500 Hours of Service; provided, a Break in Service shall not be deemed to have occurred during any period for which he is granted a Leave of Absence if he returns to the service of an Affiliate within the time permitted as set forth in the Plan. A Break in Service shall be deemed to have commenced on the first day of the year in which it occurs.

                  For purposes of determining whether or not an Employee has incurred a Break in Service, an Employee absent from work due to a Maternity or Paternity Leave shall be credited with (i) the number of Hours of Service with which he normally would have been credited but for the Maternity or Paternity Leave, or (ii) if the Administrative Committee is unable to determine the hours described in (i), 8 Hours of Service for each day of absence included in the Maternity or Paternity Leave; provided, the maximum number of Hours of Service credited for purposes of this Section shall not exceed 501 hours. Hours of Service so credited shall be applied only to the year in which the Maternity or Paternity Leave begins, unless such Hours of Service are not required to prevent the Employee from incurring a Break in Service, in which event such Hours of Service shall be credited to the Employee in the immediately following year. No Hour of Service shall be credited due to Maternity or Paternity Leave as described in this Section unless the Employee furnishes proof satisfactory to the Administrative Committee (A) that his absence from work was due to a Maternity or Paternity Leave and (B) of the number of days he was absent due to the Maternity or Paternity Leave. The Administrative Committee shall prescribe uniform and nondiscriminatory procedures by which to make the above determinations.

                  As used in this Section, the term "year" shall mean the same 12-month period as forms the basis for determining a Year of Eligibility Service or a Year of Vesting Service, as applicable.

         (r) Bristol Stock shall mean common stock of Bristol Hotel Company, par value $.01.

         (s) Business Day shall mean each day on which the Trustee operates, and is open to the public, for its business. If more than one trust is used as a funding vehicle for the Plan, Business Day shall be determined by reference to the institutional Trustee; provided, if there is more than one institutional Trustee, the Administrative Committee shall designate and specify the institutional Trustee with respect to which Business Day shall be determined.

         (t) Code shall mean the Internal Revenue Code of 1986, as amended, and any succeeding federal tax provisions.

         (u) Company Contribution Account shall mean the separate subaccount, or combination of subaccounts, established and maintained on behalf of a Participant or his Beneficiary to reflect his interest in the Trust Fund attributable to Company Contributions.

         (v) Company Contributions shall mean Before-Tax, Matching, Discretionary Matching and Supplemental Contributions made by the Participating Companies pursuant to the terms of the Plan.

         (w)      Compensation shall have the meaning set forth in subsection
                  (1), (2), (3) or (4) hereof, whichever is applicable; provided, in no event shall the annual compensation taken into account under the Plan for the Plan years beginning after December 31, 1993 exceed $150,000 (as adjusted by the Secretary of the Treasury under Code Section 401(a)(17) for cost of living increases).

                  (1) Benefit Compensation. For purposes of determining the amount of Before-Tax Contributions in Section 3.1 and Matching Contributions and Discretionary Matching Contributions in Section 3.3, "Compensation" shall mean, for any Plan Year, such Participant's compensation for the Plan Year or portion of Plan Year during which the Participant is eligible to participate in the Plan paid by a Participating company reportable for Federal income tax purposes on IRS Form W-2 plus the amount of the Participant's elective deferrals as defined in Section 402(g)(3) and any deferrals made pursuant to Code Section 125 and nonqualified deferred compensation plans of the Participating Companies.

                  (2)      Section 415 Compensation. Solely for purposes of
                           Section 6.1 (relating to maximum deductible contribution limitations under Code Section 404),
                           Section 6.7 (relating to maximum contribution and benefit limitations under Code Section 415) and
                           Section 14.4 (relating to minimum Contributions under a Top-Heavy Plan), "Compensation" shall mean, with respect to a Participant for a specified period all such Participant's compensation paid by Affiliates, that is reportable for Federal income tax purposes on IRS Form W-2. Effective January 1, 1998, "Compensation" as determined hereunder shall also include any elective deferrals as defined in Section 402(g)(3) and any deferrals made pursuant to Code
                           Section 125.

                  (3) Testing Compensation. For purposes of performing discrimination testing to ensure compliance with Code
                           Section 401(a)(4), Section 401(k) and Section 401(m), the allocation of Supplemental Contributions in
                           Section 5.3, and for all other purposes except those set forth in subsections (1) and (2) hereof, "Compensation" generally shall be defined as the amount determined under subsection (2) hereof; provided, on a plan year-by-plan year basis, the Administrative Committee may elect to use any other definition that satisfies the nondiscrimination requirements of Code Section 414(s) to perform the discrimination testing referred to above.

                  (4) Expatriate Compensation. For purposes of determining the Compensation of an Employee described in Section 1.1(pp), "Compensation" shall include all remuneration paid to such individual by or for his foreign affiliate employer (for which an agreement under Code Section 3121(1) is in effect), to the extent that such remuneration would have been treated as "Compensation" if his services had been performed for the Controlling Company.

         (x) Contributions shall mean, individually or collectively, the Before-Tax, Matching, Discretionary Matching, Supplemental, Rollover and Transfer Contributions permitted under the Plan.

         (y) Controlling Company shall mean Bristol Hotel Management Corporation and its successors which adopt the Plan.

         (z)      Covered Employee shall mean an Employee other than:

                  (1) An Employee who is a "leased employee" within the meaning of Code Section 414(n);

                  (2) An Employee who is a member of a collective bargaining unit, unless the terms of the collective bargaining agreement between the Participating Company of the Employee and the bargaining unit require that the Employee be eligible to participate in the Plan;

                  (3) An Employee who is a nonresident alien who receives no earned income from an Affiliate which constitutes income from sources within the United States; or

                  (4) An Employee who is determined by a Participating Company to be an on-call or special project employee, such that he has no regular duties but works only at such time(s) as a Participating Company requests that he provide services, generally for a particular project, including employees classified as "banquet extra employees."

         (aa) Deferral Election shall mean an election by an Active Participant directing the Participating Company of which he is an Employee to withhold a percentage of his current Compensation from his paychecks and to contribute such withheld amount to the Plan as Before-Tax Contributions, all as provided in Section 3.1.

         (bb) Defined Benefit Minimum shall mean the minimum benefit level as described in Section 14.4(d).

         (cc)     Defined Benefit Plan shall mean a plan described in
                  Section 6.7(d)(2).

         (dd) Defined Benefit Plan Fraction shall mean the fraction described in Section 6.7(d)(3).

         (ee) Defined Contribution Minimum shall mean the minimum contribution level as described in Section 14.4(c).

         (ff)     Defined Contribution Plan shall mean a plan described in
                  Section 6.7(d)(4).

         (gg) Defined Contribution Plan Fraction shall mean the fraction described in Section 6.7(d)(5).

         (hh) Determination Date shall mean the date described in Section 14.2(b)(1).

         (ii) Disability or Disabled shall mean that a Participant is, in the opinion of the Administrative Committee, wholly prevented from engaging in any substantially gainful activity, by reason of a medically-determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration. In determining whether a Participant has suffered a Disability, the Administrative Committee may require such medical proof as it deems necessary, including the certificate of one or more licensed physicians selected by the Administrative Committee. The decision of the Administrative Committee as to Disability shall be final and binding.

         (jj) Discretionary Matching Contributions shall mean the amounts paid by each Participating Company to the Trust Fund as an additional discretionary match to Participant's Basic Before-Tax Contribution pursuant to Section 3.3(b).

         (kk) Effective Date shall mean January 1, 1998, the date that this merged Plan generally shall be effective; provided, any effective date specified herein for any provision, if different from the "Effective Date," shall control. The effective date of participation in the Plan for each Participating Company shall be the date set forth with respect to the Participating Company in Schedule A hereto.

         (ll) Elective Deferrals shall mean, with respect to a Participant for any calendar year, the total amount of his Before-Tax Contributions plus such other amounts as shall be determined pursuant to the terms of Code Section 402(g)(3).

         (mm) Eligible Participant shall mean, for any Plan Year, any Active Participant who (i) has a Deferral Election for Before-Tax Contributions in place on the last day of such Plan Year, and
                  (ii) is in the active employ of an Affiliate on the last day of such Plan Year.

         (nn) Eligible Retirement Plan shall mean a plan which is a defined contribution plan, the terms of which permit the acceptance of rollover distributions and which is either (i) an individual retirement account described in Code Section 408(a), (ii) an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), (iii) a qualified trust described in Code Section 401(a) and exempt from tax under Code Section 501(a), or (iv) an annuity plan described in Code
                  Section 403(a). In the case of a distribution to the Surviving Spouse, Eligible Retirement Plan shall mean the Plan described in either clause (i) or (ii) hereof.

         (oo) Eligible Rollover Distribution shall mean any distribution to an employee of all or any portion of the balance to his credit in a qualified trust (including any distribution to a Participant of all or any portion of his Account); provided, an employee's "Eligible Rollover Distribution" shall not include (i) any distribution which is one of a series of substantially equal periodic payments made, not less frequently than annually, (A) for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of the employee and his beneficiary, or (B) for a specified period of 10 years or more, (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9), (iii) the portion of any distribution that is not includable in gross income of the employee and (iv) distributions which total less than $200 in a Plan Year.

         (pp)     Employee shall mean:

                  (1) General Definition. Any individual who is employed by a Participating Company (including officers, but excluding independent contractors and directors who are not officers or otherwise employees) and shall include leased employees of a Participating Company within the meaning of Code Section 414(n). Notwithstanding the foregoing, if leased employees constitute 20 percent or less of a Participating Company's nonhighly compensated work force within the meaning of Code Section 414(n)(5)(C)(ii), the term "Employee" shall not include those leased employees covered by a plan described in Code Section 414(n)(5)(B).

                  (2) Expatriates. Any individual who is a citizen or resident of the United States, who is an employee of a foreign affiliate of the Controlling Company [as that term is defined in Code Section 3121(l)(6)] and who receives remuneration from the Controlling Company, if both of the following requirements are satisfied: (i) a Participating Company has entered into an agreement under Code Section 3121(l) which applies to the foreign affiliate of which such individual is an employee, and (ii) no contributions under a funded plan of deferred compensation are provided by any other person with respect to the remuneration paid to such individual by, or on behalf of, the foreign affiliate.

         (qq) Employment Date shall mean the date that an Employee first performs an Hour of Service for an Affiliate.

         (rr) Entry Date shall mean the first day of every January and July during the period in which the Plan remains in effect.

         (ss) ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

         (tt) Forfeiture shall mean for any Plan Year, the dollar amount of an Account of a former Employee that is removed from the Account during such Plan Year.

         (uu) Highly Compensated Employee shall mean an employee of an Affiliate who is described in subsections (1)(A) or (B) below, as modified by subsections (2), (3), and (4) hereof:

                  (1)      General Rule.

                           (A) An employee who at any time during the current Plan Year or the immediately preceding Plan Year owned [or was considered as owning within the constructive ownership rules of Code Section 318 as modified by Code Section 416(i)(1)(B)(iii)] more than 5 percent of the outstanding stock of a corporate Affiliate or stock possessing more than 5 percent of the total combined voting power of all stock of a corporate Affiliate or more than 5 percent of the capital or profits interest in a noncorporate Affiliate; or

                           (B) An employee who at any time during the immediately preceding Plan Year:

                                    (i)      received Compensation from an
                                             Affiliate in excess of $80,000 (as
                                             adjusted by the Internal Revenue
                                             Service under Code Section 414(q)
                                             [which references Code Section
                                             415(d), except that the base period
                                             shall be the calendar quarter
                                             ending September 30, 1996] and the
                                             regulations promulgated thereunder
                                             for cost of living increases);

                                    (ii)     and, if elected by the Controlling
                                             Company, was for the Plan Year
                                             within the group consisting of the
                                             most highly compensated 20 percent
                                             of the employees of all Affiliates
                                             (determined on the basis of
                                             "Compensation" as defined in
                                             Section 1.1(w)(3)).

                  (2)      Excluded Employees. For purposes of subsection
                           (1)(B)(ii) hereof, the following may be excluded when determining the most highly compensated 20 percent of the employees of an Affiliate:

                           (A) employees who have not completed 6 months of service;

                           (B) employees who normally work fewer than 17-1/2 hours per week;

                           (C) employees who normally work during not more than 6 months during any Plan Year;

                           (D)      employees who have not attained age 21; and

                           (E) employees who are included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and an Affiliate.

                  (3) Former Employees. For purposes of this Section, a former employee shall be treated as a Highly Compensated Employee if (i) the former employee was a Highly Compensated Employee at the time the employee separated from service with all Affiliates or (ii) the former employee was a Highly Compensated Employee at any time after he attained age 55.

                  (4) Nonresident Aliens. For purposes of this Section, nonresident aliens who receive no earned income from an Affiliate which constitutes income from sources within the United States [as described in Code
                           Section 414(q)(8)] shall not be treated as employees.

                  (5) Compliance with Code Section 414(q). The determination of who is a "Highly Compensated Employee," including all of the parts of that definition, shall be made in accordance with Code
                           Section 414(q) and the regulations promulgated thereunder.

         (vv) Holiday Inn Plan shall mean the Holiday Inns, Inc. Savings and Retirement Plan.

         (ww) Hour of Service shall mean the increments of time described in subsection (1) hereof, as modified by subsections (2), (3) and
                  (4) hereof:

                  (1)      General Rule.

                           (A) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Affiliate during the applicable computation period;

                           (B) Each hour for which an Employee is paid, or entitled to payment, by an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or Leave of Absence; provided:

                                    (i)      No more than 501 Hours of Service
                                             shall be credited under this
                                             subsection (2) to an Employee for
                                             any single continuous period during
                                             which he performs no duties as an
                                             employee of an Affiliate (whether
                                             or not such period occurs in a
                                             single computation period);

                                    (ii)     An hour for which an Employee is
                                             directly or indirectly paid, or
                                             entitled to payment, on account of
                                             a period during which he performs
                                             no duties as an employee of an
                                             Affiliate shall not be credited as
                                             an Hour of Service if such payment
                                             is made or due under a plan
                                             maintained solely to comply with
                                             applicable workers' compensation,
                                             unemployment compensation or
                                             disability insurance laws; and

                                    (iii)    Hours of Service shall not be
                                             credited to an Employee for a
                                             payment which solely reimburses
                                             such Employee for medical or
                                             medically related expenses incurred
                                             by him.

                                    For purposes of this subsection (2), a
                                    payment shall be deemed to be made by or due from an Affiliate regardless of whether such payment is made by or due from an Affiliate directly, or indirectly through, among others, a trust fund or insurer, to which the Affiliate contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular employees or are on behalf of a group of employees in the aggregate; and

                           (C) Each hour for which back pay irrespective of mitigation of damages, is either awarded or agreed to by an Affiliate; provided, the same Hours of Service shall not be credited both under subsection (1) or subsection (2), as the case may be, and under this subsection (3); and, provided further, crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in subsection (2) shall be subject to the limitations set forth in that subsection.

                                    (i)      Equivalencies. Each Employee for
                                             whom an Affiliate does not keep
                                             records of actual Hours of Service
                                             shall be credited, in accordance
                                             with this Section and applicable
                                             regulations promulgated by the
                                             Department of Labor, with 45 Hours
                                             of Service for each week for which
                                             such Employee would be required to
                                             be credited with at least 1 Hour of
                                             Service.

                                    (ii)     Changes by Administrative
                                             Committee. The rate or manner used
                                             for crediting Hours of Service may
                                             be changed at the direction of the
                                             Administrative Committee from time
                                             to time so as to facilitate
                                             administration and to equitably
                                             reflect the purposes of the Plan;
                                             provided, no change shall be
                                             effective as to any Plan Year for
                                             which allocations have been made
                                             pursuant to Article V at the time
                                             such change is made; and, provided
                                             further, Hours of Service shall be
                                             credited and determined in
                                             compliance with Department of Labor
                                             Regulation Section 2530.200b-2(b)
                                             and (c), 29 CFR Part 2530, as may
                                             be amended from time to time, or
                                             such other federal regulations as
                                             may from time to time be
                                             applicable.

                                    (iii)    Computation Period. For purposes of
                                             this Section, a "computation
                                             period" shall mean the 12-month
                                             period that forms the basis for
                                             determining an Employee's Years of
                                             Vesting Service, whichever is
                                             applicable.

         (xx) Investment Committee shall mean the committee which shall act on behalf of the Controlling Company with respect to making and effecting investment decisions, all as provided in Article
                  XI. Unless the Controlling Company specifies otherwise, the Administrative Committee shall serve as the Investment Committee. The Controlling Company may act in lieu of the Investment Committee as it deems appropriate or desirable.

         (yy) Investment Fund or Funds shall mean one or all of the investment funds established from time to time pursuant to the terms of Section 7.2.

         (zz) Investment Manager shall mean an "investment manager" within the meaning of ERISA Section 3(38).

         (aaa) Joint Annuitant shall mean the person(s) designated as such by a Participant (or deemed designated as such under the terms of the Plan) in accordance with Section 9.3 to receive any retirement or termination benefits that may be payable from his Prior Pension Plan Account or Prior Annuity Plan Account (to the extent applicable) upon the death of the Participant.

         (bbb) Key Employee shall mean the persons described in Section 15.2(b)(2).

         (ccc) Leave of Absence shall mean an excused leave of absence granted to an Employee by an Affiliate in accordance with applicable federal or state law or the Affiliate's personnel policy. Among other things, Leave of Absence shall be granted to an Employee:

                  (1) who leaves the service of an Affiliate, voluntarily or involuntarily, to enter the Armed Forces of the United States; provided, (i) the Employee is legally entitled to reemployment under the veteran's reemployment rights provisions of the Uniformed Services Employment and Reemployment Rights Act, its predecessors and successors; and (ii) the Employee applies for and reenters service with an Affiliate within the time, in the manner and under the conditions prescribed by law; and

                  (2) under such other circumstances as the Administrative Committee shall determine are fair, reasonable and equitable, as applied uniformly among Employees under similar circumstances.

         (ddd) Limitation Year shall mean the 12 month period ending on each December 31, which shall be the "limitation year" for purposes of Code Section 415 and the regulations promulgated thereunder.

         (eee) Matching Contributions shall mean the amounts paid by each Participating Company to the Trust Fund as a match to Participants' Basic Before-Tax Contributions, all as pursuant to the terms of Section 3.3(a).

         (fff) Matching Contribution Account shall mean the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to Matching Contributions and Discretionary Matching Contributions made on or after the Effective Date.

         (ggg) Maternity or Paternity Leave shall mean any period during which an Employee is absent from work as an employee of an Affiliate (i) because of the pregnancy of such Employee; (ii) because of the birth of a child of such Employee; (iii) because of the placement of a child with such Employee in connection with the adoption of such child by such Employee; or (iv) for purposes of such Employee caring for a child immediately after the birth or placement of such child.

         (hhh) Maximum Deferral Amount shall mean $7,000, as adjusted from time to time in accordance with Code Section 402(g)(5).

         (iii) Named Fiduciary shall mean the Controlling Company, the Board, the Trustee, the Administrative Committee and the Investment Committee.

         (jjj) Non-Key Employee shall mean the persons described in Section 15.2(b)(3).

         (kkk)    Normal Retirement Age shall mean age 65.

         (lll) One Year Period of Severance shall mean a twelve consecutive month Period of Severance.

         (mmm) Participant shall mean any person who has been admitted to, and has not been removed from, participation in the Plan pursuant to the provisions of Article II. "Participant" shall include Active Participants and former Employees who have an Account under the Plan.

         (nnn) Participating Company shall mean all companies that have adopted or hereafter may adopt the Plan for the benefit of their employees and which continue to participate in the Plan, all as provided in Section 14.3.

         (ooo) Permissive Aggregation Group shall mean the group of plans described in Section 14.2(b)(4).

         (ppp) Period of Severance shall mean a period of time commencing on the Severance from Service Date (unless such period is required to be taken into account as continuous Vesting Service under Section 1.1(nnnn)).

         (qqq) Plan shall mean the Bristol Hotel Management Corporation 401(k) Plan as contained herein and all amendments thereto. The Plan is intended to be a profit sharing plan qualified under Code Sections 401(a) and 401(k).

         (rrr) Plan Year shall mean the 12-month period ending on each December 31.

         (sss) Prior Annuity Plan Account shall mean the separate subaccount established and maintained on behalf of a Participant, Joint Annuitant or Beneficiary to reflect his interest in the Trust Fund attributable to direct trustee to trustee transfers to the Plan from a profit sharing plan subject to the requirements of Code Section 417, and the earnings and losses attributable thereto.

         (ttt) Prior Pension Plan Account shall mean the separate subaccount established and maintained on behalf of a Participant or Joint Annuitant to reflect his interest in the Trust Fund attributable to direct trustee to trustee transfers to the Holiday Inn Plan of a Participant's interest in the Holiday Inns, Inc. Employee's Retirement Plan, or direct trustee to trustee transfers to this Plan from any other plan (other than a profit sharing plan) subject to the requirements of Code
                  Section 417, and the earnings and losses attributable thereto.

         (uuu) Qualified Retirement Election shall mean an election which relates to retirement and termination benefits described in
                  Article IX, which satisfies the criteria of this Section and pursuant to which (i) an unmarried Participant designates a Joint Annuitant and/or waives the annuity form of benefit (described in Section 9.3(a)) by selecting an alternative form of benefit payable to him and/or his Joint Annuitant, or (ii) a married Participant designates a non-spouse Joint Annuitant and/or waives the annuity form (described in Section 9.3(a)) of benefit by selecting an alternative form of benefit payable to him and/or his Joint Annuitant. Such election must be in writing and, if the Participant is married, must be consented to by the Participant's Spouse. The Spouse's consent to such election must acknowledge the effect of such election and must be witnessed by a notary public or a Plan representative. Notwithstanding this spousal consent requirement, if the Participant establishes to the satisfaction of the Administrative Committee that such written consent may not be obtained because he has no Spouse, his Spouse cannot be located or such other permissible circumstances exist as the Secretary of the Treasury may by regulations prescribe, such election signed only by the Participant may be deemed a Qualified Retirement Election. Any consent necessary under this provision will be valid only with respect to the Spouse who signs the consent or, in the event of a deemed Qualified Retirement Election, the designated Spouse. A revocation of a prior election may be made by a Participant, without the consent of his Spouse, if any, at any time before the Participant's Benefit Commencement Date; the number of revocations shall not be limited. Besides a revocation, a married Participant may not change the designated non-spousal Joint Annuitant and/or form of benefit without spousal consent (which acknowledges his right to limit his consent to one Joint Annuitant or benefit form), unless the consent of his Spouse expressly permits designations by the Participant without additional consent by his Spouse.

         (vvv) Qualified Spousal Waiver shall mean a written election executed by a Spouse, delivered to the Administrative Committee and witnessed by a notary public or a

                  Plan representative, which consents to the payment of all or a specified portion of a Participant's death benefit to a Beneficiary other than such Spouse and which acknowledges that such Spouse has waived his right to be the Participant's Beneficiary under the Plan. A Qualified Spousal Waiver shall be valid only with respect to the Spouse who signs it and shall apply only to the alternative Beneficiary designated therein, unless the written election expressly permits other designations without further consent of the Spouse. A Qualified Spousal Waiver shall be irrevocable unless revoked by the Participant by way of (i) a written statement executed by the Participant and delivered to the Administrative Committee or (ii) a written revocation of the nonspouse Beneficiary designation to which such Spouse has consented; provided, any such revocation must be received by the Administrative Committee prior to the Participant's date of death.

         (www) Required Aggregation Group shall mean the group of plans described in Section 14.2(b)(5).

         (xxx) Rollover Account shall mean the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to Rollover Contributions.

         (yyy) Rollover Contributions shall mean the amounts contributed to the Trust Fund (and received and accepted by the Trustee) as "rollover" contributions as defined in Code Section 402 and/or Eligible Rollover Distributions. An amount shall be treated as a Rollover Contribution only to the extent that its acceptance by the Trustee is permitted under the Code (including the regulations and rulings promulgated thereunder).

         (zzz)    Severance from Service Date shall mean the earlier of (1) or
                  (2) where (1) is the date on which an Employee quits, retires, is discharged or dies and (2) is the first anniversary of the first date of a period in which an Employee remains absent from service (with or without pay) with all Affiliates for any reason other than quit, retirement, discharge or death, such as vacation, holiday, sickness, disability, leave of absence or layoff.

         (aaaa) Spouse or Surviving Spouse shall mean, with respect to a Participant, the person who is treated as married to such Participant under the laws of the state in which the Participant resides. The determination of a Participant's Spouse or Surviving Spouse shall be made as of the earlier of the date as of which benefit payments from the Plan to such Participant are made or commence (as applicable) or the date of such Participant's death. In addition, a Participant's former spouse shall be treated as his Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order, as defined in Code Section 414(p).

         (bbbb) Supplemental Account shall mean the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to Supplemental Contributions.

         (cccc) Supplemental Before-Tax Contributions shall mean the amounts paid by each Participating Company to the Trust Fund at the election of Participants, all pursuant to the terms of Section 3.1(b).

         (dddd) Supplemental Contributions shall mean the amounts paid to the Trust Fund by each Participating Company pursuant to the terms of Section 3.5.

         (eeee)   Top-Heavy Group shall mean the group of plans described in
                  Section 15.2(b)(6).

         (ffff) Top-Heavy Plan shall mean a plan to which the conditions set forth in Article XIV apply.

         (gggg) Transfer Account shall mean one or more separate subaccounts established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to Transfer Contributions; provided, to the extent that the Administrative Committee (in conjunction with the Plan's recordkeeper) deems appropriate, other subaccounts (for example, Before-Tax or Matching) may be used to reflect Participant's interest attributable to Transfer Contributions. "Transfer Account" shall refer to the aggregate of all separate subaccounts established for Transfer Contributions or to individual, separate subaccounts appropriately described, as may be appropriate in context.

         (hhhh) Transfer Contributions shall mean amounts which are received either (i) by a direct trustee to trustee transfer or (ii) as part of a spin-off, merger or other similar event by the Trustee from the trustee or custodian of another qualified retirement plan and held in the Trust Fund on behalf of a Participant or Beneficiary. Transfer Contributions shall retain the character that those contributions had under the other qualified retirement plan; for example, after-tax contributions under the Holiday Inn Plan shall continue to be treated as after-tax contributions when held in the Transfer Account.

         (iiii) Transferred Matching Contributions Account shall mean the separate subaccount established and maintained on behalf of a Participant or his Beneficiary to reflect his interest in the Trust Fund attributable to Matching Contributions made prior to the Effective Date and transferred from the Holiday Inn Plan.

         (jjjj) Trust or Trust Agreement shall mean each agreement entered into between the Controlling Company and a Trustee governing the creation of a Trust Fund, and all amendments thereto. If more than one Trust Fund is used to hold Plan assets, there shall be a separate and distinct Trust and Trust Agreement for each such Trust Fund. To the extent indicated by the context, "Trust" or "Trust Agreement" may refer collectively to all Trusts and Trust Agreements creating Trust Funds.

         (kkkk) Trustee shall mean the party or parties so designated from time to time pursuant to a Trust Agreement. If more than one Trust Fund is used to hold Plan assets, there may be a separate and distinct Trustee for each such Trust Fund. To the extent indicated by the context, "Trustee" may refer to all of the Trustees or Trustee groups for the Trust Funds.

         (llll) Trust Fund shall mean the total amount of cash and other property held by a Trustee (or any nominee thereof) at any time under a Trust Agreement. To the extent indicated by context, "Trust Fund" may refer to all of the Trust Funds under the Plan.

         (mmmm) Valuation Date shall mean each Business Day; provided, the value of an Account or the Trust Fund on a day other than a Business Day shall be the value determined for the immediately preceding Business Day.

         (nnnn) Year of Eligibility Service shall mean a 12-consecutive-month period during which an Employee completes no less than 1,000 Hours of Service and has attained age 18. For this purpose, the computation period initially shall be the 12-consecutive-month period beginning on the date the Employee's employment or reemployment commences and thereafter shall be each Plan Year, beginning with the Plan Year which includes the first anniversary of the Employee's employment or reemployment commencement date.

                  (1) Service with Holiday Inn. An Employee's period of employment credited under the Holiday Inn Plan shall be taken into account in determining the Employee's Years of Eligibility Service, provided the Employee became an Employee immediately following and as a result of Bristol Hotel Management Corporation's acquisition of the Holiday Inn properties on April 28, 1997.

                  (2) Predecessor Employer. To the extent determined by the Administrative Committee, set forth on Schedule B hereto and not otherwise counted hereunder, an Employee's periods of employment with one or more companies or enterprises that was the predecessor to an Affiliate with respect to the management of a property or that was acquired by or merged into, or all or a portion of the assets or business of which are acquired by, an Affiliate shall be taken into account in determining his Years of Eligibility Service.

         (oooo) Year of Vesting Service effective January 1, 1998, shall mean the number of years of service determined by measuring the period of time from the later of (i) January 1, 1998, or (ii) an Employee's Employment Date (or the date an Employee first performs an Hour of Service following a Period of Severance) until the Employee's Severance from Service Date (including any Period of Severance of 12 months or less [24 months in the case of severance due to maternity or paternity]). Except as otherwise expressly provided in this Plan, Vesting Service need not be consecutive or continuous and all fractional periods of employment are aggregated so that 30 days of employment constitute a month of Vesting Service and completed months of Vesting Service constitute a fractional year.

                  (1) Subsequent Service. Years of Vesting Service completed after a period in which the Participant had at least a 5 Year Period of Severance shall be disregarded for the purpose of determining his vested interest in that portion of his Account which accrued before such Period of Severance.

                  (2) Service With Holiday Inn. An Employee's period of employment credited under the Holiday Inn Plan shall be taken into account in determining the Employee's Years of Vesting Service, provided the Employee became an Employee immediately following and as a result of Bristol Hotel Management Corporation's acquisition of the Holiday Inn properties on April 28, 1997.

                  (3)      Predecessor Plan. To the extent required by Code
                           Section 414(a)(1) and not otherwise counted hereunder, if an Affiliate maintains a plan that is or was the qualified retirement plan of a predecessor employer, an Employee's service with such predecessor employer shall be taken into account in determining his Years of Vesting Service.

                  (4) Predecessor Employer. To the extent determined by the Administrative Committee, set forth on a schedule hereto and not otherwise counted hereunder, an Employee's periods of employment with one or more companies or enterprises that was the predecessor to an Affiliate with respect to the management of a property or that was acquired by or merged into, or all or a portion of the assets or business of which are acquired by, an Affiliate shall be taken into account in determining his Years of Vesting Service.

                  (5) Prior Vesting Service - Change in Method of Crediting Service. The amendment and restatement of this Plan has resulted in a change in the basis for measuring Years of Vesting Service, effective as of January 1, 1998, from the hours of service method set forth in
                           Section 2530.200b-2 of the Department of Labor Regulations to the elapsed time method as provided for in Section 1.410(a)-7 of the Income Tax Regulations. Accordingly, in addition to Years of Vesting Service credited for periods beginning on or after January 1, 1998, each Employee whose service was measured by the hours of service method under this Plan prior to January 1, 1998 shall continue to be credited with a number of Years of Vesting Service equal to the number of Years of Vesting Service credited to such Employee before the Vesting Computation Period ending on or including December 31, 1997.

                                   ARTICLE II

                                   ELIGIBILITY


SECTION 2.1       INITIAL ELIGIBILITY REQUIREMENTS.

         (a) General Rule. Except as provided in subsections (b) and (c) hereof, every Covered Employee shall be eligible to become an Active Participant in the Plan on the Entry Date coinciding with or next following the date on which he first has completed one (1) Year of Eligibility Service, provided he is a Covered Employee on such date.

         (b) Participation Upon Effective Date. Each Covered Employee who is an Active Participant in the Bristol Plan or the Bristol Hotel Management Corporation Profit Sharing Plan for Former Employees of Holiday Inn on the day immediately preceding the Effective Date shall be eligible to become an Active Participant as of the Effective Date.

         (c) New Participating Companies. For employees of companies that become Participating Companies after the Effective Date, each Covered Employee employed by a Participating Company on the date such Participating Company first becomes a Participating Company shall be eligible to become an Active Participant as of such Participating Company's effective date under the Plan, if, as of the Participating Company's effective date, the Covered Employee has completed one (1) Year of Eligibility Service.


SECTION 2.2       TREATMENT OF INTERRUPTIONS OF SERVICE.

         (a) Leave of Absence. If a Covered Employee satisfies the eligibility requirements set forth in Section 2.1 but is on a Leave of Absence on the Entry Date on which he otherwise would have been eligible to become an Active Participant, he shall be eligible to become an Active Participant on the date he subsequently resumes the performance of duties as a Covered Employee in accordance with the terms of his Leave of Absence.

         (b) Reemployment Before Break in Service. If a Covered Employee satisfies the eligibility requirements set forth in Section 2.1, separates from service with a Participating Company (and all other Participating Companies) before the Entry Date on which he otherwise would be eligible to become an Active Participant, and then is reemployed by a Participating Company prior to completing a Break in Service, he shall be eligible to become an Active Participant as of the later of (i) the Entry Date on which he otherwise would have been eligible to become an Active Participant if he had not terminated employment or (ii) the date he is reemployed as a Covered Employee.

         (c) Reemployment After Break in Service. If a Covered Employee satisfies the eligibility requirements set forth in Section 2.1, separates from service with a Participating Company (and all other Participating Companies) before the Entry Date on which he otherwise would be eligible to become an Active Participant, and then is reemployed as a Covered Employee by a Participating Company after completing a Break in Service, he shall be eligible to become an Active Participant as of the date he is reemployed as a Covered Employee.

         (d) Reparticipation Upon Reemployment of Active Participant. If an Active Participant separates from service with a Participating Company (and all other Participating Companies), his active participation in the Plan shall cease immediately, and he again shall be eligible to become an Active Participant as of the day he again becomes a Covered Employee. However, regardless of whether he again becomes an Active Participant, he shall continue to be a Participant until he no longer has an Account under the Plan.


SECTION 2.3       CHANGE IN EMPLOYEE STATUS.

         (a) Loss of Covered Employee Status. If a Covered Employee (i) satisfies the eligibility requirements set forth in Section 2.1, (ii) changes his employment status (but remains employed) so that he ceases to be a Covered Employee before the Entry Date on which he otherwise would be eligible to become an Active Participant, and (iii) then again changes his employment status and becomes a Covered Employee prior to completing a Break in Service, he shall be eligible to become an Active Participant as of the date he again becomes a Covered Employee. If an Employee covered by this subsection does complete a Break in Service prior to again becoming a Covered Employee, his entry to participation in the Plan will be governed by Section 2.2(c).

         (b) Change to Covered Employee Status. If an Employee who first satisfies the eligibility requirements of Section 2.1 while he is not a Covered Employee subsequently changes his employment status so that he becomes a Covered Employee, he shall be eligible to become an Active Participant on the Entry Date coinciding with or next following his change in status. If, on such date, he has not satisfied the eligibility requirements of Section 2.1 or is not a Covered Employee, he shall be eligible to become an Active Participant on the Entry Date coinciding with or next following the date he satisfies the eligibility requirements of Section 2.1, provided he is a Covered Employee on such Entry Date.

         (c) Change by Participant. If an Active Participant changes his status of employment (but remains employed) so that he is no longer a Covered Employee, his active participation in the Plan shall cease immediately, and he shall again become an Active Participant in the Plan as of the day he again becomes a Covered Employee. However, regardless of whether he again becomes an Active Participant, he shall continue to be a Participant until he no longer has an Account under the Plan. The rights and duties of a Participant who leaves the Company's employment in connection with a sale of assets, transfer of property management, or other corporate transaction and who immediately becomes an employee of the purchaser or other successor employer in connection with such corporate transaction such that distribution to the Participant is prohibited under IRS "Same Desk" rule shall be set out in Schedule C hereto.


SECTION 2.4       OTHER CHANGE IN STATUS.

An individual who becomes eligible to become an Active Participant, may begin to participate in the Plan and to make a Deferral Election by complying with the enrollment (or reenrollment) process established by the Administrative Committee. The Deferral Election and participation in the Plan shall be effective as soon as administratively practicable following completion of the enrollment process by the Employee and shall be subject to any administrative deadlines established by the Administrative Committee.

                                   ARTICLE III

                                  CONTRIBUTIONS


SECTION 3.1       BEFORE-TAX CONTRIBUTIONS.

Each Participating Company shall contribute to the Plan, on behalf of each Active Participant employed by such Participating Company and for each regular payroll period, made during any payroll period for which such Active Participant has a Deferral Election in effect with such Participating Company, Basic and Supplemental Before-Tax Contributions in amounts equal to the amounts by which such Active Participant's Compensation has been reduced for such period pursuant to his Deferral Election.

         (a) Basic Before-Tax Contributions. The amount of the Basic Before-Tax Contribution shall be determined in increments of 1 percent of such Active Participant's Compensation for each payroll period. The Active Participant may elect to reduce his Compensation for any payroll period by an amount that shall not exceed 6 percent of his Compensation for such payroll period (or such other maximum percentage and/or amount, if any, established by the Administrative Committee from time-to-time); provided, the maximum limitations in Article VI shall apply.

         (b) Supplemental Before-Tax Contributions. An Active Participant who has made the maximum permitted Basic Before-Tax Contribution may elect to make Supplemental Before-Tax Contributions to the Plan. The amount of the Supplemental Before-Tax Contribution shall be determined in increments of 1 percent of such Active Participant's Compensation for each payroll period. The Active Participant may elect to reduce his Compensation for any period by a maximum of 10 percent or within such other limits established by the Administrative Committee from time-to-time; provided, the maximum limitations in Article VI shall apply.

         (c) Special Limits on Before-Tax Contributions. Notwithstanding anything to the contrary contained herein, the maximum Before-Tax Contribution that can be elected by a Highly Compensated Employee who is eligible to participate in the Bristol Hotel Management Corporation Nonqualified Savings Plan for any period shall be 3 percent or such other amount as is designated by the Administrative Committee from time to time. The Administrative Committee may also from time to time limit the maximum Before Tax Contribution percentage that can be elected by other Highly Compensated Employees to the extent deemed necessary or desirable by the Administrative Committee to comply with the limitations described in Article VI.

SECTION 3.2       DEFERRAL ELECTIONS.

Each Active Participant, who desires that his Participating Company make a Before-Tax Contribution on his behalf, shall make a Deferral Election on a form provided by the Administrative Committee, through an interactive telephone system or in such other manner as the Administrative Committee may prescribe. Such Deferral Election shall provide for the reduction of his Compensation for each payroll period ending or occurring while he is an Active Participant employed by such Participating Company. The Administrative Committee, in its sole discretion, may also prescribe such nondiscriminatory terms and conditions governing the use of the Deferral Elections as it deems appropriate. Subject to any modifications, additions or exceptions which the Administrative Committee, in its sole discretion, deems necessary, appropriate or helpful, the following terms shall apply to Deferral Elections:

         (a) Effective Date. An Active Participant's initial Deferral Election with a Participating Company shall be effective for the first full payroll period which ends after the Deferral Election is made and after the effective date of such Deferral Election or as soon as administratively practicable. If an Active Participant fails to submit a Deferral Election in a timely manner, he shall be deemed to have elected a deferral of zero percent. For purposes of this subsection, the "effective date" of a Deferral Election shall mean: (A) for a Participant who commences participation in the Plan on an Entry Date, that Entry Date; and (B) for a Participant who commences or recommences participation in the Plan on a date other than an Entry Date, the next following Entry Date.

         (b) Term. Each Active Participant's Deferral Election with a Participating Company shall remain in effect in accordance with its original terms until the earlier of (A) the date the Active Participant ceases to be a Covered Employee of all Participating Companies, (B) the date the Active Participant revokes such Deferral Election pursuant to the terms of subsection (c) hereof, or (C) the date the Active Participant or the Administrative Committee modifies such Deferral Election pursuant to the terms of subsection (d) hereof. If a Participant is transferred from the employment of a Participating Company to the employment of another Participating Company, his Deferral Election with the first Participating Company will remain in effect and will apply to his Compensation from the second Participating Company until the earlier of (A), (B) or (C) of the preceding sentence.

         (c) Modification by Participant. Not more than once during each calendar quarter an Active Participant may modify his existing Deferral Election to increase or decrease the percentage of his Before-Tax Contributions (including revocation of the Deferral Election) and the change shall be effective as soon as practicable.

         (d) Modification by Administrative Committee. Notwithstanding anything herein to the contrary, the Administrative Committee may modify any Deferral Election of any Active Participant at any time by decreasing the percentage of any

                  Before-Tax Contributions to any extent the Administrative Committee believes necessary to comply with the limitations described in Article VI. The Administrative Committee may also increase the maximum Before-Tax Contribution percentage at anytime up to the maximum percentage generally permitted under the Code.


SECTION 3.3       MATCHING CONTRIBUTIONS.

         (a) General Match. For each Active Participant on whose behalf a Participating Company has made, with respect to a payroll period, any Basic Before-Tax Contributions, such Participating Company shall make a Matching Contribution equal to 50 percent of the amount of the total of such Basic Before-Tax Contributions; provided, the total amount of the Matching Contributions which a Participating Company shall make for any such Active Participant for any payroll period shall not exceed 3 percent of such Active Participant's Compensation paid by such Participating Company for such payroll period (that is, the 50 percent Matching Contributions shall not be applied to Basic Before-Tax Contributions that exceed 6 percent of a Participant's Compensation for a payroll period), nor shall such amount exceed (or cause the Contributions to exceed) any of the maximum limitations described in Section 6.1, Section 6.4 or Section 6.7. The Administrative Committee, in its sole discretion, may change the, 50 percent, or 3 percent levels set forth hereinabove, and any such changes shall be effective without amendment to the Plan.

         (b) Discretionary Match. For each Eligible Participant on whose behalf a Participating Company has made, with respect to a calendar year, any Basic Before-Tax Contributions, such Participating Company shall make additional Discretionary Matching Contributions with respect to Basic Before-Tax Contributions in such percentage or amount as the Board shall designate for such Plan Year (such amount may be zero), provided such amount shall not cause the Contributions to exceed the maximum limits described in Section 6.1, Section
                  6.4 and Section 6.7. The Participating Company shall make the additional Discretionary Matching Contributions pursuant to this subsection as of the Valuation Date which is the last day of the Plan Year. Discretionary Matching Contributions shall be made for and allocated to Eligible Participants only.


SECTION 3.4       SUPPLEMENTAL CONTRIBUTIONS.

To the extent and in such amounts as the Administrative Committee, in its sole discretion, deems desirable or helpful as a method to help satisfy the ADP and/or ACP Tests for any Plan Year and subject to the requirements and limitations set forth in Section 6.1, Section 6.3, Section 6.4 and Section 6.7, each Participating Company shall make a Supplemental Contribution for a Plan Year.

SECTION 3.5       FORM OF CONTRIBUTIONS.

All Contributions shall be paid to the Trustee in the form of cash.

SECTION 3.6       TIMING OF CONTRIBUTIONS.

         (a) Before-Tax Contributions. Each Participating Company that withholds Before-Tax Contributions from an Active Participant's paycheck pursuant to a Deferral Election shall pay such Before-Tax Contributions to the Trustee as of the earliest date (not to exceed 15 business days following the end of the month during which such amounts otherwise would have been payable to such Active Participant in cash) on which such Contributions can reasonably be segregated from the Participating Company's general assets.

         (b) Matching, Discretionary Matching and Supplemental Contributions. Each Participating Company shall pay its Matching, Discretionary Matching and Supplemental Contributions to the Trustee (i) on or before the date for filing its federal income tax return (including extensions thereof) for the tax year to which such Matching, Discretionary Matching and Supplemental Contributions relate, or (ii) on or before such other date as shall be within the time allowed to permit the Participating Company to properly deduct, for federal income tax purposes and for the tax year of the Participating Company in which the obligation to make such Contributions was incurred, the full amount of such Matching, Discretionary Matching and Supplemental Contributions; provided, in the event the amount of Supplemental Contributions cannot be calculated by the latest date described hereinabove, such Supplemental Contributions may be made at a later date permitted by law.


SECTION 3.7       CONTINGENT NATURE OF COMPANY CONTRIBUTIONS.

Notwithstanding Section 3.1 and subject to the terms of Section 15.11, each Company Contribution made to the Plan by a Participating Company is made expressly contingent upon the deductibility thereof for federal income tax purposes for the taxable year of the Participating Company with respect to which such Company Contribution is made.

SECTION 3.8       RESTORATION CONTRIBUTIONS.

         (a) Restoration of Forfeitures. If a Participant has forfeited his nonvested Account in accordance with Section 8.3, and such Participant subsequently is rehired as a Covered Employee prior to the occurrence of 5 consecutive Breaks in Service and, is or becomes entitled to a restoration of forfeitures in accordance with Section 8.3, his Account shall be credited with all of the benefits (unadjusted for gains or losses) which were forfeited, as determined pursuant to the terms of
                  Section 8.3.

         (b) Restoration Contribution. The assets necessary to fund the Account of the rehired individual (in excess of the amount of the repayment, if any) entitled to restoration of forfeitures in accordance with Section 8.3 shall be provided no later than as of the end of the Plan Year following the Plan Year in which the individual becomes entitled to the restoration, and shall be provided in the discretion of the Administrative Committee from (i) income or gain to the Trust Fund, (ii) Forfeitures arising from the Accounts of Participants employed or formerly employed by the Participating Companies, or (iii) Contributions by the Participating Companies.

                                   ARTICLE IV


                      ROLLOVERS AND TRANSFERS BETWEEN PLANS


SECTION 4.1       ROLLOVER CONTRIBUTIONS.

         (a) Request by Covered Employee. A Covered Employee may make a written request to the Administrative Committee that he be permitted to contribute, or cause to be contributed, to the Trust Fund a Rollover Contribution which is received by such Covered Employee or to which such Covered Employee is entitled. Such written request shall contain information concerning the type of property constituting the Rollover Contribution and a statement, satisfactory to the Administrative Committee, that the property constitutes a Rollover Contribution. If a Covered Employee who is not a Participant makes a Rollover Contribution, the time and method of distribution of such Covered Employee's Rollover Account shall be determined under the terms of the Plan as if such Covered Employee were a Participant, but he shall not be considered a Participant under the Plan for any other purpose.

        (b) Acceptance of Rollover. Subject to the terms of the Plan and the Code (including regulations and rulings promulgated thereunder), the Administrative Committee, in its sole discretion, shall determine whether (and if so, under what conditions and in what form) a Rollover Contribution shall be accepted at any time by the Trustee. For example, the Administrative Committee, in its sole discretion, may decide to allow Rollover Contributions from Participants and/or direct Rollover Contributions from another qualified retirement plan [as described in Code Section 401(a)(31)]. In the event the Administrative Committee permits an Active Participant to make a Rollover Contribution, the amount of the Rollover Contribution shall be transferred to the Trustee and allocated as of the coincidental or first succeeding Valuation Date to a Rollover Account for the Active Participant. Unless the Administrative Committee permits otherwise, all Rollover Contributions shall be made in cash.


SECTION 4.2       TRANSFER CONTRIBUTIONS.

         (a) Direct Transfers Permitted. In addition to the transfers from the Holiday Inn Plan, the Administrative Committee, in its sole discretion, may permit direct trustee-to-trustee transfers of assets and liabilities to the Plan [which shall be distinguished from direct Rollover Contributions as described in Code Section 401(a)(31)] as a Transfer Contribution on behalf of an Active Participant.

         (b) Mergers and Spin-offs Permitted. The Administrative Committee, in its sole discretion, may permit other qualified retirement plans to transfer assets and liabilities to the Plan as part of a merger, spin-off or similar transaction. Any such transfer shall be made in accordance with the terms of the Code and subject to such rules and requirements as the Administrative Committee may deem appropriate. Without limitation, the Administrative Committee shall determine the schedule under which such Transfer Contributions shall vest.

         (c) Establishment of Transfer Accounts. As of the coincidental or first succeeding Valuation Date after the date the Trustee receives a Transfer Contribution, there shall be credited to one or more Transfer Accounts of each Participant the total amount received from the respective accounts of such Participant in the transferring qualified retirement plan. Any amounts so credited as a result of any such merger or spin-off or other transfer shall be subject to all of the terms and conditions of the Plan from and after the date of such transfer.

         (d) Transfer Accounts. The rules and terms applicable to Transfer Contributions and resulting Transfer Accounts shall be reflected on a schedule hereto to the extent necessary.


SECTION 4.3       MERGERS AND SPIN-OFFS TO OTHER PLANS.

The Administrative Committee, in its sole discretion, may cause the Plan to transfer to another qualified retirement plan (as part of a plan merger, plan spin-off, or similar transaction) all or part of the assets and liabilities maintained under the Plan. Any such transfer shall be made in accordance with the terms of the Code and subject to such rules and requirements as the Administrative Committee may deem appropriate. Upon the effectiveness of any such transfer, the Plan and Trust shall have no further responsibility or liability with respect to the transferred assets and liabilities.

                                   ARTICLE V

               PARTICIPANTS' ACCOUNTS; CREDITING AND ALLOCATIONS


SECTION 5.1       ESTABLISHMENT OF PARTICIPANTS' ACCOUNTS.

To the extent appropriate, the Administrative Committee shall establish and maintain, on behalf of each Participant, Joint Annuitant and Beneficiary, an Account which shall be divided into segregated subaccounts. The subaccounts shall include Before-Tax, After-Tax, Matching, Supplemental, Rollover, Prior Pension Plan, Transferred Matching, and other Transfer Accounts and such other subaccounts as the Administrative Committee shall deem appropriate or helpful. Each Account shall be credited with Contributions allocated to such Account and generally shall be credited with income on investments derived from the assets of such Accounts. Notwithstanding anything herein to the contrary, while Contributions may be allocated to a Participant's Account as of a particular date (as specified in the Plan), such Contributions shall actually be added to a Participant's Account and shall be credited with investment experience only from the date such Contributions are received by the Trustee. Each Account of a Participant, Joint Annuitant or Beneficiary shall be maintained until the value thereof has been distributed to or on behalf of such Participant, Joint Annuitant or Beneficiary.

SECTION 5.2 ALLOCATION AND CREDITING OF BEFORE-TAX, MATCHING, DISCRETIONARY MATCHING, ROLLOVER AND TRANSFER CONTRIBUTIONS.

         (a) Before-Tax, Matching, Rollover and Transfer Contributions. As of each Valuation Date coinciding with or immediately following the date on which Before-Tax, Matching, Rollover and Transfer Contributions are received on behalf of an Active Participant, such Contributions shall be allocated and credited directly to the appropriate Before-Tax, Matching, Rollover and Transfer Accounts, respectively, of such Active Participant.

         (b) Discretionary Matching Contributions. As of the last day of each Plan Year for which the Participating Companies make Discretionary Matching Contributions, each Eligible Participant who made Basic Before-Tax Contributions shall have allocated and credited to his Matching Contribution Account the Discretionary Matching Contribution received on his behalf for such Plan Year.


SECTION 5.3       ALLOCATION AND CREDITING OF SUPPLEMENTAL CONTRIBUTIONS.

         (a) General Provision. As of the last day of each Plan Year for which the Participating Companies make (or are deemed to have made) Supplemental Contributions, each Eligible Participant who is eligible to receive an allocation of Supplemental Contributions for such Plan Year (pursuant to the terms of subsection (b), (c), (d) or (e) hereof, whichever is applicable) shall have allocated and credited to his Supplemental Account a portion of the Supplemental Contributions made for such Plan Year by the Participating Companies. The Administrative Committee shall cause a portion of such Supplemental Contributions to be allocated to the Supplemental Account of each such Eligible Participant in accordance with the terms of subsection (b),
                  (c), (d) or (e) hereof, whichever is applicable.

         (b) Per Capita Supplemental Contributions. To the extent that the Board and/or Administrative Committee designates all or any portion of the Supplemental Contributions for a Plan Year as "Per Capita Supplemental Contributions", such Contributions shall be allocated to the Supplemental Accounts of all Eligible Participants who are not Highly Compensated Employees on a per capita basis (that is, the same dollar amount shall be allocated to the Supplemental Account of each Eligible Participant who is not a Highly Compensated Employee).

         (c) Proportional Supplemental Contributions. To the extent that the Board and/or Administrative Committee designates all or any portion of the Supplemental Contributions for a Plan Year as "Proportional Supplemental Contributions", such Contributions shall be allocated to the Supplemental Account of each Eligible Participant who is not a Highly Compensated Employee in the same proportion that (i) the Compensation of such Eligible Participant for such Plan Year bears to (ii) the total Compensation of all such Eligible Participants for such Plan Year.

         (d) Section 415 Supplemental Contributions. To the extent that the Board and/or Administrative Committee designates all or any portion of the Supplemental Contributions for a Plan Year as "Section 415 Supplemental Contributions", such Contributions shall be allocated to the Supplemental Account of some or all Eligible Participants who are not Highly Compensated Employees, (A) beginning with such Eligible Participant(s) who have the lowest Compensation [within the meaning of "Testing Compensation" as described in Section 1.20(d)], until such Eligible Participant(s) reach their annual addition limits (as described in Section 6.7), or the amount of the Supplemental Contributions is fully allocated, and then (B) continuing with successive individuals or groups of such Eligible Participants in the same manner until the amount of the Section 415 Supplemental Contributions is fully allocated.

         (e) Supplemental Matching Contributions. To the extent that the Board and/or Administrative Committee designates all or any portion of the Supplemental Contributions for a Plan Year as "Supplemental Matching Contributions", such Contributions shall be allocated to the Supplemental Account of each Eligible Participant in the same proportion that (i) such Eligible Participant's Plan Year Before-Tax Contributions that do not exceed the maximum amount of Before-Tax Contributions taken into account in determining Matching Contributions for such Plan Year, bears to (ii) the total of all such Eligible Participants' Plan Year Before-Tax Contributions (calculated by taking into account for such Eligible

                  Participants only the maximum amount of Before-Tax Contributions taken into account in determining Matching Contributions for such Plan Year).


SECTION 5.4       ALLOCATION OF FORFEITURES.

To the extent Forfeitures for a Plan Year are not used to pay restoration Contributions pursuant to Section 3.8(b) or to replace abandoned Accounts as provided in Section 9.7, the Administrative Committee, in its sole discretion, shall deem such Forfeitures to be Matching, Discretionary Matching or Supplemental Contributions (that shall first be used to reduce the Participating Companies' obligation, if any, to make such Contributions pursuant to the terms of the Plan and then shall be added to, and combined with, any such other Contributions made for such Plan Year by the Participating Companies), and such Forfeitures shall be allocated pursuant to the terms of Section 5.2 and Section 5.3, as applicable.

SECTION 5.5       ALLOCATION AND CREDITING OF INVESTMENT EXPERIENCE.

As of each Valuation Date, the Trustee shall determine the fair market value of the Trust Fund which shall be the sum of the fair market values of the Investment Funds. The Administrative Committee shall determine the amount of the Accounts as follows:

         (a) Determination of Earnings or Losses. As of each Valuation Date, the investment earnings (or losses) of each Investment Fund shall be the amount by which the sum determined in (1) exceeds (or is less than) the sum determined in (2), where (1) and (2) are as follows:

                  (1) The sum of (A) the fair market value of such Investment Fund as of such Valuation Date, plus (B) the amount of distributions and withdrawals and any transfers to other Investment Funds made since the immediately preceding Valuation Date from amounts invested in the Investment Fund; and

                  (2) The sum of (A) the fair market value of the Investment Fund as of the immediately preceding Valuation Date, plus (B) Contributions deposited in and amounts transferred to such Investment Fund since the immediately preceding Valuation Date.

         (b) Formula For Allocation. To the extent directed by the Administrative Committee, investment earnings initially shall be used to replace abandoned Accounts as provided in Section
                  9.7. As of each Valuation Date and prior to the allocations described in Section 5.2, Section 5.3 and Section 5.4, each Participant's Account shall be allocated and credited with a portion of such earnings or debited with a portion of such losses of each Investment Fund, as determined in accordance with subsection (a) hereof, in the proportion that (i)(A) the amount credited to such Account that was invested in such Investment Fund as of the immediately preceding Valuation Date, minus (B) any distributions or withdrawals or transfers to other Investment Funds which were made from such Account since such preceding Valuation Date and on or before such current Valuation Date, plus (C) any amounts transferred to such Investment Fund since the immediately preceding Valuation Date; bears to (ii)(A) the total amount invested in such Investment Fund by all Participants as of the immediately preceding Valuation Date, minus (B) any distributions or withdrawals or transfers to other Investment Funds which were made since such preceding Valuation Date and on or before such current Valuation Date, plus (C) any amounts transferred to such Investment Fund since the immediately preceding Valuation Date.


SECTION 5.6       NOTICE TO PARTICIPANTS OF ACCOUNT BALANCES.

At least once for each Plan Year, the Administrative Committee shall cause a written statement of a Participant's Account balance to be distributed to the Participant.

SECTION 5.7       GOOD FAITH VALUATION BINDING.

In determining the value of the Trust Fund and the Accounts, the Trustee and the Administrative Committee shall exercise their best judgment, and all such determinations of value (in the absence of bad faith) shall be binding upon all Participants, Joint Annuitants and Beneficiaries.

SECTION 5.8       ERRORS AND OMISSIONS IN ACCOUNTS.

If an error or omission is discovered in the Account of a Participant, Joint Annuitant or Beneficiary, the Administrative Committee shall cause appropriate, equitable adjustments to be made as soon as practicable following the discovery of such error or omission.

                                   ARTICLE VI

                    CONTRIBUTION AND SECTION 415 LIMITATIONS
                       AND NONDISCRIMINATION REQUIREMENTS


SECTION 6.1       DEDUCTIBILITY LIMITATIONS.

In no event shall the total Company Contribution amount for any taxable year of a Participating Company exceed that amount which is properly deductible for federal income tax purposes under the then appropriate provisions of the Code. Generally, the maximum, tax-deductible Company Contribution amount for any taxable year of a Participating Company shall be equal to 15 percent of the total Compensation paid or accrued during such taxable year to all Participants employed by such Participating Company; provided, no Company Contribution amount shall be deductible if it shall cause the Plan to exceed the applicable maximum allocation limitations under Code Section 415, as described in Section 6.7. For purposes of this Section, a Company Contribution may be deemed made by a Participating Company for a taxable year if it is paid to the Trustee on or before the date of filing the Participating Company's federal income tax return (including extensions thereof) for that year or on or before such other date as shall be within the time allowed to permit proper deduction by the Participating Company of the amount so contributed for federal income tax purposes for the year in which the obligation to make such Company Contribution was incurred.

SECTION 6.2       MAXIMUM LIMITATION ON ELECTIVE DEFERRALS.

         (a) Maximum Elective Deferrals Under Participating Company Plans. The aggregate amount of a Participant's Elective Deferrals made for any calendar year under the Plan and any other plans, contracts or arrangements with the Participating Companies shall not exceed the Maximum Deferral Amount.

         (b) Return of Excess Before-Tax Contributions. If the aggregate amount of a Participant's Before-Tax Contributions made for any calendar year by itself exceeds the Maximum Deferral Amount, the Participant shall be deemed to have notified the Administrative Committee of such excess, and the Administrative Committee shall cause the Trustee to distribute to such Participant, on or before April 15 of the next succeeding calendar year, the total of (i) the amount by which such Before-Tax Contributions exceed the Maximum Deferral Amount, plus (ii) any earnings allocable thereto. In addition, Matching Contributions and Discretionary Matching Contributions made on behalf of the Participant which are attributable to the distributed Before-Tax Contributions shall be forfeited.

         (c) Return of Excess Elective Deferrals Provided by Other Participating Company Arrangements. If after the reduction described in subsection (b) hereof, a Participant's aggregate Elective Deferrals under plans, contracts and arrangements with Participating Companies still exceed the Maximum Deferral Amount, then, the Participant shall have been deemed to have notified the Administrative Committee of such excess, and, unless the Administrative Committee directs otherwise, such excess shall be reduced by distributing to the Participant Elective Deferrals that were made for the calendar year under such plans, contracts and/or arrangements with Participating Companies other than the Plan. However, if the Administrative Committee decides to make any such distributions from Before-Tax Contributions made to the Plan, such distributions (including Forfeiture of Matching or Discretionary Matching Contributions) shall be made in a manner similar to that described in subsection (b) hereof.

         (d) Discretionary Return of Elective Deferrals. If after the reduction described in subsections (b) and (c) hereof, (i) a Participant's aggregate Elective Deferrals made for any calendar year under the Plan and any other plans, contracts or arrangements with Participating Companies and any other employers still exceed the Maximum Deferral Amount, and (ii) such Participant submits to the Administrative Committee, on or before the March 1 following the end of such calendar year, a written request that the Administrative Committee distribute to such Participant all or a portion of his remaining Before-Tax Contributions made for such calendar year, and any earnings attributable thereto, then the Administrative Committee may, but shall not be required to, cause the Trustee to distribute such amount to such Participant on or before the following April 15. However, if the Administrative Committee decides to make any such distributions from Before-Tax Contributions made to the Plan, such distributions (including Forfeiture of Matching or Discretionary Matching Contributions) shall be made in a manner similar to that described in subsection (b) hereof.

         (e) Return of Excess Annual Additions. Any Before-Tax Contributions returned to a Participant to correct excess Annual Additions shall be disregarded for purposes of determining whether the Maximum Deferral Amount has been exceeded.


SECTION 6.3       NONDISCRIMINATION REQUIREMENTS FOR BEFORE-TAX CONTRIBUTIONS.

         (a) ADP Test. The annual allocation of the aggregate of all Before-Tax Contributions and, to the extent designated by the Administrative Committee pursuant to subsection (c) hereof, Supplemental Contributions shall satisfy at least one of the following ADP Tests for each Plan Year:

                  (1) The ADP for a Plan Year for the Highly Compensated Employees who are Active Participants shall not exceed the product of (A) the ADP for the immediately preceding Plan Year for the Active Participants who are not Highly Compensated Employees, multiplied by
                           (B) 1.25; or

                  (2) The ADP for a Plan Year for the Highly Compensated Employees who are Active Participants shall not exceed the ADP for the immediately preceding Plan Year for the Active Participants who are not Highly

                           Compensated Employees by more than 2 percentage points, nor shall it exceed the product of (A) the ADP for the immediately preceding Plan Year of the Active Participants who are not Highly Compensated Employees, multiplied by (B) 2.

         (b) Multiple Plans. If before-tax, matching and/or supplemental contributions are made to one or more other plans [other than employee stock ownership plans as described in Code Section 4975(e)(7)] which, along with the Plan, are considered as a single plan for purposes of Code Section 401(a)(4) or Section 410(b), such plans shall be treated as one plan for purposes of this Section, and the before-tax and applicable matching and supplemental contributions made to those other plans shall be combined with the Before-Tax and applicable Supplemental Contributions for purposes of performing the tests described in subsection (a) hereof. In addition, the Administrative Committee may elect to treat the Plan as a single plan along with the one or more other plans [other than employee stock ownership plans as described in Code Section 4975(e)(7)] to which before-tax, matching and/or supplemental contributions are made for purposes of this Section; provided, the Plan and all of such other plans also must be treated as a single plan for purposes of satisfying the requirements of Code Section 401(a)(4) and Section 410(b) [other than the requirements of Code Section 410(b)(2)(A)(ii)]. However, plans may be aggregated for purposes of this subsection only if they have the same plan year.

         (c) Adjustments to Actual Deferral Percentages. In the event that the initial allocation of the Before-Tax and Supplemental Contributions for a Plan Year does not satisfy one of the ADP Tests, the Administrative Committee shall cause the Before-Tax and Supplemental Contributions for such Plan Year to be adjusted in accordance with one or a combination of the following options:

                  (1) The Administrative Committee may cause the Participating Companies to make, with respect to such Plan Year, Supplemental Contributions on behalf of, and allocable to, the Eligible Participants described in Section 5.3 with respect to such Plan Year, in the minimum amount necessary to satisfy one of the ADP Tests. Such Supplemental Contributions shall be allocated among such Eligible Participants pursuant to one of the methods described in Section 5.3 as directed by the Administrative Committee.

                  (2) By the last day of the Plan Year following the Plan Year in which the annual allocation failed both of the ADP Tests, the Administrative Committee may direct the Trustee to reduce the Before-Tax Contributions taken into account with respect to Highly Compensated Employees under such failed ADP Tests by an amount necessary to satisfy one of the ADP Tests. Any amount by which Before-Tax Contributions are so reduced, plus any earnings attributable thereto, shall be distributed to the Highly Compensated Employees from whose Before-Tax Accounts such reductions shall have been made. Such reductions in Before-Tax Contributions shall be made in accordance with, and solely to the

                           Accounts of those Highly Compensated Employees who are affected by, the following procedure:

                           (A) First, the Before-Tax Contributions of the Highly Compensated Employee(s) with the highest ADP for such Plan Year shall be reduced by the lesser of (i) the entire amount necessary to satisfy one of the ADP Tests, or (ii) that part of the amount necessary to satisfy one of the ADP Tests as shall cause the ADP of each such Highly Compensated Employee to equal the ADP of each of the Highly Compensated Employees with the next highest ADP for such Plan Year. In addition, to the extent that a Highly Compensated Employee's Before-Tax Contributions are reduced pursuant to this Section, any Matching or Discretionary Matching Contributions made on behalf of a Highly Compensated Employee which are attributable to the distributed Before-Tax Contributions shall be forfeited.

                           (B) Substantially identical steps shall be followed for making further reductions in the Before-Tax Contributions of each of the Highly Compensated Employees with the next highest ADP for such Plan Year until one of the ADP Tests has been satisfied.

         (d) New Law Rules. Notwithstanding anything to the contrary contained herein, application and correction of ADP testing shall comply with applicable new law, including the requirements of the Small Business Job Protection Act of 1996.


SECTION 6.4 NONDISCRIMINATION REQUIREMENTS FOR MATCHING CONTRIBUTIONS AND DISCRETIONARY MATCHING CONTRIBUTIONS.

         (a) ACP Test. The amount of the aggregate of all Matching Contributions and Discretionary Matching Contributions, and to the extent designated by the Administrative Committee pursuant to subsection (c) hereof, Supplemental Contributions made for each Plan Year, shall satisfy at least one of the following ACP Tests:

                  (1) The ACP for a Plan Year for the Highly Compensated Employees who are Active Participants during the Plan Year shall not exceed the product of (A) the ACP for the immediately preceding Plan Year for the Active Participants who are not Highly Compensated Employees, multiplied by (B) 1.25; or

                           The ACP for a Plan Year for the Highly Compensated Employees who are Active Participants shall not exceed the ACP for the immediately preceding Plan Year for the Active Participants who are not Highly Compensated Employees during the Plan Year by more than 2 percentage points, nor shall it exceed the product of (A) the ACP for the immediately preceding Plan Year of the Active Participants who are not Highly Compensated Employees, multiplied by
                           (B) 2.

         (b) Multiple Plans. If matching, after-tax and/or supplemental contributions are made to one or more other plans [other than employee stock ownership plans as described in Code Section 4975(e)(7)] which, along with the Plan, are considered as a single plan for purposes of Code Section 401(a)(4) or Section 410(b), such plans shall be treated as one plan for purposes of this Section, and the matching, after-tax and applicable supplemental contributions made to those other plans shall be combined with the Matching, Discretionary Matching and Supplemental Contributions for purposes of performing the tests described in subsection (a) hereof. In addition, the Administrative Committee may elect to treat the Plan as a single plan along with one or more other plans [other than employee stock ownership plans as described in Code Section 4975(e)(7)] to which matching, after-tax and/or supplemental contributions are made for purposes of this Section; provided, the Plan and all of such other plans also must be treated as a single plan for purposes of satisfying the requirements of Code Section 401(a)(4) and Section 410(b) [other than the requirements of Code Section 410(b)(2)(A)(ii)]. However, plans may be aggregated for purposes of this subsection only if they have the same plan year.

         (c) Adjustments to Average Contribution Percentages. In the event that the allocation of the Before-Tax, Matching, Discretionary Matching and Supplemental Contributions for a Plan Year, after the application of subsections (a) and (b) hereof, does not satisfy one of the ACP Tests, the Administrative Committee shall cause such Before-Tax, Matching, Discretionary Matching and/or Supplemental Contributions for the Plan Year to be adjusted in accordance with one or a combination of the following options:

                  (1) The Administrative Committee may cause the Participating Companies to make, with respect to such Plan Year, Supplemental Contributions on behalf of, and specifically allocable to, the Eligible Participants described in Section 5.3 with respect to such Plan Year, in the minimum amount necessary to satisfy one of the ACP Tests; such Supplemental Contributions shall be allocated among the affected Eligible Participants pursuant to the methods described in Section 5.3. Alternatively or in addition, the Administrative Committee may add a portion of the Before-Tax Contributions, that are made for the Plan Year by the Participants who are not Highly Compensated Employees and that are not needed for the Plan to satisfy the ADP Tests for the Plan Year, to the Matching Contributions and/or Discretionary Matching Contributions for such Participants to increase the ACP for such Participants.

                  (2) By the last day of the Plan Year following the Plan Year in which the annual allocation failed both of the ACP Tests, the Administrative Committee may direct the Trustee to reduce the Matching Contributions and/or Discretionary Matching Contributions taken into account with respect to Highly Compensated Employees under such failed ACP Tests by an amount necessary to satisfy one of the ACP Tests. The amount by which Matching Contributions and/or Discretionary Matching Contributions are to be reduced, plus any earnings attributable thereto, shall be forfeited; provided, if the Matching Contributions and Discretionary Matching Contributions to be reduced are vested and therefore may not be forfeited, those Matching Contributions and/or Discretionary Matching Contributions (plus any earnings attributable thereto) shall be distributed to the Highly Compensated Employees from whose Matching Contribution Accounts such reductions have been made. Such reductions in Contributions shall be made in accordance with, and solely to the Accounts of those Highly Compensated Employees who are affected by, the following procedure:

                           (A) First, the Matching Contributions and/or Discretionary Matching Contributions of the Highly Compensated Employee(s) with the highest ACP for such Plan Year shall be reduced by the lesser of (i) the entire amount necessary to satisfy one of the ACP Tests, or (ii) that part of the amount necessary to satisfy one of the ACP Tests as shall cause the ACP of each such Highly Compensated Employee to equal the ACP of each of the Highly Compensated Employees with the next highest ACP(s) for such Plan Year.

                           (B) The Administrative Committee shall follow substantially identical steps for making further reductions in the Contributions of each of the Highly Compensated Employees with the next highest ACP for such Plan Year until one of the ACP Tests has been satisfied.

         (d) New Law Rules. Notwithstanding anything to the contrary contained herein, application and correction of ACP testing shall comply with applicable new law, including the requirements of the Small Business Job Protection Act of 1996.


SECTION 6.5       MULTIPLE USE OF TESTS.

         (a) Aggregate Limitation. The sum of the ADP and the ACP for a Plan Year for the entire group of eligible Highly Compensated Employees who are Active Participants, following the application of Sections 6.3(c) and 6.4(c) for such Plan Year, may not exceed the greater of (1) or (2) below (or such other applicable limits as may be established under the Code, regulations or otherwise):

                  (1)      the sum of:

                           (A) 125 percent of the greater of (i) the ADP for the immediately preceding Plan Year for the group of non-Highly Compensated Employees eligible under the Plan for the Plan Year, or (ii) the ACP for the immediately preceding Plan Year for the group of non-Highly Compensated Employees who are eligible under the Plan for the Plan Year; plus

                           (B) the lesser of 2 plus or 2 times the lesser of the amount determined in subsection
                                    (a)(1)(A)(i) or (a)(1)(A)(ii) hereof; or

                  (2)      the sum of:

                           (A) 125 percent of the lesser of (i) the ADP for the immediately preceding Plan Year for the group of non-Highly Compensated Employees eligible under the Plan for the Plan Year, or (ii) the ACP for the immediately preceding Plan Year for the group of non-Highly Compensated Employees who are eligible under the Plan for the Plan Year; plus

                           (B) the lesser of 2 plus or 2 times the greater of the amount determined in subsection
                                    (a)(2)(A)(i) or (a)(2)(A)(ii) hereof.

         (b) Multiple Plans. If at least one Highly Compensated Employee participates in another qualified retirement plan maintained by the Participating Company which (i) permits before-tax contributions and/or after-tax contributions or matching contributions, and (ii) is not aggregated with the Plan for purposes of nondiscrimination testing, then the multiple use aggregate limitations described in subsection (a) shall apply in testing the Plan separately against each such other plan.

         (c) Correction. If the maximum limitation of the combination of the ADP and ACP, as described in subsection (a) hereof, is exceeded, this excess shall be reduced or otherwise corrected by any method permissible under Section 6.3 for satisfying the ADP Test or through any method permitted under Section 6.4 to satisfy the ACP Test, or any combination thereof. Any adjustment necessary to satisfy said maximum limitation shall be made by adjusting the ADP's or the ACP's of Highly Compensated Employees.

         (d) New Law Rules. Notwithstanding anything to the contrary contained herein, the multiple use limitations shall comply with the requirements of applicable new law, including the Small Business Job Protection Act of 1996.


SECTION 6.6       ORDER OF APPLICATION.

For any Plan Year in which adjustments shall be necessary or otherwise made pursuant to the terms of Sections 6.2, 6.3 and/or 6.4, such adjustments shall be applied in the manner and order prescribed by law.

SECTION 6.7       CODE SECTION 415 LIMITATIONS ON MAXIMUM CONTRIBUTIONS.

         (a) General Limit on Annual Additions. In no event shall the Annual Addition to a Participant's Account for any Limitation Year, under the Plan and any other Defined Contribution Plan maintained by an Affiliate, exceed the lesser of:

                  (1) $30,000 [as adjusted by the Secretary of the Treasury under Code Section 415(d)]; or

                  (2)      25 percent of such Participant's Compensation.

         (b) Combined Plan Limitation. If an Employee is a Participant in the Plan and any one or more Defined Benefit Plans, welfare benefit funds [as defined in Code Section 419(d)] or individual medical accounts [as defined in Code Section 415(l)(2)], maintained by an Affiliate, the sum of his Defined Benefit Plan Fraction and his Defined Contribution Plan Fraction shall not exceed 1.0 for any Limitation Year. (For purposes of this subsection, any adjustments in the definition of "Compensation" permitted by the Internal Revenue Service for purposes of determining this combined limit are included herein by reference.) If any corrective adjustment in any Participant's benefits is required to comply with this subsection, such adjustment shall be made exclusively under the Defined Benefit Plans maintained by the Affiliates. If an Employee is a Participant in the Plan and any one or more other Defined Contribution Plans maintained by an Affiliate and a corrective adjustment in such Participant's benefits is required to comply with this subsection, such adjustment shall be made under such other Defined Contribution Plan or Plans.

         (c) Correction of Excess Annual Additions. If, as a result of either the allocation of Forfeitures to an Account, a reasonable error in estimating a Participant's Compensation or Elective Deferrals, or such other occurrences as the Internal Revenue Service permits to trigger this subsection, the Annual Addition made on behalf of a Participant exceeds the limitations set forth in this Section, the Administrative Committee shall direct the Trustee to take such of the following actions as it shall deem appropriate, specifying in each case the amount of contributions involved:

                  (1) The Before-Tax Contributions allocated to the Participant's Before-Tax Account shall be reduced to the extent of any such excess, up to the total amount of Before-Tax Contributions made on behalf of such Participant, and the amount of the reduction (plus any investment earnings thereon) shall be returned to such Participant. In addition, any Matching Contributions (and earnings thereon) attributable to the returned Before-Tax Contributions shall be forfeited and reallocated in a manner similar to that described in subsection (c)(4) hereof.

                  (2) The Participant's Annual Addition next shall be reduced by reducing Forfeitures (allocated in addition to, rather than as a reduction of, the Participating Companies' Contributions otherwise made pursuant to the terms of the Plan) allocated to his Account to the extent of any such excess up to the total amount of such Forfeitures allocated to the Participant, and the amount of the reduction shall be reallocated to the Accounts of Active Participants who otherwise are eligible to receive allocations of such Forfeitures and who are not affected by the Annual Addition limitations, in the same proportion as such Forfeitures otherwise are allocated to such Accounts, disregarding the Compensation of those Active Participants whose Annual Addition equals or exceeds the limitations hereunder.

                  (3) If further reduction is necessary, the Matching, Discretionary Matching and Supplemental Contributions allocated to the Participant's Account shall be reduced in the amount of the remaining excess. The amount of the reduction shall be reallocated to the Matching and Supplemental Accounts of Active Participants who otherwise are eligible for allocations of Contributions, who are employed by the Participating Company or Companies employing the Participant and who are not affected by such limitations, in the same proportion as Matching, Discretionary Matching and Supplemental Contributions otherwise are allocated to such Accounts, disregarding the Compensation of those Active Participants whose Annual Addition equals or exceeds the limitations hereunder.

                  (4) If the reallocation to the Accounts of other Participants in the then current Limitation Year (as described in subsection (c)(2) and (c)(3) hereof) is impossible without causing them or any of them to exceed the Annual Addition limitations described in this Section, the amount that cannot be reallocated without exceeding such limitations shall continue to be held in a suspense account and shall be applied to reduce permissible Contributions in each successive year until such amount is fully allocated; provided, so long as any suspense account is maintained pursuant to this Section: (A) no Contributions shall be made to the Plan which would be precluded by this Section; (B) investment gains and losses of the Trust Fund shall not be allocated to such suspense account; and (C) amounts in the suspense account shall be allocated in the same manner as Contributions as of the earliest Valuation Date possible, until such suspense account is exhausted.

         (d)      Special Definitions Applicable to Code Section 415
                  Limitations.

                  (1) Annual Addition. For purposes of this Section, the term "Annual Addition" for any Participant means the sum for any Limitation Year of:

                           (A) contributions made by an Affiliate on behalf of the Participant under all Defined Contribution Plans;

                           (B) contributions made by the Participant under all Defined Contribution Plans of an Affiliate [excluding rollover contributions as defined in Code Sections 402(c)(4), 403(a)(4), 403(b)(8) and 408(d)(3) and
                                    contributions of previously distributed
                                    benefits which result in such a Plan's
                                    restoration of previously forfeited benefits pursuant to Treasury Regulations Section 1.411(a)-7(d)]; provided, the Annual Additions limitation for Limitation Years beginning before January 1, 1987 shall not be recomputed to treat all after-tax Contributions as Annual Additions;

                           (C) forfeitures allocated to the Participant under all Defined Contribution Plans of an Affiliate;

                           (D) amounts allocated for the benefit of the Participant after March 31, 1984, to an individual medical account established under a pension or annuity plan maintained by an Affiliate, as described in Code Section 415(l); and

                           (E) if the Participant was a key employee [as defined in Code Section 419A(d)(3)] at any time during the Plan Year during which or coincident with which the Limitation Year ends or during any preceding Plan Year, any amount paid or accrued after December 31, 1985 by an Affiliate to a special account under a welfare benefit fund [as defined in Code Section 419(e)] to provide post-retirement medical or life insurance benefits to the Participant, as described in Code Section 419A(d)(2).

                                    Contributions do not fail to be Annual
                                    Additions merely because they are (i)
                                    Before-Tax Contributions that exceed the
                                    Maximum Deferral Amount, (ii) Before-Tax
                                    Contributions that cause the Plan to fail the ADP Tests, or (iii) Matching Contributions that cause the Plan to fail the ACP Tests, or merely because the Contributions described in clauses (ii) and
                                    (iii) immediately above are corrected
                                    through distribution; Contributions
                                    described in clause (i) immediately above that are distributed in accordance with the terms of Section 6.2 shall not be Annual Additions.

                  (2) Defined Benefit Plan. The term "Defined Benefit Plan" shall mean any qualified retirement plan maintained by an Affiliate which is not a Defined Contribution Plan.

                  (3) Defined Benefit Plan Fraction. The term "Defined Benefit Plan Fraction" shall mean, with respect to a Participant for any Limitation Year, a fraction, the numerator of which is his projected annual benefit under all Defined Benefit Plans maintained by an Affiliate, as determined as of the close of the Limitation Year, and the denominator of which is the lesser of:

                           (A) 125 percent of the dollar limitation in effect for such year under Code Section 415(b)(1)(A); or

                           (B) 140 percent of his average compensation for his highest three consecutive plan years of participation in such Defined Benefit Plans.

                                    In appropriate cases, the Defined Benefit
                                    Plan Fraction will be adjusted to reflect applicable transition rules provided by Code
                                    Section 415 [inclusive of Code Section
                                    415(b)] and the regulations thereunder.

                  (4) Defined Contribution Plan. The term "Defined Contribution Plan" shall mean any qualified retirement plan maintained by an Affiliate which provides for an individual account for each Participant and for benefits based solely on the amount contributed to the Participant's account and any income, expenses, gains, losses and forfeitures of accounts of other Participants, which may be allocated to such Participant's account.

                  (5) Defined Contribution Plan Fraction. The term "Defined Contribution Plan Fraction" shall mean, with respect to a Participant for any Limitation Year, a fraction, the numerator of which is the sum of the Annual Additions to his Accounts in this Plan and to his accounts in any other Defined Contribution Plans required to be aggregated with this Plan under Code
                           Section 415(h), as of the close of the Limitation Year, and the denominator of which is the sum of the lesser of the following amounts determined separately for the current Limitation Year and for each prior Limitation Year in which the Participant was employed by an Affiliate:

                           (A) 125 percent of the dollar limitation in effect under Code Section 415(c)(1)(A) as of the last day of such Limitation Year; or

                           (B) 35 percent of the Participant's Compensation from Affiliates for the Limitation Year.

                                    In appropriate cases, the Defined
                                    Contribution Plan Fraction will be adjusted to reflect applicable transition rules provided by Code Section 415 and regulations thereunder.

                  (e) Compliance with Code Section 415. The limitations in this Section are intended to comply with the provisions of Code Section 415 so that the maximum benefits permitted under plans of the Affiliates shall be exactly equal to the maximum amounts allowed under Code Section 415 and the regulations promulgated thereunder. The provisions of this Section generally are effective as of the Effective Date, but to the extent the Code requires an earlier or later effective date with respect to any portion(s) of this Section, such other effective date shall apply. If there is any discrepancy between the provisions of this Section and the provisions of Code
                           Section 415 and the regulations promulgated thereunder, such discrepancy shall be resolved in such a way as to give full effect to the provisions of the Code and regulations.


SECTION 6.8       CONSTRUCTION OF LIMITATIONS AND REQUIREMENTS.

The descriptions of the limitations and requirements set forth in this Article are intended to serve as statements of the minimum legal requirements necessary for the Plan to remain qualified under the applicable terms of the Code. The Participating Companies do not desire or intend, and the terms of this Article shall not be construed, to impose any more restrictions on the operation of the Plan than required by law. Therefore, the terms of this Article and any related terms and definitions in the Plan shall be interpreted and operated in a manner which imposes the least restrictions on the Plan. For example, if use of a more liberal definition of "Compensation" or a more liberal multiple use test is permissible at any time under the law, then the more liberal provisions may be applied as if such provisions were included in the Plan.

                                  ARTICLE VII

                                  INVESTMENTS


SECTION 7.1       ESTABLISHMENT OF TRUST ACCOUNT.

All Contributions are to be paid over to the Trustee to be held in the Trust Fund and invested in accordance with the terms of the Plan and the Trust.

SECTION 7.2       INVESTMENT FUNDS.

         (a) Named Investment Funds. In accordance with instructions from the Administrative Committee and the terms of the Plan and the Trust, the Trustee shall establish and maintain for the investment of assets of the Trust Fund, Investment Funds which may include the following:

                  (1) Fixed Income Fund (which shall include the Plan assets held in the EB MaGIC Fund as well as Plan assets invested in individual GICs [guaranteed investment contracts issued by insurance carriers] which were transferred from the Holiday Inn Plan,

                  (2)      American Balanced Fund,

                  (3)      Victory Growth Fund,

                  (4)      American Intermediate Bond Fund of America,

                  (5)      Neuberger & Berman Partners,

                  (6)      Janus Worldwide Fund, and

                  (7)      Bristol Stock Fund.

                  The Bristol Stock Fund shall consist primarily of Bristol Stock and such amount of cash or equivalents, as in the Committee's discretion, is too small to be reasonably invested in such stock or as is otherwise determined by the Administrative Committee to be prudent. the Trustee is hereby authorized to acquire and hold Bristol Stock. Any and all investments, reinvestments or purchases shall be made at prices not in excess of the current fair market value of the Bristol Stock at the time of such purchase or investments.

         (b) Other Investment Funds. At the proper direction of the Controlling Company or the Administrative Committee, the Trustee shall establish other Investment Funds (or modify the investment mix of the Investment Funds), in addition to or in lieu of the Investment Funds described herein, which may include, for example, other fixed income funds or, equity funds, bond funds, balanced funds, money market funds and international equity funds, any of which may be held directly or indirectly through any mutual fund, collective investment trust or other vehicle. Such other Investment Funds shall be established without necessity of amendment to the Plan and shall have the investment objectives prescribed by the Controlling Company or the Administrative Committee and to which the Trustee consents. Such other Investment Funds also may be established and maintained for any limited purpose(s) the Controlling Company or the Administrative Committee may properly direct (for example, for the investment of certain specified Accounts transferred from a prior plan).

         (c) Reinvestment of Cash Earnings. Any investment earnings received in the form of cash with respect to any Investment Fund (in excess of the amounts necessary to make cash distributions or to pay Plan or Trust expenses) shall be reinvested in such Investment Fund.


SECTION 7.3       PARTICIPANT DIRECTION OF INVESTMENTS.

Each Participant, Joint Annuitant or Beneficiary generally may direct the manner in which his Before-Tax, After-Tax, Matching, Supplemental, Rollover, Prior Pension Plan and Transfer Accounts shall be invested in and among the Investment Funds described in Section 7.2(a); provided, such investment directions shall be made in accordance with the following terms:

         (a) Investment of Contributions. Except as otherwise provided in this Section, each Participant may elect, on a form provided by the Administrative Committee, through an interactive telephone system or in such other manner as the Administrative Committee may prescribe, the percentage of his future Before-Tax, Matching, Discretionary Matching, Supplemental, Rollover and Transfer Contributions that will be invested in each Investment Fund; provided, as part of making an election, the Participant may elect different Investment Fund(s) and combinations of Investment Funds for each such type of Contribution. An initial election of a Participant shall be made as of the Entry Date coinciding with or immediately following the date the Participant commences or recommences participation in the Plan and shall apply to all such specified Contributions credited to such Participant's Account after such Entry Date. Such Participant may make subsequent elections as of any Business Day, but not more often than once in any 30-day period. Any such elections shall apply to all such specified Contributions credited to such Participant's Accounts after such date; for purposes hereof, Contributions and/or Forfeitures that are credited to a Participant's, Joint Annuitant's or Beneficiary's Account shall be subject to the investment election in effect on the date on which such amounts are actually received and credited, regardless of any prior date "as of" which such Contributions may have been allocated to his Account. Any election made pursuant to this subsection with respect to future Contributions shall remain effective until changed by the Participant. In the event a Participant never makes an investment election or makes an incomplete or insufficient election in some manner, the Trustee shall direct the investment of the Participant's future Contributions into the most conservative fund available under the Plan (either a fixed income or stable value fund) and such Contributions and earnings thereon shall remain so invested until a proper Participant direction is made with regard to such amounts.

         (b) Investment of Existing Account Balances. Except as otherwise provided in this Section, each Participant, Joint Annuitant or Beneficiary may elect, on a form provided by the Administrative Committee, through an interactive telephone system or in such other manner as the Administrative Committee may prescribe, the percentage of his existing Before-Tax, After-Tax, Matching, Supplemental, Rollover, Prior Pension Plan and Transfer Accounts that will be invested in each Investment Fund. Such Participant, Joint Annuitant or Beneficiary may make subsequent elections effective as of any Business Day following his Entry Date into the Plan, but not more often than once in any 30-day period. Each such election shall remain in effect until changed by such Participant, Joint Annuitant or Beneficiary. In the event a Participant fails to make an election for his existing Account pursuant to the terms of this subsection (b) which is separate from any election he made for his Contributions pursuant to the terms of subsection (a) hereof, or if a Participant's, Joint Annuitant's or Beneficiary's investment election is incomplete or insufficient in some manner, the Participant's, Joint Annuitant's or Beneficiary's existing Account will continue to be invested in the same manner provided under the terms of the most recent election affecting that portion of his Account, or if no election has ever been made by the Participant, the Trustee shall direct the investment of the Participant's existing Account into the most conservative fund available under the Plan (either a fixed income or stable value fund) and such amounts and earnings thereon shall remain so invested until a proper Participant direction is made with regard to such amounts.

         (c) Conditions Applicable to Elections. Allocations of investments in the various Investment Funds, as described in subsections
                  (a) and (b) hereof, shall be made in multiples of 5 percent as directed by the Participant, Joint Annuitant or Beneficiary. The Administrative Committee shall have complete discretion to adopt and revise procedures to be followed in making such investment elections. Such procedures may include, but are not limited to, the process of the election, the permitted frequency of making elections, the percentage increments for investing in each Investment Fund, the deadline for making elections and the effective date of such elections; provided, elections must be permitted at least once every 3 months. Any procedures adopted by the Administrative Committee that are inconsistent with the deadlines or procedures specified in this Section shall supersede such provisions of this Section without the necessity of a Plan amendment. Investment directions shall be subject to any applicable securities laws and regulations or rules and procedures set forth by the Administrative Committee to comply with applicable securities laws and regulations.

         (d) Restrictions on Certain Investments. Each Participant, Joint Annuitant or Beneficiary shall be subject to any restrictions or limitations imposed by the

                  Investment Fund in which his Accounts are invested. Furthermore, a Participant may not direct the investment of more than 30 percent of the Participant's existing account balance or future Contributions into the Bristol Stock Fund (prior to January 1, 1998, the maximum percentage was 50 percent and Participants who, prior to January 1, 1998, had elected a percentage higher than 30 percent but not higher than 50 percent may continue to have such higher percentage of the Participant's existing Account Balance and future Contributions invested in the Bristol Stock Fund).


SECTION 7.4       VALUATION.

As of each Valuation Date, the Trustee shall determine the fair market value of each of the Investment Funds after first deducting any expenses which have not been paid by the Participating Companies. All costs and expenses incurred in connection with Plan investments and, unless paid by the Participating Companies, all costs and expenses incurred in connection with the general administration of the Plan and the Trust shall be allocated between the Investment Funds in the proportion in which the amount invested in each Investment Fund bears to the amount invested in all Investment Funds as of the appropriate Valuation Date; provided, all costs and expenses directly identifiable to one Investment Fund shall be allocated to that Investment Fund.

SECTION 7.5       BRISTOL STOCK

         (a) Acquisition of Stock by Trustee. Consistent with the terms of the Trust Agreement, the Trustee shall acquire shares of Bristol Stock pursuant to Participants' elections in accordance with the provisions of Section 7.3 in the open market or from private sources (including Participating Company but excluding directors or officers thereof), at not more than the market price then prevailing.

         (b) Restriction on Stock Acquisition. Notwithstanding any other provisions hereof, it is specifically provided that the Trustee shall not purchase Bristol Stock during any period in which such purchase is, in the opinion of counsel for the Company, the Administrative Committee or the Plan (and that is communicated in writing to the Trustee), restricted by any law or regulation applicable thereto. During such period, amounts that would otherwise be invested in Bristol Stock shall be held in the Bristol Stock Fund in cash or cash equivalents.

         (c) Stock Rights, Stock Splits and Stock Dividends. No Participant or Beneficiary shall have any right of request, direction or demand upon the Committee or the Trustee to exercise in his behalf rights or privileges to acquire, convert into, or exchange for Bristol Stock or other securities. The Trustee, in its discretion, may exercise or sell any such rights or privileges. Each affected Participant's Accounts shall be appropriately credited. Bristol Stock received by the Trustee by reason of a stock split, stock dividend or recapitalization shall be appropriately allocated to the Accounts of the affected Participant or Beneficiary.

         (d) Voting of Bristol Stock. Unless otherwise provided under ERISA and consistent with the Trust Agreement, at each annual meeting and special meeting of the stockholders of the Company, the Trustee shall vote all shares of Bristol Stock except to the extent the Administrative Committee determines it appropriate to appoint an independent fiduciary solely for the purpose of voting such stock in connection with a particular corporate or plan transaction.


SECTION 7.6       PURCHASE OF LIFE INSURANCE.

Life insurance contracts shall not be purchased.

SECTION 7.7       VOTING AND TENDER  OFFER  RIGHTS WITH  RESPECT TO  INVESTMENT
                  FUNDS.

To the extent and in the manner permitted by the Trust and/or any documents establishing or controlling any of the Investment Funds, Participants, Joint Annuitants and Beneficiaries shall be given the opportunity to vote and tender their interests in each such Investment Fund. Otherwise, such interests shall be voted and/or tendered by the investment manager or other fiduciary that controls such Investment Fund, as may be provided in the controlling documents.

SECTION 7.8       FIDUCIARY RESPONSIBILITIES FOR INVESTMENT DIRECTIONS.

All fiduciary responsibility with respect to the direction for the investment of a Participant's, Joint Annuitant's or Beneficiary's Accounts among the available Investment Funds shall be allocated to the Participant, Joint Annuitant or Beneficiary who directs the investment. Neither the Administrative Committee, the Trustee, nor any Participating Company shall be accountable for any loss sustained by reason of any action taken, or investment made, pursuant to an investment direction by a Participant, Joint Annuitant or Beneficiary.

                                  ARTICLE VIII

                              VESTING IN ACCOUNTS


SECTION 8.1       IMMEDIATE 100% VESTING FOR CERTAIN ACCOUNTS.

All Participants shall at all times be fully vested in their Before-Tax, Supplemental, Rollover and Transfer Accounts, except that Transfer Contributions made pursuant to Section 4.2(b) shall vest in accordance with that Section.

SECTION 8.2       MATCHING CONTRIBUTION ACCOUNTS.

         (a) Vesting Upon Attainment of Normal Retirement Age, Death or Disability. A Participant's Matching Contribution Account shall become 100 percent vested and nonforfeitable upon the occurrence of any of the following events:

                  (1) The Participant's attainment of Normal Retirement Age while still employed as an employee of any Affiliate;

                  (2) The Participant's death while still employed as an employee of any Affiliate; or

                  (3) The Participant becoming Disabled while still employed as an employee of any Affiliate.

         (b) Transfer Accounts. The Transfer Account balances, including the balance of the Transferred Matching Contributions Account, which were transferred from the Holiday Inn Plan shall at all times be fully vested.

         (c)      Vesting Schedule. Except as provided in subsections (a) or
                  (b), for a Participant with an Account balance in the Plan on or after April 28, 1997 and with an Hour of Service on or after April 28, 1997, the Matching Contribution Account of the Participant shall vest in accordance with the following vesting schedule, based on the total of the Participant's Years of Vesting Service:

                  Years of Vesting Service           Vested Percentage of
                  Completed by Participant           Participant's Matching
                                                     Contributions Account
                  Less than 1 Year                            None
                  1 Year, but less than 2                     20%
                  2 Years, but less than 3                    40%
                  3 Years, but less than 4                    60%
                  4 Years, but less than 5                    80%
                  5 Years or more                             100%

SECTION 8.3       TIMING  OF   FORFEITURES   AND  VESTING  AFTER   RESTORATION
                  CONTRIBUTIONS.

If a Participant who is not yet 100 percent vested in his Matching Contributions Account separates from service with all Affiliates, the nonvested amount in his Matching Contributions Account shall be immediately forfeited upon distribution of the Participant's vested Account or, if such vested Account is not distributed prior to the last day of the Plan Year in which such separation occurs, shall be forfeited as of the last day of such Plan Year and shall become available for allocation as a Forfeiture (in accordance with the terms of Section 5.7) as of the last day of the Plan Year during which such separation occurs; provided, if a Participant has no vested interest in his Account at the time he separates from service, he shall be deemed to have received a cash-out distribution at the time he separates from service, and the forfeiture provisions of this Section shall apply. If such a Participant resumes employment with an Affiliate after he has incurred 5 or more consecutive One-Year Periods of Severance, such nonvested amount shall not be restored. If such a Participant resumes employment with an Affiliate before he has incurred 5 consecutive One-Year Periods of Severance, the nonvested amount shall be restored as follows:

         (a) Reemployment and Vesting Before any Distribution. If by the date of reemployment such a Participant has not received any distributions of his vested interest in his Account, or if he has no vested interest in his Account, the nonvested amount of his Matching Contribution Account shall be restored pursuant to the terms of Section 3.8 and shall be credited to his Matching Contribution Account. The Participant's Matching Contribution Account then shall be subject to all of the vesting rules in this Article VIII as if no Forfeitures had occurred.

         (b)      Reemployment and Vesting After Normal Distribution

                  If by the date of reemployment such a Participant has received a distribution of the entire vested interest in his Account not later than the close of the second Plan Year following the Plan Year in which separation from service with all Affiliates occurred, then the nonvested amount of his Matching Contribution Account that was forfeited shall be restored pursuant to the terms of Section 3.8(b), if the Participant repays the full amount of his distribution before the earlier of (i) five years after the date of the Participant's reemployment or (ii) the last day of the Plan Year within which the Participant incurs five consecutive One Year Periods of Severance commencing after the date of distribution.

         (c) Reemployment And Vesting After Other Distribution or Prior to Distribution. If by the date of reemployment such a Participant (i) has received a distribution of a portion but not all of the vested portion of his Account, or (ii) has received a distribution of the entire vested interest in his Account later than the close of the second Plan Year following the Plan Year in which separation from service with all Affiliates occurred, then, notwithstanding the general rules set forth in Section 8.1, the nonvested amount of his Matching Contribution Account shall be restored pursuant to the terms of Section 3.8, and the total amount of his undistributed Matching Contribution Account (including the restored amount) shall be credited to his

                  Matching Contribution Account. The vested interest of such Participant in such Matching Contribution Account prior to the date such Participant (i) again separates from service with all Affiliates, (ii) incurs 5 consecutive One Year Periods of Severance (such that the nonvested portion of his Matching Contribution Account is forfeited), or (iii) becomes 100 percent vested pursuant to the terms of Section 8.1 or Section
                  8.2 hereof (whichever is earliest), shall be determined pursuant to the following formula:

                  X = P (AB + [R x D]) - (R x D),

                  where X is the vested interest at the relevant time (that is, the time at which the vested percentage in such Matching Contribution Account cannot increase); P is the vested percentage at the relevant time; AB is the balance of his Matching Contribution Account at the relevant time; D is the amount of the distribution; and R is the ratio of his Matching Contribution Account balance at the relevant time to such Account's balance immediately after the distribution.

SECTION 8.4       AMENDMENT TO VESTING SCHEDULE.

Notwithstanding anything herein to the contrary, in no event shall the terms of any amendment to the Plan reduce the vested percentage that any Participant has earned under the Plan. In the event that the Plan provides for Participants to vest in their Accounts at a rate which is faster than that provided under any amendment hereto (or in the event any other change is made that directly has an adverse effect on Participants' vested percentage), any Participant who has 3 or more years of vesting service [calculated in a manner consistent with Treasury Regulation Section 1.411(a)-8T (or any successor section)] may elect to have his vested percentage calculated under the schedule in the Plan before any such change, and the Administrative Committee shall give each such Participant notice of his rights to make such an election. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of: (1) 60 days after the amendment is adopted;
(2) 60 days after the amendment becomes effective; or (3) 60 days after the Participant is issued written notice of the amendment by a Participating Company or Administrative Committee.

                                   ARTICLE IX

                 BENEFIT PAYMENTS UPON SEPARATION FROM SERVICE
                          FOR REASONS OTHER THAN DEATH


SECTION 9.1       BENEFITS PAYABLE UPON SEPARATION FROM SERVICE.

         (a) General Rule Concerning Benefits Payable. In accordance with the terms of subsection (b) hereof and subject to the restrictions set forth in subsections (c) and (d) hereof, if a Participant separates from service with all Affiliates for any reason other than death, he shall be entitled to receive or begin receiving a distribution of (i) the vested amount credited to his Account, determined as of the Valuation Date on which such distribution is processed, plus (ii) the vested amount of any Contributions made on his behalf since such Valuation Date. For purposes of this subsection, the "date on which such distribution is processed" refers to the date established for such purpose by administrative practice, even if actual payment and/or processing is made or commenced at a later date due to delays in the valuation, administrative or any other procedure.

         (b)      Timing of Distribution.

                  (1)      Except as provided in subsections (b)(2), (b)(3) and
                           (c) hereof, benefits payable to a Participant under this Section shall be distributed, or shall commence to be distributed, as soon as administratively feasible after such Participant separates from service with all Affiliates for any reason other than death; provided, this timing schedule generally shall not require distributions to be made or commenced on more than one date during each calendar month. For purposes of this subsection (b)(1), such date shall be the Participant's Benefit Commencement Date. Any annuity payments that do not actually begin on the date as of which payment is scheduled to commence under this Article shall be adjusted so that the first payment includes all amounts due through the date of such payment.

                  (2) Notwithstanding the foregoing, in the event that (A) the value of the Participant's Account exceeds (or at any time prior to distribution exceeded) $5,000 and
                           (B) the Benefit Commencement Date described in subsection (b)(1) hereof occurs or is to occur prior to the Participant's Normal Retirement Age, benefits shall not be distributed (or commence to be distributed) to such Participant at the time set forth in subsection (b)(1) hereof without the Participant's written election, on a form provided by the Administrative Committee. In order for such Participant's election to be valid, he must actually separate from service on or before his selected Benefit Commencement Date, his election must be filed with the Administrative Committee within the 90-day period ending on such date, and the Administrative Committee (no later than 30 days and no earlier than 90 days before his Benefit Commencement Date, or within such other period as may be permissible) must have presented him with a notice informing him of his right to defer his distribution. With the Participant's written consent, the distribution of his Account, other than his Prior Pension Plan Account, may commence less than 30 days after such notice is given; provided the Administrative Committee informs the Participant that he has a right to a period of at least 30 days after receiving the notice to consider to elect a distribution (or term of distribution, if applicable), and the Participant affirmatively elects to receive a distribution after receiving the notice. If the Participant does not consent in writing to the distribution (or commencement of his distribution) of his benefit at such time, his benefit shall be distributed (or commence to be distributed) as soon as practicable after he files a written election with the Administrative Committee requesting such payment. If a Participant fails to file a written election specifying the time of payment, then, unless he elects to further defer the distribution of his benefit, his benefit shall be distributed (or commence to be distributed) as soon as administratively feasible after the end of the Plan Year in which he attains Normal Retirement Age, but in no event later than the 60th day after the end of such Plan Year; provided, if the amount of payment cannot be ascertained by such date, payment shall be made (or commence) no later than 60 days after the earliest date on which such payment can be ascertained under the Plan. A Participant's Benefit Commencement Date under this subsection (b)(2) shall be the date as of which benefits are scheduled to begin hereunder.

                  (3) Notwithstanding anything in the Plan to the contrary, unless a Participant elects to further defer the distribution of his benefit, in no event shall payment of the Participant's benefit commence (or be made) later than 60 days after the end of the Plan Year which includes the latest of (i) the date on which the Participant attained Normal Retirement Age,
                           (ii) the date which is the 10th anniversary of the date he commenced participation in the Plan, or (iii) the date he actually separates from service with all Affiliates; provided, if the amount of the payment cannot be ascertained by the date as of which payments are scheduled to be made (or commence) hereunder, payment shall be made (or commence) no later than 60 days after the earliest date on which such payment can be ascertained under the Plan.

                  (4) Notwithstanding anything in the Plan to the contrary, the Participant's benefit payments shall be made (or commence) no later than the April 1 following the calendar year in which the Participant attains age
                           70 1/2 or if later, the calendar year in which the Participant actually separates from service with all Affiliates. Notwithstanding the foregoing, with respect to (i) the Prior Pension Plan Account of any Participant and (ii) the total Account of any 5% owner (within the meaning of Code Section 416(i)(1)), payments shall commence no later than the April 1 following the calendar year in which the Participant attains age 70 1/2 without regard to whether he has actually separated from service with all Affiliates prior to such date. All distributions will be made in accordance with Code Section 401(a)(9), the regulations promulgated under Code Section 401(a)(9), including Treasury Regulation Section 1.401(a)(9)-2 (relating to incidental benefit limitations) and any other provisions reflecting the requirements of Code
                           Section 401(a)(9) and prescribed by the Internal Revenue Service; and the terms of the Plan reflecting the requirements of Code Section 401(a)(9) override the distribution options (if any) in the Plan which are inconsistent with those requirements.

                  (c) Restrictions on Distributions from Before-Tax and Supplemental Accounts. Notwithstanding anything in the Plan to the contrary, (i) amounts in a Participant's Before-Tax and Supplemental Accounts, and (ii) amounts in a Participant's Transfer Accounts credited with before-tax contributions, matching and company contributions used to satisfy the Code
                           Section 401(k) actual deferral percentage test and company contributions used to satisfy the Code
                           Section 401(m) average contribution percentage test, shall not be distributable to such Participant earlier than the earliest of the following to occur:

                           (1) The Participant's death or separation from service with all Affiliates;

                           (2) The termination of the Plan without the establishment or maintenance of a successor defined contribution plan [other than an employee stock ownership plan as defined in Code Section 4975(e)] at the time the Plan is terminated or within the period ending 12 months after the final distribution of all assets in all Before-Tax, Supplemental and Transfer Accounts described above in this subsection (c); provided, if fewer than 2 percent of the Employees who are or were eligible under the Plan at the time of its termination are or were eligible under another defined contribution plan at any time during the 24 month period beginning 12 months before the time of termination, such other plan shall not be a successor plan;

                           (3) The date of disposition by the Participating Company employing such Participant of substantially all of its assets [within the meaning of Code Section 409(d)(2)] that were used by such Participating Company in a trade or business; provided, such Participant continues employment with the corporation acquiring such assets. The sale of 85 percent of the assets used in a trade or business will be deemed a sale of "substantially all" of the assets used in such trade or business;

                           (4) The date of disposition by the Participating Company employing such Participant of its interest in a subsidiary [within the meaning of Code Section 409(d)(3)]; provided, such Participant continues employment with such subsidiary;

                           (5) The attainment by such Participant of age 59-1/2; or

                           (6) The Participant's incurrence of a financial hardship (to the extent, if any, such a distribution is permitted under the Plan);


                           provided, for an event described in subsections
                           (c)(2), (c)(3) or (c)(4) hereof to constitute events permitting a distribution from the Before-Tax and Supplemental Accounts (or the affected Transfer Accounts), such distribution must be made on account of such event in the form of a lump sum distribution, as defined in Code Section 402(d)(4) (without regard to clauses (i), (ii), (iii) and (iv) of subparagraph
                           (A), or subparagraphs (B) and (F) thereof); and provided, further, for the events described in subsections (c)(3) or (c)(4) hereof to constitute events permitting such a distribution, the Participating Company must maintain the Plan after the disposition.

                  (d) Discontinuance Upon Reemployment. If a Participant becomes eligible to receive or begins receiving benefit payments in accordance with the terms of this
                           Article IX and subsequently is reemployed by an Affiliate prior to the time his Account has been distributed in full, all distributions to such Participant shall be delayed or cease until such Participant again becomes eligible to receive distributions from the Plan. Notwithstanding the foregoing, if a Participant's benefit payments have commenced in the form of an annuity or installment payments for which an annuity contract has been purchased, payments under such annuity contract shall not cease but shall continue during the period of his reemployment.


SECTION 9.2       DISTRIBUTIONS FROM ACCOUNTS OTHER THAN PRIOR PENSION PLAN
                  ACCOUNT.

         (a) Method of Payment. The method pursuant to which a Participant's benefits under the Plan shall be distributed from his Accounts other than his Prior Pension Plan Account shall be determined as follows:

                  (1) Except as provided in Section 9.4, the payment of any distribution to a Participant or Beneficiary from the Plan shall be in the form of a single sum cash payment unless an alternative form of payment permitted under this section is selected by the Participant by written notice delivered to the Administrative Committee, all in accordance with the terms of this subsection (a)(1) and subsections
                           (a)(2) - (a)(6) hereof. Subject to Section 9.5(a), the Participant may choose between (A) a single sum cash payment and (B) equal cash installments (adjusted for investment earnings and losses between payments), paid annually, quarterly or monthly, as he elects, over a term not to exceed the life expectancy of the Participant or the joint life expectancy of the Participant and his designated Beneficiary; The election of any option may be revoked and a new option elected, but election of any option hereunder shall be duly filed prior to the date benefits would otherwise be paid or commenced, and in no event shall an election be permitted after the initial distribution or commencement of payment of any benefit. If the payment of a Participant's benefit commences in accordance with Section 9.1(b)(4), the payment shall be in the form of a single sum cash payment.

                  (2) If a Participant selects payment in the form of installments, the initial value of the obligation for the installment payments shall be equal to the amount of the Participant's vested Account balance on the day payments are scheduled to commence. Notwithstanding anything herein to the contrary, distributions from the Plan must satisfy the requirements of Code Section 401(a)(9)(G). This means that the incidental benefit rules as described in Treasury Regulation Section 1.401(a)(9)-2 shall be satisfied.

                  (3) If installment payments of a Participant's benefit from the Plan have begun, then at any time thereafter the Participant may elect to receive the remaining Account balance in the form of a single sum payment.

                  (4) If a Participant dies before his Benefit Commencement Date, distribution to his Beneficiary shall be made in the form prescribed pursuant to the terms of
                           Article X.

                  (5) If a Participant dies after his Benefit Commencement Date but before his entire benefit has been distributed, his Beneficiary may elect at any time thereafter to receive the remainder of the deceased Participant's vested Account in the form of a single sum payment or to continue to receive the same installment payments which would have been paid to the deceased Participant if he had survived.

                  (6) If a Beneficiary who has begun receiving installment payments dies prior to the full payment thereof, the remaining vested amount of the Account balance shall be distributed to the designated beneficiary of such Beneficiary or, if no such beneficiary has been designated or survives, to the estate of such Beneficiary.

                  (7) If a distribution is to be made to a Participant and/or his Spouse Beneficiary in the form of installments payable over the life expectancy or joint life expectancy of such persons, the life expectancy or joint life expectancy, as applicable, of such persons shall be calculated at the time distributions commence and shall not thereafter be recalculated (except as provided in
                           Section 9.1(b)(4)).

         (b) Direct Rollover Distributions. If (i) a Participant, (ii) his Spouse who is his Beneficiary, or (iii) his Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), who is the recipient of any Eligible Rollover Distribution, elects to have such Eligible Rollover Distribution paid directly to an Eligible Retirement Plan and specifies (in such form and at such time as the Administrative Committee may prescribe) the Eligible Retirement Plan to which such distribution is to be paid, such distribution shall be made in the form of a direct trustee-to-trustee transfer to the specified Eligible Retirement Plan; provided, such transfer shall be made only to the extent that the Eligible Rollover Distribution would be included in gross income if not so transferred [determined without regard to Code Section 402(c) and Section 403(a)(4)].

         (c) Prior Annuity Plan Account. The provisions of this Article IX other than Section 9.3 shall apply to payment of a Participant's Prior Annuity Plan Account unless, within 90 days prior to the Participant's Benefit Commencement Date, the Participant elects to have his Prior Annuity Plan Account paid in the form of a qualified joint and survivor annuity (or life annuity, if unmarried). If a Participant with a Prior Annuity Plan Account elects to have such account paid in the form of a qualified joint and survivor annuity (or life annuity, if unmarried) within the 90 days prior to the Participant's Benefit Commencement Date, the payment of the Participant's Prior Annuity Plan Account shall be made in accordance with the provisions of Section 9.3.


SECTION 9.3 DISTRIBUTIONS FROM PRIOR PENSION PLAN ACCOUNT FOR REASONS OTHER THAN DEATH.

         (a) Normal Forms. Except as provided in Section 9.4 or unless a Participant otherwise elects in accordance with subsection
                  (b)(1) hereof, a Participant's benefit under the Plan (other than his death benefit) shall be paid from his Prior Pension Plan Account in the following applicable form:

                  (1) in the form of a life annuity, if the Participant does not have a Spouse on his Benefit Commencement Date; or

                  (2) in the form of a joint and 50% survivor annuity payable to the Participant and his Spouse (as his Joint Annuitant), if the Participant has a Spouse on his Benefit Commencement Date.

         (b)      Election of Optional Payment Forms.

                  (1) Election. After receiving the notice described in subsection (c) hereof, a Participant may make a Qualified Retirement Election at any time within the 90-day period ending on his Benefit Commencement Date to have his benefits paid in one of the alternative benefit payment forms described in subsection (b)(2) hereof (substituting his Joint Annuitant for "Beneficiary" in said section) and/or to name a Joint Annuitant (including a non-spouse Joint Annuitant for a married Participant) with respect to any installments selected as an alternative benefit payment form.

                  (2) Optional Payment Forms. The alternative benefit forms from which a Participant may elect pursuant to the terms of this Section shall be equivalent to the amount of the Participant's Prior Pension Plan Account balance as follows:

                           (A) Life Annuity. A monthly retirement benefit payable during the Participant's lifetime, with payments to cease after the payment due on the first day of the month in which the Participant's death occurs. Such payments shall be made through an annuity contract purchased with the Participant's vested Account balance and distributed to him, and the amount of such payments shall be equal to the amount that can be provided through such an annuity contract;

                           (B) Joint and 25%, 50%, 75% or 100% Survivor Annuity. A monthly retirement benefit which shall be payable during the Participant's lifetime, with 25, 50, 75 or 100 percent, as elected by the Participant, of the Participant's monthly benefit amount continuing after his death to the person designated (or deemed designated) as his Beneficiary if such Beneficiary survives him, for such Beneficiary's remaining lifetime. Payments shall cease with the payment due on the first day of the month in which occurs the later of the Participant's death or his Beneficiary's death. Such payments shall be made through an annuity contract purchased with the Participant's vested Account balance and distributed to him, and the amount of such payments shall be provided through such an annuity contract;

                           (C) Life Annuity with 10 Years Certain. A monthly benefit which shall be payable during the Participant's lifetime with payments to cease after the payment due on the first day of the month in which the Participant's death occurs; provided, payments shall continue for a period of 10 years after the Participant's Benefit Commencement Date, regardless of whether the Participant dies before all such payments are made, and shall be paid to his Beneficiary for the balance of such period certain; and, provided further, in the event the joint life expectancy of the Participant and his Beneficiary [determined as of the Participant's Benefit Commencement Date in accordance with Code Section 401(a)(9)] is less than the period certain selected by the Participant, then the guaranteed period under this subsection shall not exceed such joint life expectancy. If both the Participant and his Beneficiary die before the expiration of the period certain described in this subsection such that benefits remain due hereunder, all remaining amounts due shall be paid to the estate of the Beneficiary. Such payments shall be made through an annuity contract purchased with the Participant's vested Account balance and distributed to him, and the amount of such payments shall be provided through such an annuity contract;

                           (D) Periodic Installments. Periodic installments made in accordance with Section 9.2; or

                           (E) Single-Sum Payment. A single-sum payment of the Participant's Prior Pension Plan Account balance.

                  (3) Rate of Payments to Joint Annuitant. Notwithstanding anything herein to the contrary, if a Participant dies after his benefit payments to him have begun under an annuity form of payment that provides for continued benefit payments after his death, the remaining portion of his distributable benefit (if any) shall be distributed to his Joint Annuitant at least as rapidly as under the method of distribution in effect at the time of the Participant's death, such that the requirements of Code Section 401(a)(9) shall be satisfied.

         (c) Retirement Notice. For a Participant who is eligible for an annuity form of distribution pursuant to subsection (a) hereof, no less than 30 days (no less than 7 days, if the Participant waives the 30 day requirement) and no more than 90 days before each Participant's Benefit Commencement Date (or within such other permissible period), the Administrative Committee shall furnish such Participant written notice of:

                  (1) the terms and conditions of the benefit payment forms described in subsection (b)(2) hereof, the conditions under which they will be provided and the relative financial effect of selecting any alternative benefit form;

                  (2) the Participant's right (subject to the written consent of such Participant's Spouse, if any) to elect a benefit payment form other than the forms payable to him under subsection (a) hereof and the effect, if any, of such election;

                  (3) the right of a married Participant's Spouse to negate the Participant's election of an optional benefit payment form through a failure to consent in writing before a notary public or a Plan representative to such election;

                  (4) the Administrative Committee's right to rely on a Spouse's properly executed and notarized consent to the payment of Plan benefits in one of the optional forms described in subsection (b)(2) hereof, which consent shall be irrevocable with respect to such Spouse under the Plan;

                  (5) the Participant's right to revoke an election that his benefit be paid in a form other than the annuity form payable to him under subsection (a) hereof; and

                  (6) the Participant's right, upon his written request delivered to the Administrative Committee, to receive more specific information regarding the financial effect of selecting an alternative benefit form (including the amount of payments under an annuity).

SECTION 9.4       CASH-OUT PAYMENT OF BENEFITS.

Notwithstanding anything to the contrary in this Article IX, in the event that the vested amount of the Account of any Participant who separates from the service of all Affiliates is less than or equal to (and never exceeded) $5,000, the full vested amount of such benefit automatically shall be paid to such Participant in one single-sum, cash-out distribution as soon as practicable after the date the Participant separates from service, but in no event later than the end of the second Plan Year following the Plan Year in which such Participant's separation occurs. In the event a Participant has no vested interest in his Account at the time of his separation from service, he shall be deemed to have received a cash-out distribution at the time of his separation from service, and the forfeiture provisions of Section 8.3 shall apply.

SECTION 9.5       ASSETS DISTRIBUTED; EFFECT OF OUTSTANDING LOANS.

         (a) Single-Sum and Installment Payments. Any distribution made in the form of a single-sum payment or installment payments to a Participant or Beneficiary shall be made in the form of cash (or, to the extent invested in the Bristol Stock Fund, if elected by the Participant, in whole shares of Bristol Stock with fractional shares paid in cash). However, the Administrative Committee may direct the Trustee to purchase an annuity (other than a life annuity) which shall be distributed to a Participant in satisfaction of his election to receive payment in the form of installments.

         (b) Life Annuity Payments. Any distribution made in the form of a life annuity to a Participant or Joint Annuitant shall be made in cash, or, if the Administrative Committee directs, through the purchase with Trust Fund assets of an annuity contract which is distributed to the Participant or Joint Annuitant, as applicable, and pursuant to which an insurance company is obligated to make such cash distributions in accordance with the provisions of the Plan.

         (c) Effect of Outstanding Loans. If an amount becomes payable to a Participant or his Joint Annuitant pursuant to this Article at a time when a Participant has an outstanding loan from the Plan, the terms of Section 11.9(g) shall apply.


SECTION 9.6       QUALIFIED DOMESTIC RELATIONS ORDERS.

In the event the Administrative Committee receives a domestic relations order which it determines to be a qualified domestic relations order [see Section 15.1(b)], the Plan shall pay such benefit to the prescribed alternate payee(s) at such time and in such form, as shall be described in the qualified domestic relations order and permitted under Section 15.1(b). If the qualified domestic relations order requires immediate payment, the specified benefit shall be paid to the alternate payee as soon as practicable following the end of the month within which the Administrative Committee determines that the order is qualified or, if later, after timing restrictions and requirements under the Code are satisfied. To the extent consistent with the qualified domestic relations order, the amount of the payment to an alternate payee shall include earnings, interest and other investment proceeds through (but not after) the Valuation Date as of which the Trustee processes the distribution. If a Participant's Account is partially paid or payable to an alternate payee, the Participant's remaining portion of his Account shall be reduced accordingly and shall be subject to the distribution provisions in this Article IX.

SECTION 9.7       UNCLAIMED BENEFITS.

In the event a Participant, Beneficiary or Joint Annuitant becomes entitled to benefits under the Plan and the Administrative Committee is unable to locate such Participant, Beneficiary or Joint Annuitant (after sending a letter, return receipt requested, to the last known address, and after such further diligent efforts as the Administrative Committee in its sole discretion deems appropriate) within 1 year from the date upon which he becomes so entitled, the full Account of the Participant shall be deemed abandoned and shall be used to reduce the Participating Companies' obligations to make Matching or Supplemental Contributions as the Administrative Committee in its sole discretion may direct; provided, in the event such Participant, Joint Annuitant or Beneficiary is located and makes a claim subsequent to the termination of the Plan, the amount of the abandoned Account (unadjusted for any investment gains or losses from the time of abandonment) shall be restored (from abandoned Accounts, Forfeitures, Trust earnings or Contributions made by the Participating Companies) to such Participant, Joint Annuitant or Beneficiary, as appropriate; and, provided further, the Administrative Committee, in its sole discretion, may delay the deemed date of abandonment of any such Account for a period longer than the prescribed one Plan Year, but not longer than the period required for escheat under applicable state law, if it believes that it is in the best interest of the Plan to do so.

SECTION 9.8       CLAIMS.

         (a) Procedure. Claims for benefits under the Plan may be filed with the Administrative Committee on forms supplied by the Administrative Committee. The Administrative Committee shall furnish to the claimant written notice of the disposition of a claim within 90 days after the application therefor is filed; provided, if special circumstances require an extension of time for processing the claim, the Administrative Committee shall furnish written notice of the extension to the claimant prior to the end of the initial 90-day period, and such extension shall not exceed one additional, consecutive 90-day period. In the event the claim is denied, the notice of the disposition of the claim shall provide the specific reasons for the denial, cites of the pertinent provisions of the Plan, and, where appropriate, an explanation as to how the claimant can perfect the claim and/or submit the claim for review.

         (b) Review Procedure. Any Participant, Joint Annuitant or Beneficiary who has been denied a benefit, or his duly authorized representative, shall be entitled, upon request to the Administrative Committee, to appeal the denial of his claim. The claimant, or his duly authorized representative, may review pertinent documents related to the Plan and in the Administrative Committee's possession in order to prepare the appeal. The form containing the request for review, together with a written statement of the claimant's position, must be filed with the Administrative Committee no later than 60 days after receipt of the written notification of denial of a claim provided for in subsection (a) hereof. The Administrative Committee's decision shall be made within 60 days following the filing of the request for review and shall be communicated in writing to the claimant; provided, if special circumstances require an extension of time for processing the appeal, the Administrative Committee shall furnish written notice to the claimant prior to the end of the initial 60-day period, and such an extension shall not exceed one additional 60-day period. If unfavorable, the notice of decision shall explain the reason or reasons for denial and indicate the provisions of the Plan or other documents used to arrive at the decision.

         (c) Satisfaction of Claims. Any payment to a Participant, Joint Annuitant or Beneficiary, or to his legal representative or heirs at law, all in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Trustee, the Administrative Committee and the Controlling Company, any of whom may require such Participant, Joint Annuitant, Beneficiary, legal representative or heirs at law, as a condition to such payment, to execute a receipt and release therefor in such form as shall be determined by the Trustee, the Administrative Committee or the Controlling Company, as the case may be. If receipt and release shall be required but execution by such Participant, Joint Annuitant, Beneficiary, legal representative or heirs at law shall not be accomplished so that the terms of Section 9.1(b) (dealing with the timing of distributions) may be fulfilled, such benefits may be distributed or paid into any appropriate court or to such other place as such court shall direct, for disposition in accordance with the order of such court, and such distribution shall be deemed to comply with the requirements of
                  Section 9.1(b).


SECTION 9.9       EXPLANATION OF ROLLOVER DISTRIBUTIONS.

Within a reasonable period of time [as defined for purposes of Code Section 402(f)] before making an Eligible Rollover Distribution from the Plan to a Participant, Joint Annuitant or Beneficiary, the Administrative Committee shall provide such Participant, Joint Annuitant or Beneficiary with a written explanation of (i) the provisions under which the distributee may have the distribution directly transferred to another Eligible Retirement Plan, (ii) the provisions which require the withholding of tax on the distribution if it is not directly transferred to another Eligible Retirement Plan, (iii) the provisions under which the distribution will not be subject to tax if transferred to an Eligible Retirement Plan within 60 days after the date on which the distributee receives the distribution, and (iv) such other terms and provisions as may be required under Code Section 402(f) and the regulations promulgated thereunder.

                                   ARTICLE X

                                 DEATH BENEFITS


SECTION 10.1      DETERMINATION OF DEATH BENEFITS.

If a Participant dies before payment of his benefits from the Plan is made or commenced, the Joint Annuitants or Beneficiaries designated by such Participant in his latest, effective designation form filed with the Administrative Committee in accordance with the terms of Section 10.8 shall be entitled to receive a distribution of the total of (i) the entire vested amount credited to such Participant's Account, determined as of the Valuation Date on which the distribution is processed, plus (ii) any Contributions made on such Participant's behalf since such Valuation Date. For purposes of this subsection, the "date on which the distribution is processed" refers to the date established for such purpose by administrative practice, even if actual payment and/or processing is made at a later date due to delays in the valuation, administrative or any other procedure.

SECTION 10.2      NON-ANNUITY FORM OF DISTRIBUTION.

         (a) Method, Timing and Assets. With respect to a Participant's Accounts other than his Prior Pension Plan Account or, with respect to his entire Account if the Participant's Joint Annuitant is not his Surviving Spouse, if the Participant dies before his Benefit Commencement Date then, except as provided in subsection (b) or (c) hereof, any distribution to his Joint Annuitant or Beneficiary or Beneficiaries shall be made as soon as practicable after the Participant's date of death in the form of a single sum cash payment or, if elected by the Beneficiary, in the form of installment payments in accordance with Section 9.2; provided, such payments may be divided among multiple Joint Annuitants and Beneficiaries, as applicable; and further provided, this timing schedule generally shall not require distributions to be made or commenced on more than one date during each calendar month; provided further that if the Beneficiary or Joint Annuitant so elects, commencement of distribution may be delayed, provided that the entire Account shall be distributed not later than December 31st of the Plan Year which contains the fifth anniversary of the date the employee died or within such shorter period as shall be required to permit the Plan to comply with the requirements of Code Section 401(a)(9) and the regulations thereunder.

         (b) Direct Rollover Distributions. If a Participant's Spouse, who is his Beneficiary and who is the recipient of any Eligible Rollover Distribution, elects to have such Eligible Rollover Distribution paid directly to an Eligible Retirement Plan and specifies (in such form and at such time as the Administrative Committee may prescribe) the Eligible Retirement Plan to which such distribution is to be paid, such distribution shall be made in the form of a direct trustee-to-trustee transfer to the specified Eligible Retirement Plan; provided, such transfer shall be made only


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


                  to the extent that the Eligible Rollover Distribution would be included in gross income if not so transferred [determined without regard to Code Section 402(c) and Section 403(a)(4)].

         (c) Prior Annuity Plan Account. The provisions of this Article X other than Sections 10.3 and 10.4 shall apply to payment of a Participant's Prior Annuity Plan Account unless, within the 90 days prior to the Participant's Benefit Commencement Date, the Participant elects to have his Prior Annuity Plan Account paid in the form of a qualified joint and survivor annuity (or life annuity, if unmarried). If a Participant with a Prior Annuity Plan Account elects to have such account paid in the form of a qualified joint and survivor annuity (or life annuity, if unmarried) within the 90 days prior to the Participant's Benefit Commencement Date, distribution of the Participant's Prior Annuity Plan Account shall be made in accordance with the provisions of Section 10.3.


SECTION 10.3      PAYMENT OF SURVIVOR BENEFITS FROM PRIOR PENSION PLAN ACCOUNT.

         (a) General. With respect to a deceased Participant's Prior Pension Plan Account, if (i) the deceased Participant is eligible to receive the distribution of his Prior Pension Plan Account in the form of an annuity (pursuant to the terms of Section 9.3), (ii) the Participant has a vested interest in all or any portion of such Account and dies before his Benefit Commencement Date, and (iii) the Participant's Spouse is his Joint Annuitant, then, except as provided in Section 10.6 or unless the Participant or his Spouse elects otherwise in accordance with Section 10.4, a monthly Survivor Annuity shall be payable on his behalf to his Spouse. Such monthly Survivor Annuity shall be an annuity for the life of the Participant's Spouse, the actuarial equivalent of which shall be equal to the Participant's Prior Pension Plan Account as of the Valuation Date on which such distribution is processed.

         (b)      Exclusion. No survivor benefit shall be payable under this
                  Section 10.3 to any person who is not living on the date as of which the payment is scheduled to commence under Section 10.5.


SECTION 10.4      ELECTION OF OPTIONAL PAYMENT FORM FROM PRIOR PENSION PLAN
                  ACCOUNT.

Subject to Section 10.6, a Participant may make an election to have his survivor benefit from his Prior Pension Plan Account paid in a single-sum payment. Any such election generally may be made at any time during the period beginning on or after the first day of the Plan Year in which the Participant attains age 35 and ending on the earlier of the Participant's death or Benefit Commencement Date; provided, an election may be made prior to the date this period begins, but the effectiveness of any such election shall expire as of the date the Participant attains age 35. No spousal consent shall be required for any such election which changes the form of benefit (but see Section 10.8 regarding spousal consent requirements for designation of a non-spouse Joint Annuitant). In addition, after the death of the Participant, his Joint Annuitant may elect to receive a distribution in a single-sum payment of the Participant's Prior Pension Plan Account balance.

SECTION 10.5      COMMENCEMENT OF SURVIVOR BENEFITS.

         (a) Payments to Spouse. Except as provided in Section 10.6, if the Participant's Spouse is his Joint Annuitant and is eligible to receive a survivor benefit under Section 10.3(a), payment of such benefit shall commence as of the first day of the calendar month following the later of (i) the date on which the Participant would have attained his Normal Retirement Age (if he had survived) or (ii) the Participant's date of death; provided, if the Participant dies before his Normal Retirement Age, his Spouse instead may elect (on a form provided for this purpose by the Administrative Committee and in a manner that satisfies the requirements of the Retirement Equity Act of
                  1984) for the payment of his survivor benefit to commence as soon as practicable after the Participant's date of death.

         (b) Minimum Benefit Rules. All distributions will be made in accordance with Code Section 401(a)(9), the regulations promulgated under Code Section 401(a)(9), including Treasury Regulation Section 1.401(a)(9)-2 and any other provisions reflecting the requirements of Code Section 401(a)(9) and prescribed by the Internal Revenue Service, all of which are incorporated by reference; and the terms of the Plan reflecting the requirements of Code Section 401(a)(9) override the distribution options (if any) in the Plan which are inconsistent with those requirements.


SECTION 10.6      CASH-OUT PAYMENT OF SURVIVOR BENEFITS.

If the Participant's vested Account balance is $5,000 or less as of the Participant's date of death, the full amount of such vested Account balance automatically shall be paid to his Joint Annuitant or Beneficiary in one single-sum, cash-out distribution as soon as practicable after the Participant's date of death.

SECTION 10.7      DEATH DURING SUSPENSION OF BENEFITS.

If a Participant separates from service for any reason (other than death), he begins receiving benefits as of his Benefit Commencement Date, he then becomes reemployed, his benefit payments are suspended [as provided in Section 9.1(d)], and he dies before payment of his benefits recommence, his suspended benefits (if any) and any new benefits which are allocated to his Account during such period of reemployment shall be treated as a death benefit and shall be determined and paid pursuant to the terms of this Article.

SECTION 10.8      JOINT ANNUITANT AND BENEFICIARY DESIGNATION.

         (a) General. In accordance with the terms of this Section, Participants shall designate and from time to time may redesignate their Joint Annuitants and Beneficiaries in such form and manner as the Administrative Committee may determine. A Participant shall be deemed to have named his Surviving Spouse, if any, as his sole Joint Annuitant and Beneficiary unless his Spouse consents to the payment of all or a specified portion of the Participant's death benefit to a Joint Annuitant or Beneficiary other than or in addition to the Surviving Spouse in a manner satisfying the requirements of a Qualified Spousal Waiver and such other procedures as the Administrative Committee may establish. Notwithstanding the foregoing, a married Participant may designate a nonspouse Joint Annuitant and Beneficiary without a Qualified Spousal Waiver if the Participant establishes to the satisfaction of the Administrative Committee that a Qualified Spousal Waiver may not be obtained because his Spouse cannot be located or such other permissible circumstances exist as the Secretary of the Treasury may prescribe by regulation. A Qualified Spousal Waiver generally may be made at any time; provided, with respect to a Participant's Prior Pension Plan Account, if the Participant dies before his Benefit Commencement Date and after he attains age 35, his designation of a non-spouse Joint Annuitant will be effective only if made during the period beginning on or after the first day of the Plan Year in which the Participant attains age 35 and ending on the earlier of the Participant's death or Benefit Commencement Date.

         (b)      No Designation or Designee Dead or Missing. In the event that:

                  (1) a Participant dies without designating a Joint Annuitant or Beneficiary;

                  (2) the Joint Annuitant or Beneficiary designated by a Participant is not surviving when a payment is to be made to such person under the Plan, and no contingent Joint Annuitant or Beneficiary has been designated; or

                  (3) the Joint Annuitant or Beneficiary designated by a Participant cannot be located by the Administrative Committee within 1 year after the date benefits are to commence to such person;

                           then, in any of such events, the Joint Annuitant or Beneficiary of such Participant with respect to any benefits that remain payable under the Plan shall be the Participant's Surviving Spouse, if any, and if not, then the estate of the Participant.


SECTION 10.9      SURVIVOR BENEFIT NOTICE.

The Administrative Committee shall furnish each Participant who has a Prior Pension Plan Account with a written notice which explains the terms and conditions related to the survivor benefit provided hereunder and which is comparable in content and substance to the retirement notice described in
Section 9.3(c). The Administrative Committee shall furnish such survivor benefit notice within whichever of the following periods ends last:

         (a) the period beginning on the 1st day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year preceding the Plan Year in which the Participant attains age 35;

         (b) the period which begins 1 year before and ends on the day before the 1-year anniversary of the date on which an Employee becomes a Participant; or

         (c) with respect to a Participant whose employment with all Affiliates ends before he attains age 35, the period which begins 1 year before and ends 1 year after the date on which he separates from service.


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


                                   ARTICLE XI

                              WITHDRAWALS AND LOANS


SECTION 11.1      WITHDRAWALS AFTER AGE 59-1/2.

A Participant, who has attained age 59-1/2 and who is an employee of an Affiliate, may request a withdrawal of all or part of his vested Account other than his Prior Pension Plan Account.

SECTION 11.2      HARDSHIP WITHDRAWALS.

         (a) Parameters of Hardship Withdrawals. A Participant may make, on account of hardship, a withdrawal from his vested Account [other than (i) his Supplemental Account, (ii) any investment earnings attributable to Before-Tax Contributions earned after December 31, 1988 and (iii) his Prior Pension Plan Account.] For purposes of this subsection, a withdrawal will be on account of "hardship" if it is necessary to satisfy an immediate and heavy financial need of the Participant. A withdrawal based on financial hardship cannot exceed the amount necessary to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Participant. The Administrative Committee shall make its determination, as to whether a Participant has suffered an immediate and heavy financial need and whether it is necessary to use a hardship withdrawal from the Plan to satisfy that need, on the basis of all relevant facts and circumstances.

         (b) Immediate and Heavy Financial Need. For purposes of the Plan, an immediate and heavy financial need exists if the withdrawal is on account of (i) expenses for medical care described in Code Section 213(d) previously incurred by the Participant, his Spouse or dependents, or necessary to obtain such medical care for such persons, (ii) the purchase (excluding mortgage payments) of a principal residence for the Participant, (iii) the payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his Spouse or dependents, (iv) the need to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence, or (v) payment of funeral expenses for the Participant's immediate family (parents, siblings or children).

         (c) Necessary to Satisfy a Financial Need. In determining whether the withdrawal is necessary to relieve the Participant's immediate and heavy financial need, the Administrative Committee shall rely upon the Participant's reasonable representation that the need cannot be relieved: (i) through reimbursement or compensation by insurance or otherwise; (ii) by reasonable liquidation of the Participant's assets to the extent that liquidation would not itself cause an immediate and heavy financial need; (iii) by cessation of Before-Tax


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

                  Contributions to the Plan; or (iv) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by one or more Participating Companies or by borrowing from commercial sources on reasonable commercial terms. In determining the amount of a Participant's assets, the resources of his spouse and minor dependents are considered to be reasonably available to the Participant unless they are held for his child or children under an irrevocable trust or under the Uniform Gifts to Minors Act. The amount of an immediate and heavy financial need may include amounts necessary for the Participant to pay any federal, state or local taxes which are reasonably anticipated to result from the hardship withdrawal.


         (d) Limitation on Before-Tax Contributions. The Before-Tax Contributions of a Participant who takes a hardship withdrawal shall be limited for the next Plan Year to an amount equal to the limit under Section 6.2 less the Participant's Before-Tax Contributions in the Plan Year of the withdrawal, provided further that the Participant shall not be permitted to make any elective contributions (including Before-Tax Contributions) or employee contributions to this Plan or any other plan of a Participating Employer. For this purpose, any other plan includes all qualified and nonqualified plans of deferred compensation. The phrase includes a stock option, stock purchase, or similar plan, or a cash or deferred arrangement that is part of a cafeteria plan within the meaning of section 125. However, it does not include the mandatory employee contribution portion of a defined benefit plan or a health or welfare benefit plan, including one that is part of a cafeteria plan within the meaning of section 125.

SECTION 11.3      WITHDRAWALS BEFORE AGE 59-1/2 NOT ON ACCOUNT OF HARDSHIP.

A participant who had an Account under the Bristol Hotel Management Corporation Profit Sharing Plan for Former Employees of Holiday Inn shall have the following additional withdrawal right:

         (a) Election to Withdraw. A Participant, who has not attained age 59-1/2 and who is an employee of an Affiliate, may request, not on account of a hardship, a withdrawal of all or part of his vested Account attributable to contributions made prior to January 1, 1998, other than any amounts attributable to Before-Tax Contributions or recharacterized excess contributions, and his Prior Pension Plan Account.

         (b) Restrictions on Withdrawals. No Matching Contribution amount may be withdrawn unless the Participant has been participating in the Plan (including the period of participation in the Holiday Inn Plan) for at least sixty (60) months prior to the month of withdrawal or unless the amounts being withdrawn have been held by the Trust Fund for at least twenty-four (24) months.

SECTION 11.4      POST-TERMINATION WITHDRAWALS.

A Participant, who is no longer an employee of an Affiliate, may request a withdrawal of all or part of his vested Account in accordance with Article IX.

SECTION 11.5      ORDER OF WITHDRAWALS.

Any withdrawal shall be made to the extent available in the following order:

         (a) After-Tax Contribution Account: limited to the principal amount of After-Tax Contributions made prior to 1987;

         (b) After-Tax Contribution Account: limited to principal amount of after-tax contributions made after 1986 and investment earnings credited to the After-Tax Contribution Account regardless of when credited;

         (c)      Rollover Account;

         (d)      Transfer Account;

         (e)      The vested Matching Contributions;

         (f)      The Prior Annuity Plan Account; and

         (g)      Before-Tax Contribution Account.


SECTION 11.6      ELECTION TO WITHDRAW.

All applications for withdrawals shall be in writing on a form provided by the Administrative Committee and shall contain such information and be made at such time as the Administrative Committee may reasonably request. The Administrative Committee may, in its sole discretion, require that a Participant's Spouse consent to the application for a withdrawal; provided, if any portion of a Participant's withdrawal is from his Prior Pension Plan Account, the consent of the Participant's spouse shall be required in the form of a Qualified Retirement Election.

SECTION 11.7      PAYMENT OF WITHDRAWAL.

The amount of any withdrawal shall be paid to a Participant in a single-sum, cash payment as soon as practicable after the Administrative Committee receives and approves a properly completed withdrawal application; provided, the annuity form of distribution shall be applicable to that portion of withdrawals from the Participant's Prior Pension Plan Account in accordance with the terms of Section 9.3, Section 9.4 and Section 9.5 unless waived by the Participant and his spouse as provided herein. At the time of making any withdrawals for a Participant, his Account may be charged with any administrative expenses (such as check processing fees) specifically allocable against his Account pursuant to the policies of the Administrative Committee (see also Section 16.14).

SECTION 11.8      EFFECT OF OUTSTANDING LOANS.

If an amount becomes payable to a Participant as a withdrawal pursuant to this Article at a time when such Participant has an outstanding loan from the Plan, the terms of Section 11.9(g) shall apply.

SECTION 11.9      LOANS TO PARTICIPANTS.

         (a) Grant of Authority. Loans to Participants, Beneficiaries and alternate payees, who are parties-in-interest as defined in
                  Section 3(14) of ERISA, generally shall be allowed; provided, if the Administrative Committee determines in its sole discretion that it is not administratively feasible or desirable to make such loans during any period of time, no loans shall be made during such period. Subject to the limitations set forth in this Section and to such uniform and nondiscriminatory rules as may from time to time be adopted by the Administrative Committee and set forth in a written policy statement which hereby is incorporated by reference, the Trustee, upon proper application by an eligible Participant, Beneficiary or alternate payee in a manner approved by the Administrative Committee, may make a loan or loans to the borrower.

         (b) Nondiscriminatory Policy. Loans shall be available to all Participants, Beneficiaries and alternate payees, who are parties-in-interest as defined in Section 3(14) of ERISA, on a reasonably equivalent basis, without regard to an individual's race, color, religion, age, sex or national origin; provided, the Administrative Committee may provide for different treatment of Participants who are active employees of Affiliates and eligible Participants, Beneficiaries and alternate payees who are not, as long as that different treatment is based on valid economic differences which may exist between these two groups and which commercial lenders in the business of making similar types of loans legally recognize for purposes of loan availability. Loans shall not be made available to borrowers who are Highly Compensated Employees in an amount greater than the amount available to other borrowers; provided, this limitation shall be interpreted to mean that, subject to the other limitations in this Section, the same percentage of each borrower's vested Account balance may be loaned to each such borrower regardless of the actual amount of his vested Account balance.

         (c) Minimum Loan Amount. The minimum amount of any loan shall be $500 or such other amount established by the Administrative Committee in the written loan policy statement.

         (d) Maximum Loan Amount. No loan may be made to any borrower from the Plan if the amount of such loan exceeds the lesser of:

                  (1) $50,000 minus the highest aggregate principal balance, outstanding during the year ending on the day before such loan is made, of all loans made to the borrower by the qualified employer plans [as defined in Code Section 72(p)(4)(A)] maintained by the Affiliates; or

                  (2) 50 percent of the borrower's total vested interest in the Plan and all other qualified employer plans maintained by the Affiliates, minus (B) the total amount of all loans outstanding on the date the loan is made from all qualified employer plans maintained by the Affiliates.

                           Notwithstanding anything herein to the contrary, in no event shall the amount of a loan made to a borrower from the Plan (when aggregated with the Account balance already used as security for outstanding Plan loans) exceed 50 percent of such borrower's vested Account balance immediately after the origination of the loan.

         (e)      Maximum Loan Term.

                  (1) Except as provided in subsection (e)(2) hereof, the terms of any loan made to a borrower from the Plan shall require that the full amount of the loan be repaid within the 5-year period (or such other shorter maximum term as the Administrative Committee may establish in its written loan policy statement) commencing on the date the loan is made, and in no event shall the repayment period of the loan subsequently be extended beyond such 5-year period. The Trustee shall make a diligent effort to collect the full amount of the loan within this specified repayment period and shall inform the borrower that, in the event the loan is not fully repaid within the 5-year period, the borrower will be treated as having received a taxable distribution from the Plan.

                  (2)      The 5-year repayment rule set forth in subsection
                           (e)(1) hereof shall not apply to the extent that a loan to a borrower from the Plan is used to acquire any dwelling unit which is used, or within a reasonable time is to be used, as a principal residence of the borrower. Whether a dwelling unit is to be used within a reasonable time as a principal residence is to be determined by the Administrative Committee at the time the loan is made, and the Administrative Committee may require such written statements and other evidence from the borrower as it deems necessary to make this determination. Loans made with respect to principal residences pursuant to this subsection generally shall have a repayment period that the Administrative Committee determines is appropriate taking into account circumstances which commercial lenders would consider relevant. The Trustee, with the consent of the Administrative Committee, may extend or renew such loans if the conditions qualifying the borrower for the initial loan continue beyond the loan due date; provided, such extensions and renewals shall be treated as the making of new loans under this Section and shall satisfy the maximum loan amounts and other limitations and requirements set forth in this Section.

         (f) Terms of Repayment. All loans to borrowers made by the Trustee shall be subject to a definite repayment schedule which requires substantially level amortization over the term of the loan with payments to be made not less frequently than quarterly (and more frequently if required by the Administrative Committee's written loan policy statement). Unless the Administrative Committee provides for different methods in its written loan policy statement, payments shall be made by Participants who are employees of Affiliates on a payroll deduction basis, and payments from other borrowers shall be made by cash, check or other cash equivalent.

         (g) Adequacy of Security. All loans to borrowers made by the Trustee shall be secured by the pledge of a dollar amount of the borrower's Account balance (i) which is not less than the principal amount of the loan plus an additional amount, if any, which the Administrative Committee, pursuant to its written loan policy statement, deems desirable to secure payment of interest accruing on the loan, and (ii) which in no event (when aggregated for all outstanding loans) is greater than 50 percent of the borrower's vested Account balance immediately after the origination of the loan. Notwithstanding anything herein to the contrary, the pledge of such security shall be made in such manner and amount as the Administrative Committee, pursuant to its written loan policy statement, may require for the loan to be considered adequately secured. A loan will be considered to be "adequately secured" if the security posted for such loan is in addition to and supporting a promise to pay, if it is pledged in a manner such that it may be sold, foreclosed upon, or otherwise disposed of upon default of repayment of the loan, and if the value and liquidity of that security is such that it may reasonably be anticipated that loss of principal or interest will not result from the loan. The adequacy of such security will be determined in light of the type and amount of security which would be required in the case of an otherwise identical transaction in a normal commercial setting between unrelated parties on arm's-length terms. During the period that a loan is outstanding, if a Participant becomes eligible to receive a withdrawal or a distribution, the amount of such Participant's Account which he shall be eligible to receive through withdrawal or distribution shall not exceed that amount which will reduce by more than 50 percent such Participant's Account balance, excluding all outstanding loan amounts. Should a withdrawal or distribution reduce the Account balance by more than 50 percent, the withdrawal or distribution shall first be applied to reduce such loan amount, and, once the loan is repaid in full, any excess amount may be distributed to such Participant (or his Beneficiary).

         (h) Rate of Interest. A loan from the Plan to a borrower must bear a reasonable rate of interest as determined daily by the Trustee. A loan will be considered to bear "a reasonable rate of interest" if such loan provides the Plan with a return commensurate with interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances

         (i) Source of Loan Amounts. The proceeds of a loan shall be charged pro rata against the Accounts of the borrower (other than his Prior Pension Plan Account) or in such other manner as the Administrative Committee may determine in its loan policy statement. If the assets of an Account are invested in more than one Investment Fund, the loan proceeds shall be charged pro rata against each Investment Fund or in such other manner prescribed in the written loan policy statement.

         (j) Crediting Loan Payments to Accounts. The loan shall be considered a directed investment of the borrower and any principal and interest paid on the loan shall be considered a part of his total Account. Each payment of principal and interest shall be credited to the borrower's Accounts in the same proportion as the loan proceeds were withdrawn from such Accounts. Repayment of principal and interest shall be credited to each Investment Fund in accordance with the Participant's current elections or in such other manner prescribed in the written loan policy statement.

         (k) Consent Rules. If a Participant applies for a loan from the Plan and the amount of such loan (when added to the outstanding balances of all loans made to the Participant under the Plan (and all other qualified employer plans, as defined in Code Section 72(p)(4)(A), maintained by the Affiliates) which used the Participant's Account as security therefor) is greater than $5,000, and if any portion of the Participant's loan is from a Prior Pension Plan Account, the Participant's Spouse, if any, must consent to such loan. The spousal consent must be obtained within the 90-day period that ends on the date the loan is to be secured by the Participant's Prior Pension Plan Account. Such consent must be in writing, must acknowledge the effect of the loan and must be witnessed by a notary public or Plan representative, all in a manner consistent with the rules applicable to Qualified Retirement Elections. In addition, even if spousal consent is not required by the terms of this subsection, the Administrative Committee, in its sole discretion, may require spousal consent for any Participant loan.

         (l) Remedies in the Event of Default. If any loan payments are not paid as and when due, the Administrative Committee may declare the loan to be in default. The Administrative Committee may take such actions, as it deems appropriate in accordance with its written loan policy statement, to allow the borrower to cure such default or to otherwise collect such overdue payments or, as the case may be, the outstanding balance of the loan. Among other things, the Administrative Committee's actions may include causing all or any portion of the borrower's Account which has been pledged to secure the loan to be used to repay such loan; provided, although the Administrative Committee may treat any portion of the loan balance that remains outstanding after a default as taxable income to the borrower in accordance with the terms of Code
                  Section 72(p), no portion of such outstanding loan balance may be treated as a reduction of a Participant's Account balance until such time as such reduction, if treated as a distribution, will not breach the special distribution restrictions of Code Section 401(k)(2)(B).


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

                                  ARTICLE XII

                                 ADMINISTRATION


SECTION 12.1      ADMINISTRATIVE COMMITTEE; APPOINTMENT AND TERM OF OFFICE.

         (a) Appointment. The Administrative Committee shall consist of not less than one member who shall be appointed by and serve at the pleasure of the Board.

         (b) Removal; Resignation. The Board shall have the right to remove any member of the Administrative Committee at any time. A member may resign at any time by written resignation to the Board. If a vacancy in the Administrative Committee should occur, a successor may be appointed by the Board.

         (c) Certification. A written certification shall be given to the Trustee by the Board of all members of the Administrative Committee together with a specimen signature of each member. For all purposes hereunder, the Trustee shall be conclusively entitled to rely upon such certification until the Trustee is otherwise notified in writing.


SECTION 12.2      ORGANIZATION OF ADMINISTRATIVE COMMITTEE.

The Administrative Committee may elect a Chairman and a Secretary from among its members. In addition to those powers set forth elsewhere in the Plan, the Administrative Committee may appoint such agents, who need not be members of such Administrative Committee, as it may deem necessary for the effective performance of its duties and may delegate to such agents such powers and duties, whether ministerial or discretionary, as the Administrative Committee may deem expedient or appropriate. The compensation of such agents who are not full-time Employees of a Participating Company shall be fixed by the Administrative Committee within limits set by the Board and shall be paid by the Controlling Company (to be divided equitably among the Participating Companies) or from the Trust Fund as determined by the Administrative Committee. The Administrative Committee shall act by majority vote. Its members shall serve as such without compensation.

SECTION 12.3 POWERS AND RESPONSIBILITY.

The Administrative Committee shall fulfill the duties of "administrator" as set forth in Section 3(16) of ERISA and shall have complete control of the administration of the Plan hereunder, with all powers necessary to enable it properly to carry out its duties as set forth in the Plan and the Trust Agreement. The Administrative Committee shall have the following duties and responsibilities:

         (a) to construe the Plan and to determine all questions that shall arise thereunder;

         (b)      to have all powers elsewhere herein conferred upon it;


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

         (c) to decide all questions relating to the eligibility of Employees to participate in the benefits of the Plan;

         (d) to determine the benefits of the Plan to which any Participant, Joint Annuitant or Beneficiary may be entitled;

         (e) to maintain and retain records relating to Participants, Joint Annuitants and Beneficiaries;

         (f) to prepare and furnish to Participants all information required under federal law or provisions of the Plan to be furnished to them;

         (g) to prepare and furnish to the Trustee sufficient employee data and the amount of Contributions received from all sources so that the Trustee may maintain separate accounts for Participants, Joint Annuitants and Beneficiaries and make required payments of benefits;

         (h) to prepare and file or publish with the Secretary of Labor, the Secretary of the Treasury, their delegates and all other appropriate government officials all reports and other information required under law to be so filed or published;

         (i) to provide directions to the Trustee with respect to methods of benefit payment, and all other matters where called for in the Plan or requested by the Trustee;

         (j)      to engage assistants and professional advisers;

         (k)      to arrange for fiduciary bonding;

         (l) to provide procedures for determination of claims for benefits; and

         (m) to amend the Plan at any time and from time to time as provided for in Section 14.1;

                  all as further set forth herein.

SECTION 12.4      RECORDS OF ADMINISTRATIVE COMMITTEE.

         (a) Notices and Directions. Any notice, direction, order, request, certification or instruction of the Administrative Committee to the Trustee shall be in writing and shall be signed by a member of the Administrative Committee. The Trustee and every other person shall be entitled to rely conclusively upon any and all such proper notices, directions, orders, requests, certifications and instructions received from the Administrative Committee and reasonably believed to be properly executed, and shall act and be fully protected in acting in accordance with any such directions that are proper.

         (b) Records. All acts and determinations of the Administrative Committee shall be duly recorded by its Secretary or under his supervision, and all such records


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

                  (including records necessary to demonstrate compliance with the nondiscrimination requirements of the Code), together with such other documents as may be necessary for the administration of the Plan, shall be preserved in the custody of such Secretary.


SECTION 12.5      REPORTING AND DISCLOSURE.

The Administrative Committee shall keep all individual and group records relating to Participants, Joint Annuitants and Beneficiaries and all other records necessary for the proper operation of the Plan. Such records shall be made available to the Participating Companies and to each Participant, Joint Annuitant and Beneficiary for examination during normal business hours except that a Participant, Joint Annuitant or Beneficiary shall examine only such records as pertain exclusively to the examining Participant, Joint Annuitant or Beneficiary and the Plan and Trust Agreement. The Administrative Committee shall prepare and shall file as required by law or regulation all reports, forms, documents and other items required by ERISA, the Code and every other relevant statute, each as amended, and all regulations thereunder. This provision shall not be construed as imposing upon the Administrative Committee the responsibility or authority for the preparation, preservation, publication or filing of any document required to be prepared, preserved or filed by the Trustee or by any other Named Fiduciary to whom such responsibilities are delegated by law or by the Plan.

SECTION 12.6      CONSTRUCTION OF THE PLAN.

The Administrative Committee shall take such steps as are considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error. The Administrative Committee, in its sole and full discretion, shall interpret the Plan and shall determine the questions arising in the administration, interpretation and application of the Plan. The Administrative Committee shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of or against any person and so as to treat all persons in similar circumstances uniformly. The Administrative Committee shall correct any defect, reconcile any inconsistency or supply any omission with respect to the Plan.

SECTION 12.7      ASSISTANTS AND ADVISORS.

         (a) Engaging Advisors. The Administrative Committee shall have the right to hire, at the expense of the Controlling Company (to be divided equitably among the Participating Companies), such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable. To the extent that the costs for such assistants and advisors are not so paid by the Controlling Company, they shall be paid at the direction of the Administrative Committee from the Trust Fund as an expense of the Trust Fund.

         (b) Reliance on Advisors. The Administrative Committee and the Participating Companies shall be entitled to rely upon all certificates and reports made by an accountant, attorney or other professional adviser selected pursuant to this Section; the Administrative Committee, the Participating Companies, and the Trustee shall be fully protected in respect to any action taken or suffered by them in good faith in reliance upon the advice or opinion of any such accountant, attorney or other professional adviser; and any action so taken or suffered shall be conclusive upon each of them and upon all other persons interested in the Plan.


SECTION 12.8      INVESTMENT COMMITTEE.

         (a) Funding Policy. The Investment Committee is the named fiduciary to act on behalf of the Controlling Company to establish and carry out a funding policy consistent with the Plan objectives and with the requirements of any applicable law. Such policy shall be in writing and shall have due regard for the liquidity needs of the Trust. Such funding policy shall also state the general investment objectives of the Trust and the philosophy upon which maintenance of the Plan is based.

         (b) Appointment. The Board shall determine the membership of the Investment Committee, and the members shall serve at the pleasure of the Board or until their resignation.

         (c) Duties. The Investment Committee also shall carry out the Controlling Company's responsibility and authority:

                  (1) To appoint one or more persons to serve as investment manager with respect to all or part of the Plan assets, including assets maintained under separate accounts of an insurance company;

                  (2) To allocate the responsibility and authority being carried out by the Investment Committee among the members of the Committee;

                  (3) To take any action appropriate to ensure that the Plan assets are invested for the exclusive purpose of providing benefits to Participants, Joint Annuitants and their Beneficiaries in accordance with the Plan and defraying reasonable expenses of administering the Plan, subject to the requirements of any applicable law; and

                  (4) To employ one or more persons to render advice with respect to any responsibility or authority being carried out by the Investment Committee. To the extent that the costs for such assistants and advisors are not paid by the Controlling Company, they shall be paid at the direction of the Investment Committee from the Trust Fund as an expense of the Trust Fund.


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


SECTION 12.9      DIRECTION OF TRUSTEE.

The Investment Committee shall have the power to provide the Trustee with general investment policy guidelines and directions to assist the Trustee respecting investments made in compliance with, and pursuant to, the terms of the Plan.

SECTION 12.10     BONDING.

The Administrative Committee shall arrange for fiduciary bonding as is required by law, but no bonding in excess of the amount required by law shall be required by the Plan.

SECTION 12.11     INDEMNIFICATION.

Each of the Administrative Committee and the Investment Committee and each member of those Committees shall be indemnified by the Participating Companies against judgment amounts, settlement amounts (other than amounts paid in settlement to which the Participating Companies do not consent) and expenses, reasonably incurred by the Committee or him in connection with any action to which the Committee or he may be a party (by reason of his service as a member of a Committee) except in relation to matters as to which the Committee or he shall be adjudged in such action to be personally guilty of gross negligence or willful misconduct in the performance of its or his duties. The foregoing right to indemnification shall be in addition to such other rights as such Committee or each Committee member may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which such Committee or each Committee member may be entitled pursuant to the by-laws or other organizational rules of the Controlling Company. Service on the Administrative or Investment Committee shall be deemed in partial fulfillment of a Committee member's function as an Employee or officer of the Controlling Company or any Participating Company, if he serves in such other capacity as well.


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


                                  ARTICLE XIII

                  ALLOCATION OF AUTHORITY AND RESPONSIBILITIES


SECTION 13.1      CONTROLLING COMPANY AND BOARD.

         (a) General Responsibilities. The Controlling Company, as Plan sponsor, and the Board each shall serve as a Named Fiduciary having the following (and only the following) authority and responsibilities:

                  (1) To appoint the Trustee, the Administrative Committee and the Investment Committee and to monitor each of their performances;

                  (2) To communicate such information to the Trustee, the Administrative Committee and the Investment Committee as each needs for the proper performance of its duties;

                  (3) To provide channels and mechanisms through which the Administrative Committee and/or the Trustee can communicate with Participants, Joint Annuitants and Beneficiaries; and

                  (4)      To terminate the Plan.

                           In addition, the Controlling Company shall perform such duties as are imposed by law or by regulation and shall serve as plan administrator in the absence of an appointed Administrative Committee.

         (b) Allocation of Authority. In the event any of the areas of authority and responsibilities of the Controlling Company and the Board overlap with that of any other Plan fiduciary, the Controlling Company and the Board shall coordinate with such other fiduciaries the execution of such authority and responsibilities; provided, the decision of the Controlling Company and the Board with respect to such authority and responsibilities ultimately shall be controlling.

         (c) Authority of Participating Companies. Notwithstanding anything herein to the contrary, and in addition to the authority and responsibilities specifically given to the Participating Companies in the Plan, the Controlling Company, in its sole discretion, may grant the Participating Companies such authority and charge them with such responsibilities as the Controlling Company deems appropriate.


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


SECTION 13.2      ADMINISTRATIVE COMMITTEE.

The Administrative Committee shall have the authority and responsibilities imposed by Article XI hereof. With respect to said authority and responsibilities, the Administrative Committee shall be a Named Fiduciary, and as such, shall have no authority or responsibilities other than as granted in the Plan or as imposed as a matter of law.

SECTION 13.3      INVESTMENT COMMITTEE.

The Investment Committee, if any is appointed, shall be a Named Fiduciary with respect to its authority and responsibilities, as imposed by Article XI. The Investment Committee shall have no authority or responsibilities other than those granted in the Plan and the Trust.

SECTION 13.4      TRUSTEE.

The Trustee shall be a Named Fiduciary with respect to investment of Trust Fund assets and shall have the powers and duties set forth in the Trust Agreement.

SECTION 13.5      LIMITATIONS ON OBLIGATIONS OF FIDUCIARIES.

No fiduciary shall have authority or responsibility to deal with matters other than as delegated to it under the Plan, under the Trust Agreement or by operation of law. A fiduciary shall not in any event be liable for breach of fiduciary responsibility or obligation by another fiduciary (including Named Fiduciaries) if the responsibility or authority for the act or omission deemed to be a breach was not within the scope of such fiduciary's authority or delegated responsibility.

SECTION 13.6      DELEGATION.

Named Fiduciaries shall have the power to delegate specific fiduciary responsibilities (other than Trustee responsibilities). Such delegations may be to officers or Employees of a Participating Company or to other persons, all of whom shall serve at the pleasure of the Named Fiduciary making such delegation and, if full-time Employees of a Participating Company, without compensation. Any such person may resign by delivering a written resignation to the delegating Named Fiduciary. Vacancies created by any reason may be filled by the appropriate Named Fiduciary or the assigned responsibilities may be reabsorbed or redelegated by the Named Fiduciary.

SECTION 13.7      MULTIPLE FIDUCIARY ROLES.

Any person may hold more than one position of fiduciary responsibility and shall be liable for each such responsibility separately.


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                                  ARTICLE XIV

                      AMENDMENT, TERMINATION AND ADOPTION


SECTION 14.1      AMENDMENT.

The provisions of the Plan may be amended at any time and from time to time by the Administrative Committee; provided:

         (a) No amendment shall increase the duties or liabilities of the Trustee without the consent of such party;

         (b) No amendment shall decrease the balance or vested percentage of an Account or eliminate an optional form of benefit;

         (c) No amendment shall be made which would divert any of the assets of the Trust Fund to any purpose other than the exclusive benefit of Participants, Joint Annuitants and Beneficiaries, except that the Plan and Trust Agreement may be amended retroactively and to affect the Accounts of Participants, Joint Annuitants and Beneficiaries if necessary to cause the Plan and Trust to be qualified and exempt from taxation under the Code; and

         (d) Each amendment shall be approved by the Administrative Committee by resolution.


SECTION 14.2      TERMINATION.

         (a) Right to Terminate. The Controlling Company expects the Plan to be continued indefinitely, but it reserves the right to terminate the Plan or to completely discontinue Contributions to the Plan at any time by action of the Board. In either event, the Administrative Committee, Investment Committee, each Participating Company and the Trustee shall be promptly advised of such decision in writing. [For termination of the Plan by a Participating Company as to itself (rather than the termination of the entire Plan) refer to Section 14.3(e).]

         (b) Vesting Upon Complete Termination. If the Plan is terminated by the Controlling Company or Contributions to the Plan are completely discontinued, the Accounts of all Participants, Joint Annuitants, Beneficiaries or other successors in interest as of such date shall continue to be 100 percent vested and nonforfeitable. Upon termination of the Plan, the Administrative Committee, in its sole discretion, shall instruct the Trustee either (i) to continue to manage and administer the assets of the Trust for the benefit of the Participants, Joint Annuitants and their Beneficiaries pursuant to the terms and provisions of the Trust Agreement, or (ii) if there is no successor plan permitted under the terms of Section 9.1(c) or no benefits


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

                  subject to the restrictions in said Section, to pay over to each Participant the value of his interest in a single sum and to thereupon dissolve the Trust.

         (c) Dissolution of Trust. In the event that the Administrative Committee decides to dissolve the Trust, as soon as practicable following the termination of the Plan or the Administrative Committee's decision, whichever is later, the assets under the Plan shall be converted to cash or other distributable assets, to the extent necessary to effect a complete distribution of the Trust assets as described hereinbelow. Following completion of the conversion, on a date selected by the Administrative Committee, each individual with an Account under the Plan on such date shall receive a distribution of the total amount then credited to his Account. The amount of cash and other property distributable to each such individual shall be determined as of the date of distribution (treating, for this purpose, such distribution date as the Valuation Date as of which the distributable amount is determined). In the case of a termination distribution as provided herein, the Administrative Committee may direct the Trustee to take any action provided in Section
                  9.7 (dealing with unclaimed benefits), except that it shall not be necessary to hold funds for any period of time stated in such Section. Within the expense limitations set forth in the Plan, the Administrative Committee may direct the Trustee to use assets of the Trust Fund to pay any due and accrued expenses and liabilities of the Trust and any expenses involved in termination of the Plan (other than expenses incurred for the benefit of the Participating Companies).

         (d) Vesting Upon Partial Termination. In the event of a partial termination of the Plan [as provided in Code Section 411(d)(3)], the Accounts of those Participants, Joint Annuitants and Beneficiaries affected shall continue to be 100 percent vested and nonforfeitable and, unless transferred to another qualified plan, shall be distributed in a manner and at a time consistent with the terms of Articles IX and X.


SECTION 14.3      ADOPTION OF THE PLAN BY A PARTICIPATING COMPANY.

         (a) Procedures for Participation. As of the Effective Date, the Controlling Company and the other company listed on Schedule A hereto shall be Participating Companies in the Plan. Any other Affiliate may become a Participating Company and commence participation in the Plan subject to the provisions of this subsection. In order for a company to become a Participating Company, the Administrative Committee must designate such company as a Participating Company and specify the effective date of such designation. The name of any company which shall commence participation in the Plan, along with the effective date of its participation, shall be recorded on Schedule A hereto which shall be appropriately modified each time a Participating Company is added or deleted. To adopt the Plan as a Participating Company, the board of directors or other managing body of the company must approve a resolution expressly adopting the Plan for the benefit of its eligible employees and accepting designation as a


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

                  Participating Company, subject to all of the provisions of this Plan and of the Trust. The resolution shall specify the date as of which the designation as a Participating Company shall be effective. A copy of the resolution (certified if requested) of the board of directors of the adopting Participating Company shall be provided to the Administrative Committee. Upon adoption of the Plan by a Participating Company as herein provided, the Employees of such company shall be eligible to participate in the Plan subject to the terms hereof and of the resolution of the Administrative Committee designating the adopting company as such.

         (b) Single Plan. The Plan, as adopted by all Participating Companies, shall be considered a single plan for purposes of Treasury Regulation Section 1.414(l)-1(b)(1). All assets contributed to the Plan by the Participating Companies shall be held together in a single fund and shall be available to pay benefits to all Participants, Joint Annuitants and Beneficiaries. Nothing contained herein shall be construed to prohibit the separate accounting of assets contributed by the Participating Companies for purposes of cost allocation, contributions, forfeitures and other purposes, pursuant to the terms of the Plan and as directed by the Administrative Committee.

         (c) Authority under Plan. As long as a Participating Company's designation as such remains in effect, such Participating Company shall be bound by, and subject to, all provisions of the Plan and the Trust. The exclusive authority to amend the Plan and the Trust shall be vested in the Board, and no other Participating Company shall have any right to amend the Plan or the Trust. Any amendment to the Plan or the Trust adopted by the Board shall be binding upon every Participating Company without further action by such Participating Company.

         (d) Contributions to Plan. A Participating Company shall be required to make Contributions to the Plan at such times and in such amounts as specified in Articles III and VI. The Contributions made (or to be made) to the Plan by the Participating Companies shall be allocated between and among such companies in whatever equitable manner or amounts as the Administrative Committee shall determine.

         (e) Withdrawal from Plan. The Administrative Committee may terminate the designation of a Participating Company, effective as of any date. A Participating Company may withdraw from participation in the Plan, with the approval of the Administrative Committee, by action of its board of directors, provided such action is communicated in writing to the Administrative Committee. The withdrawal of a Participating Company shall be effective as of the last day of the Plan Year in which the notice of withdrawal is received by the Administrative Committee (unless the Controlling Company or Administrative Committee consents to a different effective date). Any such Participating Company which ceases to be a Participating Company shall be liable for all costs and liabilities (whether imposed under the terms of the Plan, the Code or ERISA) accrued

         (f) through the effective date of its withdrawal or termination. The withdrawing or terminating Participating Company shall have no right to direct that assets of the Plan be transferred to a successor plan for its employees unless such transfer is approved by the Controlling Company or Administrative Committee in its sole discretion.


SECTION 14.4      MERGER, CONSOLIDATION AND TRANSFER OF ASSETS OR LIABILITIES.

In the event of any merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan, each Participant, Joint Annuitant and Beneficiary shall have a plan benefit in the surviving or transferee plan (determined as if such plan were then terminated immediately after such merger, consolidation or transfer of assets or liabilities) that is equal to or greater than the benefit he would have been entitled to receive under the Plan immediately before such merger, consolidation or transfer of assets or liabilities, if the Plan had terminated at that time.



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                                   ARTICLE XV

                              TOP-HEAVY PROVISIONS


SECTION 15.1      TOP-HEAVY PLAN YEARS.

The provisions set forth in this Article XV shall become effective for any Plan Years with respect to which the Plan is determined to be a Top-Heavy Plan and shall supersede any other provisions of the Plan which are inconsistent with these provisions; provided, if the Plan is determined not to be a Top-Heavy Plan in any Plan Year subsequent to a Plan Year in which the Plan was a Top-Heavy Plan, the provisions of this Article XV shall not apply with respect to such subsequent Plan Year; and, provided, further, to the extent that any of the requirements of this Article XV shall no longer be required under Code Section 416 or any other section of the Code, such requirements shall be of no force or effect.

SECTION 15.2      DETERMINATION OF TOP-HEAVY STATUS.

         (a) Application. The Plan will be considered a Top-Heavy Plan for a Plan Year if either:

                  (1) the Plan is not part of a Required Aggregation Group or a Permissive Aggregation Group and, as of the Determination Date of such Plan Year, the value of the Accounts of the Participants who are Key Employees under the Plan exceeds 60 percent of the value of the Accounts of all Participants; or

                  (2) the Plan is part of a Required Aggregation Group which, as of the Determination Date of such Plan Year, is a Top-Heavy Group;

                           provided, the Plan shall not be considered a Top-Heavy Plan for a Plan Year under subsection
                           (a)(2) hereof if the Plan also is part of a Permissive Aggregation Group which is not a Top-Heavy Group for such Plan Year.

         (b)      Special Definitions.

                  (1) Determination Date. The term "Determination Date" shall mean (i) in the case of the Plan Year that includes the Effective Date of the Plan, the last day of such Plan Year, and (ii) with respect to any other Plan Year of the Plan, the last day of the immediately preceding Plan Year and (iii) for any plan year of each other qualified plan maintained by a Participating Company or Affiliate which is part of a Required or Permissive Aggregation Group, the date determined under (i) or (ii) above as if the term "Plan Year" means the plan year for each such other qualified plan.

                  (2) Key Employee. The term "Key Employee" shall mean an Employee defined in Code Section 416(i) and the Treasury regulations thereunder. Generally, Key Employee shall mean an Employee, former Employee or deceased Employee (and the beneficiaries of any such Employee) who, at any time during the Plan Year or the 4 previous Plan Years, was either:

                           (A) an officer of an Affiliate having a combined annual Compensation [as defined in Section 1.1(v)(3)] from all Affiliates greater than 50 percent of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year; provided, no less than one nor more than fifty individuals shall be treated as officers of an Affiliate;

                           (B) one of the ten individuals owning [or considered as owning under Code Section 318, as modified by Code Section
                                    416(i)(1)(B)(iii)] the largest percentage ownership interests in value in the Affiliates (as more fully described in Treasury Regulation Section 1.416-1, T-19 and T-20) and having a combined annual Compensation [as defined in Section 1.1(v)(3)] from all Affiliates of more than the limitation in effect under Code Section 415(c)(1)(A);

                           (C) a 5-percent owner [or constructive owner within the meaning of Code Section 318, as modified by Code Section 416(i)(1)(B)(iii)] of an Affiliate; or

                           (D) a 1-percent owner [or constructive owner within the meaning of Code Section 318, as modified by Code Section 416(i)(1)(B)(iii) and the Treasury regulations thereunder] of an Affiliate having a combined annual Compensation [as defined in Section 1.1(v)(3)] from all Affiliates of more than $150,000.

                                    For purposes of subsection (B) hereof, if two individuals have the same percentage ownership interest in an Affiliate, the individual having greater combined annual Compensation from all Affiliates shall be treated as having the larger interest. In determining percentage ownership hereunder, employers that otherwise would be aggregated under Code Sections 414(b), (c) and (m) shall be treated as separate employers.

                  (3) Non-Key Employee. The term "Non-Key Employee" shall mean any Employee who is not a Key Employee. For purposes hereof, former Key Employees shall be treated as Non-Key Employees.

                  (4) Permissive Aggregation Group. The term "Permissive Aggregation Group" shall mean a Required Aggregation Group and any other qualified plan or plans maintained or contributed to by an Affiliate which, when considered with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

                  (5) Required Aggregation Group. The term "Required Aggregation Group" shall mean a group of plans of the Affiliates consisting of (i) each plan which, for such Plan Year or any of the 4 preceding Plan Years, qualifies under Code Section 401(a) and in which a Key Employee is a participant, and (ii) each other plan which, during this 5-year period, qualifies under Code Section 401(a) and which enables any plan described in clause (i) hereof to satisfy the requirements of Code Sections 401(a)(4) or 410.

                  (6) Top-Heavy Group. The term "Top-Heavy Group" shall mean a Required or Permissive Aggregation Group with respect to which the sum (determined as of a Determination Date) of (i) the present value of the cumulative accrued benefits for Key Employees under all Defined Benefit Plans included in such group, and
                           (ii) the aggregate of the accounts of Key Employees under all Defined Contribution Plans included in such group, exceeds 60 percent of a similar sum determined for all Employees.

         (c) Special Rules. The following rules shall apply in determining whether the Plan is a Top-Heavy Plan under subsection (a)(1) or (a)(2) above:

                  (1) The value of any account balance under any Defined Contribution Plan and the value of any accrued benefit under any Defined Benefit Plan shall be determined as of the most recent Valuation Date that falls within, or ends with, the 12-month period ending on the Determination Date or, if plans are aggregated, the Determination Dates that fall within the same calendar year;

                  (2) The value of the Accounts under the Plan or the accounts under any other Defined Contribution Plan included in a Required or Permissive Aggregation Group for any Determination Date, other than the Determination Date for the first plan year, shall include the amounts actually contributed and paid to the plan on or before the Determination Date, and shall exclude any amounts to be contributed with respect to such preceding plan year but not actually paid to the plan on or before the Determination Date. The value of the accounts under any Defined Contribution Plan for the Determination Date of the first plan year shall include all amounts contributed to the plan as of the Determination Date, regardless of whether such amounts shall have been actually paid or merely accrued as of the Determination Date;

                  (3) The value of any account balance under any Defined Contribution Plan and the present value of any accrued benefit under any Defined Benefit Plan as of any Determination Date shall be increased by the aggregate distributions made under the plan during the 5-year period ending on the Determination Date;

                  (4) Accrued benefits and accounts of the following individuals shall not be taken into account for a Plan Year: (A) any Non-Key Employee who, in a prior Plan Year, was a Key Employee or (B) any Employee who had not performed any services for a Participating Company at any time during the 5-year period ending on the Determination Date for such Plan Year;

                  (5) The value of any account balance shall not include deductible employee contributions, as described in Code Section 72(o)(5)(A);

                  (6) The extent to which rollovers and plan to plan transfers are taken into account in determining the value of any account balance or accrued benefit shall be determined in accordance with Code Section 416 and the regulations thereunder; and

                  (7) Effective for plan years beginning after December 31, 1986, each Non-Key Employee's accrued benefit under the Plan and any Defined Benefit Plans shall be determined (A) under the method, if any, that uniformly applies for accrual purposes under all Defined Benefit Plans, or (B) if there is no such method, as if such benefit accrued more rapidly than the slowest accrual rate permitted under the fractional accrual rate set forth under Code Section 411(b)(1)(C).


SECTION 15.3      TOP-HEAVY MINIMUM CONTRIBUTION.

         (a) Multiple Defined Contribution Plans. For any Plan Year in which the Plan is a Top-Heavy Plan, the aggregate Company Contributions (when added to similar contributions made under other defined contribution plans) allocated to the Account of any Active Participant who is a Non-Key Employee shall not be less than the Defined Contribution Minimum. To the extent that the Company Contributions are less than the Defined Contribution Minimum, additional Company Contributions shall be provided under the Plan.

                  For purposes hereof, a Non-Key Employee shall not fail to receive a minimum contribution hereunder for a Plan Year because (i) such Non-Key Employee fails to complete 1,000 Hours of Service for such Plan Year or (ii) such Non-Key Employee is excluded from participation (or receives no allocation) merely because his Compensation is less than a stated amount or because he failed to make a Deferral Election for such Plan Year.

         (b) Defined Contribution and Benefit Plans. In the event that Non-Key Employees are covered under both the Plan and one or more Defined Benefit Plans maintained by an Affiliate, the minimum contribution level set forth in subsection (a) hereof shall be satisfied if each such Non-Key Employee receives a benefit level under such Defined Contribution and Defined Benefit Plans which is not less than the Defined Benefit Minimum offset by any benefits provided under the Plan and any other Defined Contribution Plans maintained by any Affiliate.

         (c) Defined Contribution Minimum. The term "Defined Contribution Minimum" means, with respect to the Plan, a minimum level of Company Contributions allocated with respect to a Plan Year to the Account of each Active Participant who is a Non-Key Employee; such level being the lesser of:

                  (1) 3 percent of such Active Participant's Compensation for such Plan Year; or

                  (2) if no Defined Benefit Plan of an Affiliate uses the Plan to satisfy the requirements of Code Sections 401(a)(4) or 410, the highest percentage of Compensation at which Company Contributions are made, or are required to be made, under the Plan for such Plan Year for any Key Employee.

                           For purposes of this subsection, (i) qualified nonelective contributions made by the Company in order to satisfy the anti-discrimination tests of Code Section 401(k) or Section 401(m) (for example, Supplemental Contributions) may be treated as Company Contributions; (ii) Before-Tax and Matching Contributions shall be taken into account as Company Contributions for Key Employees; (iii) Matching Contributions may be treated as Company Contributions and may be taken into account for satisfying the Minimum Contribution Requirement for Non-Key Employees, but only if such Matching Contributions are not treated as Matching Contributions for purposes of the ADP Tests or Code Section 401(m) and instead satisfy the requirements of Code Section 401(a)(4) as Company Contributions; and (iv) Before-Tax Contributions shall not be taken into account for satisfying the Minimum Contribution Requirement for Non-Key Employees.

         (d) Defined Benefit Minimum. The term "Defined Benefit Minimum" means, with respect to a Defined Benefit Plan, a minimum level of accrued benefit derived from employer contributions with respect to a plan year for each participant who is a Non-Key Employee; such level, when expressed as an annual retirement benefit, being not less than the product of (1) and (2), where:

                  (1) equals the Non-Key Employee's average Compensation for the period of consecutive years (not exceeding 5) when such Non-Key Employee had the highest aggregate Compensation from all Affiliates; and

                  (2) equals the lesser of (A) 2 percent times such Non-Key Employee's number of years of service or (B) 20 percent.

                           For purposes of determining the Defined Benefit Minimum, "years of service" shall not include any year of service if the plan was not a Top-Heavy Plan for the plan year ending during such year of service and shall not include any years of service completed in a plan year beginning before January 1, 1984. Compensation in years before January 1, 1984, and Compensation in years after the close of the last plan year in which the plan is a Top-Heavy Plan shall be disregarded. All accruals of employer-provided benefits, whether or not attributable to years for which the Plan is top heavy, may be used in determining whether the minimum contribution requirements set forth in this Section are satisfied.

SECTION 15.4      TOP-HEAVY MINIMUM VESTING.

The vesting schedule in Section 8.1 satisfies the Top-Heavy Plan vesting requirements.

SECTION 15.5      ADJUSTMENTS IN CODE SECTION 415 LIMITATIONS FOR TOP-HEAVY
                  PLANS.

         (a) Special Adjustment. In the event that, during a Plan Year in which the Plan is a Top-Heavy Plan, an individual is a participant in both a Defined Benefit Plan and a Defined Contribution Plan maintained by an Affiliate, the computation of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction, as set forth in subsections 6.7(d)(3) and (5) hereof, shall be modified by substituting "100 percent" for "125 percent" each time it appears in said subsections; provided, in the event that the requirements set forth in subsection (b) hereof are satisfied, the modifications otherwise required by this subsection (a) shall not be required and shall be of no effect.

         (b)      Exception. In the event that:

                  (1) the Plan would not be a Top-Heavy Plan if "90 percent" were substituted for "60 percent" each time it appears in Section 14.2(a)(1) hereof and in the definition of Top-Heavy Group in Section 14.2(b)(6);

                  (2) the Plan would continue to satisfy the requirements of Section 14.4 hereof if "3 percent" were substituted for "2 percent" each time it appears in
                           Section 14.4(d), and if "20 percent", as used in
                           Section 14.4(d), were increased by one percentage point (but not by more than 10 percentage points) for each year for which the plan was taken into account under this Section 14.6; and

                  (3) the Plan would continue to satisfy the requirements of Section 14.4 hereof if "4 percent" were substituted for "3 percent" each time it is used in
                           Section 14.4(c);

                           then, the substitution of "100 percent" for "125 percent" as otherwise required in subsection (a) hereof, shall not be required or effected.


SECTION 15.6      SPECIAL EFFECTIVE DATE.

The provisions of this Article generally are effective as of the Effective Date, but to the extent the Code requires an earlier or later effective date with respect to any portion(s) of this Article, such other effective date shall apply.

SECTION 15.7      CONSTRUCTION OF LIMITATIONS AND REQUIREMENTS.

The descriptions of the limitations and requirements set forth in this Article are intended to serve as statements of the minimum legal requirements necessary for the Plan to remain qualified under the applicable terms of the Code. The Participating Companies do not desire or intend, and the terms of this Article shall not be construed, to impose any more restrictions on the operation of the Plan than required by law. Therefore, the terms of this Article and any related terms and definitions in the Plan shall be interpreted and operated in a manner which imposes the least restrictions on the Plan. For example, if use of a more liberal definition of "Compensation" is permissible at any time under the law, then the more liberal provisions may be applied as if such provisions were included in the Plan.

                                  ARTICLE XVI

                                 MISCELLANEOUS


SECTION 16.1      NONALIENATION OF BENEFITS AND SPENDTHRIFT CLAUSE.

         (a) General Nonalienation Requirements. Except to the extent permitted by law and as provided in subsections (b) and (c) hereof, none of the Accounts, benefits, payments, proceeds or distributions under the Plan shall be subject to the claim of any creditor of a Participant, Joint Annuitant or Beneficiary or to any legal process by any creditor of such Participant, Joint Annuitant or Beneficiary; and such Participant, Joint Annuitant or Beneficiary shall not have any right to alienate, commute, anticipate or assign any of the Accounts, benefits, payments, proceeds or distributions under the Plan except to the extent expressly provided herein.

         (b)      Exception for Qualified Domestic Relations Orders.

                  (1) The nonalienation requirements of subsection (a) hereof shall apply to the creation, assignment or recognition of a right to any benefit, payable with respect to a Participant pursuant to a domestic relations order, unless such order is (i) determined to be a qualified domestic relations order, as defined in Code Section 414(p), entered on or after January 1, 1985, or (ii) any domestic relations order, as defined in Code Section 414(p), entered before January 1, 1985, pursuant to which a transferor plan was paying benefits on January 1, 1985. The Administrative Committee shall establish reasonable written procedures to determine the qualified status of a domestic relations order. Further, to the extent provided under a qualified domestic relations order, a former spouse of a Participant shall be treated as the Spouse or Surviving Spouse for all purposes under the Plan.

                  (2) The Administrative Committee shall establish reasonable procedures to administer distributions under qualified domestic relations orders which are submitted to it. The Administrative Committee, to the extent provided in a qualified domestic relations order, shall direct the Trustee to pay, in a single sum payment, the full amount of the benefit payable to any alternate payee under a qualified domestic relations order. Such cash-out payment shall be made as soon as practicable after the end of the month within which the Administrative Committee determines that a domestic relations order is a qualified domestic relations order, or if later, when the terms of the qualified domestic relations order permit such a distribution. (See also Section 9.8.) If the terms of a qualified domestic relations order do not permit an immediate cash-out payment, the benefits shall be paid to the alternate payee in accordance with the terms of such order and the applicable terms of the Plan.

         (c) Exception for Loans from the Plan. All loans made by the Trustee to any Participant or Beneficiary shall be secured by a pledge of the borrower's interest in the Plan.


SECTION 16.2      HEADINGS.

The headings and subheadings in the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

SECTION 16.3      CONSTRUCTION, CONTROLLING LAW.

In the construction of the Plan, the masculine shall include the feminine and the feminine the masculine, and the singular shall include the plural and the plural the singular, in all cases where such meanings would be appropriate. Unless otherwise specified, any reference to a section shall be interpreted as a reference to a section of the Plan. The Plan shall be construed in accordance with the laws of the State of Georgia and applicable federal laws.

SECTION 16.4      NO CONTRACT OF EMPLOYMENT.

Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Participant, Employee or any person whomsoever the right to be retained in the service of any Affiliate, and all Participants and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

SECTION 16.5      LEGALLY INCOMPETENT.

The Administrative Committee may in its discretion direct that payment be made and the Trustee shall make payment on such direction, directly to an incompetent or disabled person, whether incompetent or disabled because of minority or mental or physical disability, or to the guardian of such person or to the person having legal custody of such person, without further liability with respect to or in the amount of such payment either on the part of any Participating Company, the Administrative Committee or the Trustee.

SECTION 16.6      HEIRS, ASSIGNS AND PERSONAL REPRESENTATIVES.

The Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant, Joint Annuitant and Beneficiary, present and future.

SECTION 16.7      TITLE TO ASSETS, BENEFITS SUPPORTED ONLY BY TRUST FUND.

No Participant, Joint Annuitant or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as provided from time to time under the Plan, and then only to the extent of the benefits payable under the Plan to such Participant out of the assets of the Trust Fund. Any person having any claim under the Plan shall look solely to the assets of the Trust Fund for satisfaction. The foregoing sentence notwithstanding, each Participating Company shall indemnify and save any of its officers, members of its board of directors or agents, and each of them, harmless from any and all claims, loss, damages, expense and liability arising from their responsibilities in connection with the Plan and from acts, omissions and conduct in their official capacity, except to the extent that such effects and consequences shall result from their own willful misconduct or gross negligence.

SECTION 16.8      LEGAL ACTION.

In any action or proceeding involving the assets held with respect to the Plan or Trust Fund or the administration thereof, the Participating Companies, the Administrative Committee and the Trustee shall be the only necessary parties and no Participants, Employees, or former Employees of the Company, their Joint Annuitants and Beneficiaries or any other person having or claiming to have an interest in the Plan shall be entitled to any notice of process; provided, that such notice as is required by the Internal Revenue Service and the Department of Labor to be given in connection with Plan amendments, termination, curtailment or other activity shall be given in the manner and form and at the time so required. Any final judgment which is not appealed or appealable that may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto, the Administrative Committee and all persons having or claiming to have an interest in the Plan.

SECTION 16.9      NO DISCRIMINATION.

The Controlling Company, through the Administrative Committee, shall administer the Plan in a uniform and consistent manner with respect to all Participants, Joint Annuitants and Beneficiaries and shall not permit discrimination in favor of officers, stockholders, supervisory or highly compensated Employees.

SECTION 16.10       SEVERABILITY.

If any provisions of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

SECTION 16.11       EXCLUSIVE BENEFIT; REFUND OF CONTRIBUTIONS.

No part of the Trust Fund shall be used for or diverted to purposes other than the exclusive benefit of the Participants, Joint Annuitants and Beneficiaries, subject, however, to the payment of all costs of maintaining and administering the Plan and Trust. Notwithstanding the foregoing, Contributions to the Trust by a Participating Company may be refunded to the Participating Company under the following circumstances and subject to the following limitations:

         (a) Permitted Refunds. If and to the extent permitted by the Code and other applicable laws and regulations thereunder, upon the Participating Company's request, a Contribution which is (i) made by a mistake in fact, (ii) conditioned upon initial qualification of the Plan with the Plan receiving an adverse determination even though the application for determination is submitted to the Internal Revenue Service for review within the remedial amendment period respecting the Plan, or (iii) conditioned upon the deductibility of the Contribution under Code Section 404, shall be returned to the Participating Company making the Contribution within 1 year after the payment of the Contribution, the denial of the qualification, or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

         (b) Payment of Refund. If any refund is paid to a Participating Company hereunder, such refund shall be made without interest or other investment gains, shall be reduced by any investment losses attributable to the refundable amount and shall be apportioned among the Accounts of the Participants as an investment loss, except to the extent that the amount of the refund can be attributed to one or more specific Participants (for example, as in the case of certain mistakes of fact), in which case the amount of the refund attributable to each such Participant's Account shall be debited directly against such Account.

         (c) Limitation on Refund. No refund shall be made to a Participating Company if such refund would cause the balance in a Participant's Account to be less than the balance would have been had the refunded contribution not been made.


SECTION 16.12       SPECIAL EFFECTIVE DATES.

(a) Intent of Plan. The Plan, as amended and restated, is generally is effective as of January 1, 1998. The Plan is intended to comply with all current laws and regulations.

(b) Effective Dates. To the extent any law changes have requisite effective dates prior to January 1, 1998, the effective date of the Plan provisions shall be deemed to be effective as of such requisite effective dates solely for the purpose of satisfying such legal and regulatory requirements.


SECTION 16.13       PREDECESSOR SERVICE.

In the event a Participating Company maintains the Plan as successor to a predecessor employer who maintained the Plan, service for the predecessor employer shall be treated as service for the Participating Company.

SECTION 16.14       PLAN EXPENSES.

As permitted under the Code and ERISA, expenses incurred with respect to administering the Plan and Trust shall be paid by the Trustee from the Trust Fund to the extent such costs are not paid by the Participating Companies or to the extent the Controlling Company requests that the Trustee reimburse it for its payment of such expenses. Upon request, the Trustee shall reimburse the Controlling Company for its salary and other labor costs related to the Plan to the extent that such costs constitute proper Plan expenses.

                  IN WITNESS WHEREOF, the Controlling Company has caused the Plan to be executed by its duly authorized officers as of the date first above written.


                                         BRISTOL HOTEL MANAGEMENT CORPORATION


                                         By:
                                            -----------------------------------

                                         Title:
                                               --------------------------------

                BRISTOL HOTEL MANAGEMENT CORPORATION 401(k) PLAN

                                   SCHEDULE A

                  PARTICIPATING COMPANIES AND EFFECTIVE DATES

Name                                           Effective Date
----                                           --------------
Bristol Hotel Management Corporation           January 1, 1998


                                       A

                 HOLIDAY INNS, INC. SAVINGS AND RETIREMENT PLAN

                                   SCHEDULE B

                      PREDECESSOR EMPLOYER SERVICE CREDITED


               NAME                                       SERVICE
               ----                                       -------
Union Square Holiday Inn Select         All periods of service prior to April 28, 1997.

 Craigshire Hotel Company, LP.          All periods of service prior to October 1, 1997.

        Allen & O'Hara                  All periods of service prior to December 4, 1997.

    Omaha Hotel Incorporated            All periods of service prior to April 30, 1998.

    Leominster Massachusetts            All periods of service prior to April 21, 1998.

      Meadowlands Hilton                All periods of service prior to April 30, 1998.

     Hampton Inn Las Vegas              All periods of service prior to May 20, 1998.


                                       B

                 HOLIDAY INNS, INC. SAVINGS AND RETIREMENT PLAN

                                   SCHEDULE C

                             SAME DESK PARTICIPANTS


                                       C

                                  EXHIBIT 99.1
                               FIRST AMENDMENT TO

                    THE BRISTOL HOTEL MANAGEMENT CORPORATION

                                   401(k) PLAN


         WHEREAS, effective as of 12 midnight on the 1st day of January, 1998, Bristol Hotel Management Corporation (the "Controlling Company") merged the Bristol Hotel Management Corporation Profit Sharing Plan (the "Plan") and the Bristol Hotel Management Corporation Profit Sharing Plan for Former Employees of Holiday Inn, amended and restated the Plan and renamed the merged plan as the Bristol Hotel Management Corporation 401(k) Plan (the "Plan"); and

         WHEREAS, the Employer now desires to make additional changes to the Plan as a result of the spin-off and merger of Bristol Hotel Company with FelCor Suite Hotels, Inc. by adopting this First Amendment to the Plan to be effective July 27, 1998.

         NOW THEREFORE, the Plan is hereby amended effective July 27, 1998 as follows:

                  ARTICLE I, SECTION 1.1(r) is amended in its entirety to read as follows:


(r) Bristol Stock shall mean common stock of Bristol Hotels and Resorts, Inc.

                  ARTICLE VII, SECTION 7.2(B) is amended in its entirety to read as follows:

(b)      Other Investment Funds.

         (1) At the proper direction of the Controlling Company or the Administrative Committee, the Trustee shall establish other Investment Funds (or modify the investment mix of the Investment Funds), in addition to or in lieu of the Investment Funds described herein, which may include, for example, other fixed income funds or, equity funds, bond funds, balanced funds, money market funds and international equity funds, any of which may be held directly or indirectly through any mutual fund, collective investment trust or other vehicle. Such other Investment Funds shall be established without necessity of amendment to the Plan and shall have the investment objectives prescribed by the Controlling Company or the Administrative Committee and to which the Trustee consents. Such other Investment Funds also may be established and maintained for any limited purpose(s) the Controlling Company or the Administrative Committee may properly direct (for example, for the investment of certain specified Accounts transferred from a prior plan).

         (2) The Plan received certain shares of stock of FelCor Suite Hotels, Inc. ("FelCor") in connection with the spin-off and merger of Bristol Hotel Company with FelCor. In connection with these transactions, the Plan received,1/2share of stock of Bristol Hotel and Resorts, Inc. and .685 share of stock of FelCor ("FelCor Stock") in exchange for each share of Bristol Hotel Company stock owned by the Plan. The FelCor Stock has been segregated into a separate investment fund to be known as the FelCor Stock Fund and notwithstanding anything to the contrary in this Plan, the following provisions shall apply with regard to such fund. A Participant may elect, at any time on or before June 30, 1999, in accordance with the provisions of Section 7.3, to transfer all of the Participant's existing Account that is invested in the FelCor Stock Fund to another Investment Fund available under the Plan (no partial transfers shall be permitted). Notwithstanding anything to the contrary contained in this Article VII or elsewhere in the Plan, in no event may a Participant elect to transfer any portion of his existing Account or future Contributions to the FelCor Stock Fund. As of June 30, 1999, Participants shall be required to elect to transfer any portion of their Account remaining in the FelCor Stock Fund to another Investment Fund available under the Plan. If a Participant with any amount of the Participant's Account invested in the FelCor Stock Fund fails to redirect all or any part of such amount as of June 30, 1999, the remaining portion of a Participant's Account invested in the FelCor Stock Fund shall automatically be reinvested in accordance with the Participant's then current investment directions for future Contributions. As soon as practicable after June 30, 1999, the FelCor Stock Fund shall be liquidated and on or after July 1, 1999, the FelCor Stock Fund shall not be available for investments under the Plan.


                  ARTICLE VII, SECTION 7.3(d) is amended in its entirety to read as follows:


         (d) Restrictions on Certain Investments. Each Participant, Joint Annuitant or Beneficiary shall be subject to any restrictions or limitations imposed by the Investment Fund in which his Accounts are invested. Furthermore, a Participant may not direct the investment of more than 30 percent of the Participant's existing account balance or future Contributions into the Bristol Stock Fund. Prior to January 1, 1998, the maximum percentage was 50 percent and Participants who, prior to January 1, 1998, had elected a percentage higher than 30 percent but not higher than 50 percent may continue to have such higher percentage of the Participant's existing Account Balance and future Contributions invested in the Bristol Stock Fund. Provided further that any

                  Participant who had more than 30% of the Participant's Account Balance invested in the Bristol Stock Fund on July 27, 1998, and whose percentage in the Bristol Stock Fund dropped below 30% as a result of the spin-off and merger of Bristol Hotel Company and FelCor Suite Hotels, Inc. may elect to make additional investments in the Bristol Stock Fund to increase the percentage of the Participant's Account invested in such fund to the same percentage as was invested in such fund immediately prior to the restructuring and merger of Bristol Hotel Company with FelCor Suite Hotels, Inc.


                  ARTICLE VII is amended by the addition of a new Section 7.9 to read as follows:

                  SECTION 7.9  FELCOR STOCK

         (a) Holding of FelCor Stock by Trustee. The Trustee is authorized to hold shares of FelCor Stock received in connection with the spin-off and merger of Bristol Hotel Company and FelCor until July 1, 1999; provided, however, that the Trustee shall sell shares of FelCor Stock prior to July 1, 1999 as necessary to carry out Participants' elections to transfer the portion of their existing Account Balance invested in the FelCor Stock Fund to another Investment Fund. As soon as practicable on or after July 1, 1999, the Trustee shall sell all remaining shares of FelCor Stock and reinvest the proceeds in accordance with Participant elections (or in the absence of a proper election, in accordance with Section 7.2(b)(2)) and thereafter, no FelCor stock shall be held in the Plan.

         (b) Restriction on FelCor Stock Acquisition. Notwithstanding any other provisions hereof, it is specifically provided that the Trustee shall not purchase additional shares of FelCor Stock.

         (c) Stock Rights, Stock Splits and Stock Dividends. No Participant or Beneficiary shall have any right of request, direction or demand upon the Committee or the Trustee to exercise in his behalf rights or privileges to acquire, convert into, or exchange for FelCor Stock or other securities. The Trustee, in its discretion, may exercise or sell any such rights or privileges. Each affected Participant's Accounts shall be appropriately credited. FelCor Stock received by the Trustee by reason of a stock split, stock dividend or recapitalization shall be appropriately allocated to the Accounts of the affected Participant or Beneficiary.

         (d) Voting of FelCor Stock. Unless otherwise provided under ERISA and consistent with the Trust Agreement, at each annual meeting and special meeting of the stockholders of FelCor, the Trustee shall vote all shares of FelCor Stock except to the extent the Administrative Committee determines it appropriate to appoint an independent fiduciary solely for the purpose of voting such stock in connection with a particular corporate or plan transaction.



                                END OF AMENDMENT

                                   SIGNATURES

         IN WITNESS WHEREOF, the Controlling Company has caused this First Amendment to the Bristol Hotel Management Corporation 401(k) Plan, to be executed effective as of July 27, 1998.

                                         BRISTOL HOTEL MANAGEMENT CORPORATION

                                         The "Controlling Company"

                                         By:
                                            ----------------------------

                                         Title:
                                               -------------------------

                                  EXHIBIT 99.1
                               SECOND AMENDMENT TO

                    THE BRISTOL HOTEL MANAGEMENT CORPORATION

                                   401(k) PLAN

         WHEREAS, effective as of 12 midnight on the 1st day of January, 1998, Bristol Hotel Management Corporation (the "Controlling Company"), merged the Bristol Hotel Management Corporation Profit Sharing Plan and the Bristol Hotel Management Corporation Profit Sharing Plan for Former Employees of Holiday Inn, amended and restated the Plan and renamed the merged plan as the Bristol Hotel Management Corporation 401(k) Plan (the "Plan"); and

         WHEREAS, the Controlling Company adopted Amendment No. One to the Plan as amended and restated, effective July 27, 1998.

         WHEREAS, the Controlling Company now desires to make additional changes to the Plan by adopting this Second Amendment to the Plan effective January 1, 1999, which amendment was made subject to IRS approval which has now been obtained.

         NOW THEREFORE, the Plan is hereby amended effective January 1, 1999 as follows:


                  ARTICLE XI, SECTION 11.3 is amended in its entirety to read as follows:

                  SECTION 11.3 WITHDRAWALS BEFORE AGE 59-1/2 NOT ON ACCOUNT OF HARDSHIP.


(a) Additional Withdrawal Rights of Former Employees of Holiday Inn. A participant who had an Account under the Bristol Hotel Management Corporation Profit Sharing Plan for Former Employees of Holiday Inn shall have the following additional withdrawal right:

         (1) A Participant, who has not attained age 59-1/2 and who is an employee of an Affiliate, may request, not on account of a hardship, a withdrawal of all or part of his vested Account attributable to contributions made prior to January 1, 1998, other than any amounts attributable to Before-Tax Contributions or recharacterized excess contributions, and his Prior Pension Plan Account.

         (2) No Matching Contribution amount may be withdrawn unless the Participant has been participating in the Plan (including the period of participation in the Holiday Inn Plan) for at least sixty (60) months prior to the month of withdrawal or unless the amounts being withdrawn have been held by the Trust Fund for at least twenty-four (24) months.

(b) Additional Withdrawal Rights of Certain Former Craigshire Employees. A former employee of Craigshire Hotel Company, L.P. who became an Employee of the Controlling Company in connection with the acquisition of the Holiday Inn St. Louis Westport Hotel on October 1, 1997 and whose Account Balance consists solely of a Transfer Account containing forfeitures allocated under the Craigshire Hotel Company, L.P. 401(k) Plan (plus earnings and losses allocated to such Transfer Account) may elect to withdraw his entire Account Balance at any time.


                                END OF AMENDMENT

                                   SIGNATURES

         IN WITNESS WHEREOF, the Employer has caused this Second Amendment to the Bristol Hotel Management Corporation 401(k) Plan, to be executed as of the ______ day of ___________, 1999.


                                          BRISTOL HOTEL MANAGEMENT CORPORATION

                                          The "Employer"

                                          By:
                                             ------------------------------


                                          Title:
                                                ---------------------------

                                  EXHIBIT 99.1
                               THIRD AMENDMENT TO

                    THE BRISTOL HOTEL MANAGEMENT CORPORATION

                                   401(k) PLAN


         WHEREAS, effective as of 12 midnight on the 1st day of January, 1998, Bristol Hotel Management Corporation (the "Employer") merged the Bristol Hotel Management Corporation Profit Sharing Plan (the "Plan") and the Bristol Hotel Management Corporation Profit Sharing Plan for Former Employees of Holiday Inn, amended and restated the Plan and renamed the merged plan as the Bristol Hotel Management Corporation 401(k) Plan (the "Plan");

         WHEREAS, the Employer made additional changes to the Plan as a result of the spin-off and merger of Bristol Hotel Company with FelCor Suite Hotels, Inc. by adopting the First Amendment to the Plan to be effective July 27, 1998; and

         WHEREAS, the Employer proposed additional changes to the Plan by the Proposed Second Amendment which was subject to IRS approval; and

         WHEREAS, the IRS has requested certain additional changes to the Plan as a condition of issuing a favorable determination letter; and

         WHEREAS, the Employer now desires to make the changes requested by the IRS and also to make certain other clarifying changes, including minor changes to certain of the provisions adopted in the First Amendment, by adopting this Third Amendment to the Plan.

         NOW THEREFORE, the Plan is hereby further amended as follows:

         ARTICLE I, SECTIONS 1.1(b) AND (f) are amended in their entirety, effective January 1, 1998, to read as follows:

(b) ACP or Average Contribution Percentage shall mean, with respect to a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each

         Participant in such group and rounded to the nearest 1/100th of a percent) of (i) the total of the amount of Matching Contributions and Discretionary Matching Contributions and, to the extent designated by the Administrative Committee and permissible under Code Section 401(a) and 401(m) and applicable guidance thereunder, the Before-Tax and/or Supplemental Contributions (excluding Before-Tax and Supplemental Contributions counted for purposes of Section 6.3 and any Contributions returned to a Participant or otherwise removed from his Account to correct excess Annual Additions) actually paid to the Trustee on behalf of each such Participant for a specified Plan Year, to (ii) such Participant's Compensation for such specified Plan Year. The ACP for the Highly Compensated Employee group shall be determined for the current year and the ACP for the Non-Highly Compensated Employee group shall be determined for the prior plan year. If a Highly Compensated Employee participates in the Plan and one or more other plans of any Affiliates to which matching contributions are made (other than a plan for which aggregation with the Plan is not permitted), the matching contributions made with respect to such Highly Compensated Employee shall be aggregated for purposes of determining his ACP. The ACP shall be rounded to the nearest 1/100th of a percent and shall be calculated in a manner consistent with the terms of Code Section 401(m) and the regulations promulgated thereunder. If a Participant is eligible to participate in the Plan for all or a portion of a Plan Year by reason of satisfying the eligibility requirements of Article II, but makes no Before-Tax Contributions which are taken into account (as described above) for purposes of calculating his ACP, and if he receives no allocations of Matching Contributions, Discretionary Matching Contributions or Supplemental Contributions which are taken into account (as described above) for purposes of calculating his ACP, such Participant's ACP for such Plan Year shall be zero. Notwithstanding anything to the contrary contained herein, for purposes of determining the ACP for the first Plan Year for the Active Participants who are not Highly Compensated Employees, rules similar to the rules of Code
         Section 401(k)(3)(E) shall apply (see Section 1.1 (f) of this Plan).

(f) ADP or Actual Deferral Percentage shall mean, with respect to a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group and rounded to the nearest 1/100th of a percent) of (i) the total of the amount of Before-Tax Contributions (excluding Before-Tax Contributions, if any, designated by the Administrative Committee to be taken into account under Section 6.4(c)(1) to help satisfy the ACP Tests, or returned to a Participant to correct excess Annual Additions) and, to the extent designated by the Administrative Committee and permissible under Code Sections 401(a) and 401(k) and applicable guidance thereunder, the Supplemental Contributions [excluding Supplemental Contributions counted for purposes of Section 6.4(c)] actually paid to the Trustee on behalf of each such Participant for a specified Plan Year, to (ii) such Participant's Compensation for such specified Plan Year. The ADP for the Highly Compensated Employee group shall be determined for the current Plan Year and the ADP for the Non-Highly Compensated Employee group shall be determined for the prior Plan Year. If a Highly Compensated Employee participates in the Plan and one or more other plans of any Affiliates to which before-tax contributions are made (other than a plan for which aggregation with the Plan is not permitted), the before-tax contributions made with respect to such Highly Compensated Employee shall be aggregated for purposes of determining his ADP. The ADP shall be rounded to the nearest 1/100th of a percent and shall be calculated in a manner consistent with the terms of Code Section 401(k) and the regulations promulgated thereunder. If a Participant is eligible to participate in the Plan for all or a portion of a Plan Year by reason of satisfying the eligibility requirements of
         Article II but makes no Before-Tax Contributions and receives no allocation of Supplemental Contributions, which the Administrative Committee takes into account for purposes of the ADP Tests, such Participant's ADP for such Plan Year shall be zero percent. Notwithstanding anything herein to the contrary, if the Plan is determined not to be "successor plan" within the meaning of Code
         Section 401(k)(3)(E), in the case of the first Plan Year, the amount taken into account as the ADP for the Active Participants who are not Highly Compensated Employees for the proceeding Plan Year shall be: (i) 3 percent or (ii) if the Controlling Company makes an election under Code Section 401(k)(3)(E)(ii), the ADP for the Active Participants who are not Highly Compensated Employees determined for such first Plan Year.

                  ARTICLE VI, SECTIONS 6.3(c) is amended in its entirety, effective January 1, 1998, to read as follows:

(c) Adjustments to Actual Deferral Percentages. In the event that the initial allocation of the Before-Tax Contributions for a Plan Year does not satisfy one of the ADP Tests, the Administrative Committee shall cause the Before-Tax Contributions for such Plan Year to be adjusted in accordance with one or a combination of the following options:

         (1) To the extent permissible under Code Sections 401(a) and 401(k) and applicable guidance thereunder, the Administrative Committee may cause the Participating Companies to make, with respect to such Plan Year, Supplemental Contributions on behalf of, and allocable to, the Eligible Participants described in Section 5.3 with respect to such Plan Year. Such Supplemental Contributions shall be allocated among such Eligible Participants pursuant to one of the methods described in Section 5.3 as directed by the Administrative Committee.

         (2) By the last day of the Plan Year following the Plan Year in which the annual allocation failed both of the ADP Tests, the Administrative Committee may direct the Trustee to reduce the Before-Tax Contributions taken into account with respect to Highly Compensated Employees under such failed ADP Tests by an amount necessary to satisfy one of the ADP Tests in accordance with

                  Section 6.3(c)(2)(A). Any amount by which Before-Tax Contributions are so reduced (plus any earnings attributable thereto for the Plan Year during which such contributions were made, calculated in accordance with Code Section 401(k) and applicable guidance thereunder) shall be distributed to the Highly Compensated Employees in accordance with Section 6.3(c)(2)(B). The amount of Before-Tax Contributions that are to be distributed under this section shall first be reduced by the amount of excess Elective Deferrals distributed for such Plan Year pursuant to Section 6.2. The dollar amount of the required reduction in Before-Tax Contributions ("Excess Contributions") and the refund of the Excess Contributions shall be determined in accordance with the following procedures:


                  (A) First, the Before-Tax Contributions of the Highly Compensated Employee(s) with the highest ADP for such Plan Year shall be reduced by the lesser of (i) the entire dollar amount necessary to satisfy one of the ADP Tests, or (ii) that part of the dollar amount necessary to satisfy one of the ADP Tests as shall cause the ADP of each such Highly Compensated Employee to equal the ADP of each of the Highly Compensated Employees with the next highest ADP for such Plan Year.

                           Substantially identical steps shall be followed for making further reductions in the ADP of each of the Highly Compensated Employees with the next highest ADP for such Plan Year (including the ADP of the Highly Compensated Employees whose ADP was reduced in the preceding step(s)) until one of the ADP Tests has been satisfied. This determines the total dollar amount of the Excess Contributions.

                  (B) The amount of Excess Contributions to be distributed to each Highly Compensated Employee is determined as follows. First, the Before-Tax Contribution of the Highly Compensated Employee with the highest dollar amount of Before-Tax Contributions are reduced by the lesser of (i) the amount required to cause that Highly Compensated Employee's Before-Tax Contributions to equal the dollar amount of the Before-Tax Contributions of the Highly Compensated Employee with the next highest dollar amount of Before-Tax Contributions, or (ii) that dollar amount which equals the total of the Excess Contributions.

                           Substantially identical steps shall be followed for making further reductions in the Before-Tax Contributions of each of the Highly Compensated Employees with the next highest dollar amount of Before-Tax Contributions (including the Before-Tax Contributions of the Highly Compensated Employees whose Before-Tax Contributions were reduced in the preceding step(s)) until the total amount of the Excess Contributions has been reduced. The amount by which each affected Highly Compensated Employee's Before-Tax Contributions have been reduced will be distributed to the Highly Compensated Employee (plus any earnings for the Plan Year during which such contributions were made, calculated in accordance with Code Section 401(k) and applicable guidance).

                           In addition, to the extent that a Highly Compensated Employee's Before-Tax Contributions are distributed pursuant to this section, any Matching or Discretionary Matching Contributions made on behalf of a Highly Compensated Employee which are attributable to the distributed Before-Tax Contributions shall be forfeited. If the distribution of Excess Contributions is made as provided above, the test provided in Code Section 401(k)(3) shall be deemed to be met regardless of whether the test provided in Section 6.3(a), if recalculated after distribution of the Excess Contributions, would satisfy Code Section 401(k)(3). For purposes of Code
                           Section 401(m)(9), if a corrective distribution of Excess Contributions has been made, the Actual Deferral Percentage for Highly Compensated Employees is deemed to be the largest amount permitted under Code Section 401(k)(3).

                  ARTICLE VI, SECTIONS 6.4(c) is amended in its entirety, effective January 1, 1998, to read as follows:

(c) Adjustments to Average Contribution Percentages. In the event that the allocation of the Before-Tax, Matching and Discretionary Matching for a Plan Year, after the application of subsections (a) and (b) hereof, does not satisfy one of the ACP Tests, the Administrative Committee shall cause such Before-Tax, Matching and/or Discretionary Matching for the Plan Year to be adjusted in accordance with one or a combination of the following options:

         (1) To the extent permissible under Code Sections 401(a) and 401(k) and applicable guidance thereunder, the Administrative Committee may cause the Participating Companies to make, with respect to such Plan Year, Supplemental Contributions on behalf of, and specifically allocable to, the Eligible Participants described in Section 5.3 with respect to such Plan Year. Such Supplemental Contributions shall be allocated among the affected Eligible Participants pursuant to the methods described in Section 5.3. Alternatively or in addition, the Administrative Committee may add a portion of the Before-Tax Contributions, that are made for the Plan Year by the Participants who are not Highly Compensated Employees and that are not needed for the Plan to satisfy the ADP Tests for the Plan Year, to the

                  Matching Contributions and/or Discretionary Matching Contributions for such Participants to increase the ACP for such Participants.

         (2) By the last day of the Plan Year following the Plan Year in which the annual allocation failed both of the ACP Tests, the Administrative Committee may direct the Trustee to reduce the Matching Contributions and/or Discretionary Matching Contributions taken into account with respect to Highly Compensated Employees under such failed ACP Tests by an amount necessary to satisfy one of the ACP Tests in accordance with
                  Section 6.4(c)(2)(A). The amount by which Matching Contributions and/or Discretionary Matching Contributions are to be reduced (plus any earnings attributable thereto for the Plan Year during which such contributions were made, calculated in accordance with Code Section 401(m) and applicable guidance thereunder) shall be forfeited; provided, if the Matching Contributions and Discretionary Matching Contributions to be reduced are vested and therefore may not be forfeited, those Matching Contributions and/or Discretionary Matching Contributions (plus any earnings attributable thereto for the Plan Year during which such contributions were made, calculated in accordance with Code
                  Section 401(m) and applicable guidance thereunder) shall be distributed to the Highly Compensated Employees, all as determined in accordance with Section 6.4(c)(2)(B). The dollar amount of the reduction in Matching Contributions and Discretionary Matching Contributions ("Excess Aggregate Contributions") and the forfeiture or distribution of the Excess Aggregate Contributions shall be determined in accordance with the following procedures:

                  (A) First, the Matching Contributions and Discretionary Matching Contributions of the Highly Compensated Employee(s) with the highest ACP for such Plan Year shall be reduced by the lesser of (i) the entire dollar amount necessary to satisfy one of the ACP Tests, or (ii) that part of the dollar amount necessary to satisfy one of the ACP Tests as shall cause the ACP of each such Highly Compensated Employee to equal the ACP of each of the Highly Compensated Employees with the next highest ACP for such Plan Year.

                           The Administrative Committee shall follow substantially identical steps for making further reductions in the ACP of each of the Highly Compensated Employees with the next highest ACP for such Plan Year (including the ACP of the Highly Compensated Employees whose ACP was reduced in the preceding step(s)) until one of the ACP Tests has been satisfied. This determines the total dollar amount of the Excess Aggregate Contribution.

                  (B) The amount of Excess Aggregate Contributions to be forfeited and/or distributed to each Highly Compensated Employee is determined as follows. First, the Matching and Discretionary Matching Contributions of the Highly Compensated Employee with the highest dollar amount of Matching and Discretionary Matching Contributions are reduced by the lesser of (i) the dollar amount required to cause that Highly Compensated Employee's Matching and Discretionary Matching Contributions to equal the dollar amount of the Matching and Discretionary Matching Contributions of the Highly Compensated Employee with the next highest dollar amount of Matching and Discretionary Matching Contributions, or (ii) that dollar amount which equals the total of the Excess Aggregate Contributions.

                           Substantially identical steps shall be followed for making further reductions in the Matching and Discretionary Matching Contributions of each of the Highly Compensated Employees with the next highest dollar amount of Matching and Discretionary Matching Contributions (including the Matching and Discretionary Matching Contributions of the Highly Compensated Employees whose Matching and Discretionary Matching Contributions were reduced in the preceding step(s)) until the total amount of the Excess Aggregate Contributions have been reduced. The amount by which each affected Highly Compensated Employee's Matching and Discretionary Matching Contributions has been reduced will be forfeited and/or distributed to the Highly Compensated Employee (plus any earnings for the Plan Year during which such contributions were made, calculated in accordance with Code Section 401(m) and applicable guidance).

                           In no case shall the amount of Excess Aggregate Contributions to be forfeited and/or distributed with respect to any Highly Compensated Employee exceed the amount of Matching and Discretionary Matching Contributions made on behalf of such Highly Compensated Employee for such Plan Year. If the distribution of Excess Aggregate Contributions is made as provided above, the test provided in Code
                           Section 401(m)(2) shall be deemed to be met regardless of whether the test provided in Section 6.4(a), if recalculated after distribution of the Excess Aggregate Contributions, would satisfy Code
                           Section 401(m)(2). For purposes of Code Section 401(m)(9), if a corrective distribution of Excess Aggregate Contributions has been made, the Actual Contribution Percentage for Highly Compensated Employees is deemed to be the largest amount permitted under Code Section 401(m)(2).

                  ARTICLE VII, SECTION 7.2(b)(2) is amended in its entirety, effective July 27, 1998, to read as follows:


          (2) The Plan received certain shares of stock of FelCor Suite Hotels, Inc. ("FelCor") in connection with the spin-off and merger of Bristol Hotel Company with FelCor. In connection with these transactions, the Plan received, 1/2 share of stock of Bristol Hotel and Resorts, Inc. and .685 share of stock of FelCor ("FelCor Stock") in exchange for each share of Bristol Hotel Company stock owned by the Plan. The FelCor Stock has been segregated into a separate investment fund to be known as the FelCor Stock Fund and notwithstanding anything to the contrary in this Plan, the following provisions shall apply with regard to such fund. A Participant may elect, at any time on or before September 30, 1999, in accordance with the provisions of Section 7.3, to transfer all of the Participant's existing Account that is invested in the FelCor Stock Fund to another Investment Fund available under the Plan (no partial transfers shall be permitted). Notwithstanding anything to the contrary contained in this Article VII or elsewhere in the Plan, in no event may a Participant elect to transfer any portion of his existing Account or future Contributions to the FelCor Stock Fund. As of September 30, 1999, Participants shall be required to elect to transfer any portion of their Account remaining in the FelCor Stock Fund to another Investment Fund available under the Plan. If a Participant with any amount of the Participant's Account invested in the FelCor Stock Fund fails to redirect all or any part of such amount as of September 30, 1999, the remaining portion of a Participant's Account invested in the FelCor Stock Fund shall automatically be reinvested in accordance with the Participant's then current investment directions for future Contributions. As soon as practicable after September 30, 1999, the FelCor Stock Fund shall be liquidated and on or after October 1, 1999, the FelCor Stock Fund shall not be available for investments under the Plan.

                  ARTICLE VII, SECTION 7.9(a) is amended in its entirety, effective July 27, 1998, to read as follows:


(a) Holding of FelCor Stock by Trustee. The Trustee is authorized to hold shares of FelCor Stock received in connection with the spin-off and merger of Bristol Hotel Company and FelCor until October 1, 1999; provided, however, that the Trustee shall sell shares of FelCor Stock prior to October 1, 1999 as necessary to carry out Participants' elections to transfer the portion of their existing Account Balance invested in the FelCor Stock Fund to another Investment Fund. As soon as practicable on or after October 1, 1999, the Trustee shall sell all remaining shares of FelCor Stock and reinvest the proceeds in accordance with Participant elections (or in the absence of a proper election, in accordance with Section 7.2(b)(2)) and thereafter, no FelCor stock shall be held in the Plan.

                  ARTICLE IX, SECTION 9.1(b)(4) is hereby amended in its entirety, effective January 1, 1998, to read as follows:


         (4) Notwithstanding anything in the Plan to the contrary, the Participant's benefit payments shall be made (or commence) no later than the April 1 following the calendar year in which the Participant attains age 70 1/2 or if later, the calendar year in which the Participant actually separates from service with all Affiliates. Notwithstanding the foregoing, the Participant may elect to have the Plan commence distributions to the Participant as of the April 1 following the calendar year in which the Participant attains age 70 1/2; if the Participant does not so elect, the Participant shall be deemed to have elected to defer payment commencement until the April 1 following the calendar year in which the Participant actually separates from service with all Affiliates. Provided further that notwithstanding the foregoing, with respect to
                  (i) the Prior Pension Plan Account of any Participant and (ii) the total Account of any 5% owner (within the meaning of Code
                  Section 416(i)(1)), payments shall commence no later than the April 1 following the calendar year in which the Participant attains age 70 1/2 without regard to whether he has actually separated from service with all Affiliates prior to such date. All distributions will be made in accordance with Code Section 401(a)(9), the regulations promulgated under Code Section 401(a)(9), including Treasury Regulation Section 1.401(a)(9)-2 (relating to incidental benefit limitations) and any other provisions reflecting the requirements of Code Section 401(a)(9) and prescribed by the Internal Revenue Service; and the terms of the Plan reflecting the requirements of Code
                  Section 401(a)(9) override the distribution options (if any) in the Plan which are inconsistent with those requirements.


                  ARTICLE IX is hereby further amended effective January 1, 1998, by the addition of the following new SECTION 9.1(e):

(e) Same Desk Rule. Notwithstanding anything to the contrary contained in this Plan, in no event shall a distribution be made to a Participant under this Article IX on account of termination of employment if the Participant has not had a "separation from service" within the meaning of Code Section 401(k) and IRS guidance thereunder. A Participant who ceases to be an Employee of Bristol due to a sale, merger or similar corporate event affecting an owned or leased property, a takeover of a managed property by another manager, or other similar change in employer, but who continues to work at the same property and in the same or substantially the same job for a different employer shall be deemed not to have had a "separation from service." Distribution from the Plan to a Participant affected by this provision shall be made only when the Participant ceases to work at the same property and in the same or substantially the same job. A Participant affected by this provision will continue to be treated as a Participant in the Plan until he receives a distribution, however, no additional contributions will be made for the Participant, the Participant's Account will continue to be credited with earnings (and losses, if any) in accordance with the Participant's investment elections and the Participant can make changes to investment directions in the same manner as an active Participant. The Participant will also remain eligible to take a withdrawal in the event of a hardship as permitted under the Plan. The Participant can also continue to make repayments on existing outstanding loans so long as the loan is not in default but will not be permitted to take new loans from the Plan. This section is intended to ensure that the Plan complies with the IRS' "same desk" rule and the Administrative Committee, in its sole discretion, shall interpret and apply this provision to ensure that the Plan remains in compliance with such rule.

                  ARTICLE IX, SECTION 9.7 is hereby amended in its entirety, effective January 1, 1999, to read as follows:

In the event a Participant, Beneficiary or Joint Annuitant becomes entitled to benefits under the Plan and the Administrative Committee is unable to locate such Participant, Beneficiary or Joint Annuitant (after such diligent efforts as the Administrative Committee in its sole discretion deems appropriate) within six (6) months from the date upon which he becomes so entitled, the full Account of the Participant shall be deemed abandoned and shall be used to reduce the Participating Companies' obligations to make Matching or Supplemental Contributions as the Administrative Committee in its sole discretion may direct; provided, in the event such Participant, Joint Annuitant or Beneficiary is located and makes a claim prior to the termination and final liquidation of the Plan, the amount of the abandoned Account (unadjusted for any investment gains or losses from the time of abandonment) shall be restored (from abandoned Accounts, Forfeitures, Trust earnings or Contributions made by the Participating Companies) to such Participant, Joint Annuitant or Beneficiary, as appropriate; and, provided further, the Administrative Committee, in its sole discretion, may delay the deemed date of abandonment of any such Account for a period longer than the prescribed six (6) months, but not longer than the period required for escheat under applicable state law, if it believes that it is in the best interest of the Plan to do so.


                                END OF AMENDMENT


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

                                   SIGNATURES

         IN WITNESS WHEREOF, the Employer has caused this Third Amendment to the Bristol Hotel Management Corporation 401(k) Plan, to be executed as of the ______ day of ___________, 1999.

                                            BRISTOL HOTEL MANAGEMENT CORPORATION
                                            The "Employer"

                                            By:
                                               ------------------------------

                                            Title:
                                                  ---------------------------



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